UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Eleven Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction: $60,200,000
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED JUNE 20, 2016

[                    ], 2016

Dear Eleven Biotherapeutics, Inc. Stockholder:

You are cordially invited to our Special Meeting of Stockholders on [                    ], [                    ], 2016, beginning at [            ] a.m., Eastern time, at WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109. The enclosed notice of Special Meeting of Stockholders sets forth:

•	a proposal (the “License Transaction Proposal”) to authorize the transactions contemplated by the License Agreement, dated as of June 10, 2016 (the “License Agreement”), by and between Eleven Biotherapeutics, Inc., F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., including the grant of the exclusive licenses thereunder (the “License Transaction”), and

•	a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal.

After careful consideration, our board of directors has unanimously approved the License Transaction and recommends that you vote “FOR” the License Transaction Proposal and vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal.

The enclosed Notice of Special Meeting and Proxy Statement explain in further detail the License Transaction Proposal and the proposal to adjourn the Special Meeting, if necessary or appropriate, and provide specific information regarding the Special Meeting.

On behalf of our board of directors, thank you for your continued support.

Very truly yours,

Daniel S. Lynch

Chairman of the Board of Directors

Abbie C. Celniker, Ph.D.

Chief Executive Officer, Director

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED JUNE 20, 2016

ELEVEN BIOTHERAPEUTICS, INC.

215 First Street, Suite 400

Cambridge, MA 02142

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS

to be held on [                    ], [                    ], 2016

A special meeting of stockholders of Eleven Biotherapeutics, Inc., a Delaware corporation (the “Company”), will be held on [                    ], [                    ], 2016, beginning at [            ] a.m., Eastern time, at WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109 (the “Special Meeting”). At this meeting, you will be asked:

1. To consider and vote on a proposal (the “License Transaction Proposal”) to authorize the transactions contemplated by the License Agreement, dated as of June 10, 2016 (the “License Agreement”), by and between the Company, F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., including the grant of the exclusive licenses thereunder (the “License Transaction”);

2. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal; and

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

After careful consideration, our board of directors has unanimously approved the License Transaction Proposal and is recommending that stockholders vote “FOR” the License Transaction Proposal and vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal.

Stockholders of record at the close of business on June 27, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. The License Transaction may constitute the sale of all or substantially all of the property and assets of the Company within the meaning of Section 271 of the Delaware General Corporation Law (the “DGCL”). While the Delaware statute does not define the term “sale” or the phrase “all or substantially all,” we believe the License Transaction Proposal requires approval by the affirmative vote of holders of a majority of our outstanding common stock entitled to vote thereon pursuant to the DGCL.

Please review in detail the attached Proxy Statement for a more complete statement regarding the License Transaction Proposal, including a description of the License Agreement, the background of the decision to enter into the License Agreement, the reasons that our board of directors has decided to recommend that you approve the License Transaction Proposal and the section beginning on page 11 titled “Risk Factors,” describing certain risk factors relating to the License Transaction. Because of the significance of the License Transaction, your participation in the Special Meeting, in person or by proxy, is especially important. We hope that you will be able to attend the Special Meeting.

By order of the board of directors,

Abbie C. Celniker, Ph.D.

Chief Executive Officer

Cambridge, Massachusetts

[                    ], 2016

YOU MAY OBTAIN ADMISSION TO THE SPECIAL MEETING BY IDENTIFYING YOURSELF AT THE SPECIAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON JUNE 27, 2016 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

i

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of Eleven Biotherapeutics, Inc. (hereinafter “we,” “us,” “our,” the “Company” or “Eleven”) for use at a special meeting of stockholders of the Company to be held on [                    ], [                    ], 2016, beginning at [            ] a.m., Eastern time, at WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109 (the “Special Meeting”). The Proxy Statement and the enclosed proxy card were first made available to stockholders on or about [                    ], 2016.

At the Special Meeting, our stockholders will consider and vote upon the following proposals:

1.	To consider and vote on a proposal (the “License Transaction Proposal”) to authorize the transactions contemplated by the License Agreement, dated as of June 10, 2016 (the “License Agreement”), by and between the Company, F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., including the grant of the exclusive licenses thereunder (the “License Transaction”);

2.	To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal; and

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

After careful consideration, our board of directors (the “Board”) unanimously approved the License Transaction and recommends that you vote “FOR” the License Transaction Proposal and vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal.

The License Transaction may constitute the sale of all or substantially all of the property and assets of the Company within the meaning of Section 271 of the Delaware General Corporation Law (the “DGCL”). While the Delaware statute does not define the term “sale” or the phrase “all or substantially all,” we believe the License Transaction Proposal requires approval by the affirmative vote of holders of a majority of our outstanding common stock entitled to vote thereon pursuant to the DGCL. Stockholders of record at the close of business on June 27, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. On the Record Date, there were outstanding and entitled to vote an aggregate of [            ] shares of our common stock, par value $0.001 per share (“common stock”). Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Special Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised.

The costs of preparing, assembling and mailing this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by the Company. In addition to the solicitation of proxies by mail, directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies by personal interview, e-mail, telephone, facsimile or other means of communication. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

These transactions have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”), and the SEC has not passed upon the fairness or merits of these transactions nor upon the accuracy or adequacy of the information contained in this Proxy Statement. Any representation to the contrary is unlawful.

Summary Term Sheet

This summary highlights information included elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider before voting on the proposals presented in this Proxy Statement. You should read the entire Proxy Statement carefully, including the appendices attached hereto.

•	The License Transaction. Under the License Agreement, F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, “Roche”) will obtain an exclusive, worldwide license, including the right to sublicense, to our patent rights and know-how related to our monoclonal antibody EBI-031 or any other IL-6 antagonist anti-IL-6 monoclonal antibody, any product containing such an antibody or any companion diagnostic (“Companion Diagnostic”) used to predict or monitor response to treatment with any such product (collectively, the “Licensed Intellectual Property”), in exchange for an up-front license fee of $7.5 million and up to an additional $262.5 million of milestone payments, as well as royalty payments on Net Sales (as defined below) in respect of certain Licensed Products (as defined below) made with the Licensed Intellectual Property in accordance with a tiered royalty rate scale, subject to the exercise of certain buy-out rights of Roche as further described below.

•	Reasons for the License Transaction. Our Board considered a number of factors before deciding to enter into the License Transaction, including, among other things, the up-front, milestone and royalty payments and potential buy-out amounts to be paid by Roche, the diligent process the Company has undertaken with respect to available strategic alternatives, the future business prospects of the Company in lieu of the License Transaction and the other terms and conditions of the License Agreement.

•	Board Recommendation. Our Board has unanimously recommended the License Transaction Proposal and has directed that it be submitted to our stockholders for approval. Our Board recommends that you vote “FOR” the License Transaction Proposal and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. You should read “Proposal 1: The License Transaction Proposal” for a description of the factors the Board considered in deciding to recommend the approval of the License Transaction Proposal.

•	Required Vote. Approval of the License Transaction Proposal requires the affirmative vote of the holders of a majority of our shares of common stock entitled to vote thereon. Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal, requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the Special Meeting and voting on such proposal.

•	U.S. Federal Income Tax Consequences. Our stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the License Transaction. See “Proposal No. 1: The License Transaction Proposal—U.S. Federal Income Tax Consequences” for a general summary of the U.S. federal income tax consequences of the License Transaction.

•	Risk Factors. The License Transaction involves a number of risks, including:

•	The announcement and pendency of the License Transaction, whether or not consummated, may adversely affect the trading price of our common stock and our business prospects.

•	We cannot be sure if or when the License Transaction will become effective and, even if it does become effective in accordance with its terms, whether we will receive any future payments pursuant to the License Agreement, which may adversely affect the trading price of our common stock and our business prospects.

•	We have not made any determination whether to distribute or pay any dividends to stockholders, including with respect to any of the proceeds of the License Agreement.

•	The License Agreement limits our ability to pursue alternatives to the License Transaction.

•	If the License Transaction is not consummated for any reason, we may not have any comparable offers or alternatives.

•	Our common stock may be delisted from The Nasdaq Global Market if we fail to satisfy the continued listing standards of that market.

•	We will continue to incur the expenses of complying with public company reporting requirements following the effectiveness of the License Agreement.

Key Terms of the License Agreement

Below is a summary of certain key terms contained in the License Agreement.

•	Rights to be Licensed. Pursuant to the terms of the License Agreement, we will grant Roche an exclusive, worldwide license, including the right to sublicense, to the Licensed Intellectual Property to make, have made, use, have used, register, have registered, sell, have sold, offer for sale, import and export Compounds (as defined below), Products (as defined below) and Companion Diagnostics.

•	Purchase Price. Roche will pay us an up-front license fee, certain milestone payments if specified regulatory, development and commercial milestones are achieved, and royalty payments on Net Sales if products covered by the Licensed Intellectual Property are sold.

•	Diligence. Under the License Agreement, Roche will use commercially reasonable efforts to develop and commercialize Products that contain Licensed Compounds (as defined below). Roche will be deemed to have used commercially reasonable efforts with respect to such obligation if it develops and commercializes at least one Licensed Product in at least one Indication (as defined below) in the United States and in the European Union.

•	Buy-Out Options. The License Agreement provides for two “option periods” during which Roche may elect to make a one-time payment to us and, in turn, terminate its diligence, milestone and royalty payment obligations under the License Agreement. Specifically, (i) Roche may exercise a buy-out option following the first dosing (“Initiation”) in the first Phase II Study (as defined below) for a Licensed Product until the day before Initiation of the first Phase III Study (as defined below) for a Licensed Product, in which case Roche will pay us $135.0 million within 30 days after Roche’s exercise of such buy-out option and receipt of an invoice from us, or (ii) Roche may exercise a buy-out option following the day after Initiation of the first Phase III Study for a Licensed Product until the day before the acceptance for review (“Filing”) by the United States Food and Drug Administration (“FDA”) or other regulatory authority of a biologics license application or similar application for marketing approval (a “BLA”) for a Licensed Product in either the United States or in the European Union, in which case Roche will pay us, within 30 days after Roche’s exercise of such buy-out option and receipt of an invoice from us, $265.0 million (which amount would be reduced to $220.0 million if none of the our patent rights containing a composition of matter claim covering any compound or Licensed Product has issued in the European Union).

•	Representations and Warranties. We have made a number of customary representations and warranties to Roche in the License Agreement, including, among other things, representations relating to our ownership of the Licensed Intellectual Property, our disclosure to Roche of certain clinical data related to the Licensed Intellectual Property, the absence of litigation and our authorization and right to enter into the License Agreement.

•	Conditions to Effectiveness. If the License Transaction Proposal is approved by our stockholders, the License Agreement shall automatically become effective on the following business day; provided that no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, stay, decree, judgment or injunction or statute, rule or regulation which has the effect of prohibiting the consummation of the transactions contemplated by the License Agreement.

•	Termination. The License Agreement may be terminated in the following circumstances:

•	in its entirety or on a country-by-country basis by either party following effectiveness of the License Agreement if the other party is in breach of any of its material obligations under the License Agreement and fails to cure such breach within 90 days of receiving written notice thereof, although if the allegedly-breaching party in good faith disputes the existence of such breach or its failure to cure such breach, the non-breaching party’s right to terminate will be delayed until the dispute is resolved in the non-breaching party’s favor and the breaching party will have any remaining portion of its cure period to cure such breach;

•	in its entirety or on a Product-by-Product or country-by-country basis by Roche following effectiveness of the License Agreement by providing advanced written notice;

•	by us if, prior to the first Filing of a BLA for a Licensed Product, there is a period of twelve months where Roche is not conducting material development activities with respect to the Licensed Products;

•	by Roche following effectiveness of the license under the License Agreement by providing written notice if we are debarred, disqualified, suspended, excluded, or otherwise declared ineligible from certain federal or state agencies or programs;

•	automatically if we fail to get approval of the License Transaction Proposal by holders of a majority of our outstanding common stock entitled to vote thereon pursuant to the DGCL at the Special Meeting;

•	by Roche if the Special Meeting does not occur within 75 days following execution of the License Agreement; or

•	by either party prior to the effective date of the license under the License Agreement if our Board has approved or recommended to the stockholders of the Company an unsolicited alternative strategic transaction with respect to the Licensed Intellectual Property that the Board has determined, in good faith (after consultation with outside counsel and its financial advisors) is, or could reasonably be expected to lead to such an alternative strategic transaction which is, more favorable to the Company or its stockholders than the License Transaction, taking into account all the terms and conditions of such proposal or offer, and which is reasonably capable of being completed on the terms proposed.

•	Indemnification. We have agreed to indemnify Roche for any losses, expenses, costs of defense and amounts Roche becomes legally obligated to pay due to claims from a third party to the extent resulting from our breach of the License Agreement or activities related to Licensed Products conducted by us or on our behalf, except to the extent such losses, expenses, costs and amounts are due to Roche’s breach of the License Agreement or the gross negligence or willful misconduct or failure to act of Roche, its affiliates or sublicensees. Roche has agreed to indemnify us for any losses, expenses, cost of defense and amounts we become legally obligated to pay due to a claim from a third party to the extent resulting from the breach of the License Agreement by Roche or activities related to Licensed Products conducted by or on behalf of Roche or any of its affiliates or sublicensees, except to the extent such losses, expenses, costs and amounts are due to our breach of the License Agreement or our gross negligence or willful misconduct or failure to act.

ELEVEN BIOTHERAPEUTICS, INC.

215 First Street, Suite 400

Cambridge, MA 02142

PROXY STATEMENT FOR THE SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD ON [                    ], [                    ], 2016

Information About the Special Meeting and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “board of directors” or the “Board”) of Eleven for use at a Special Meeting of Stockholders (the “Special Meeting”) on [                    ], [                    ], 2016, beginning at [            ] a.m., Eastern time, at WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109. On the Record Date, there were outstanding and entitled to vote an aggregate of [            ] shares of our common stock, par value $0.001 per share (“common stock”). Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Special Meeting.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1) You may vote over the Internet. You may vote your shares by following the “Vote by Internet” instructions on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card.

(2) You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card.

(3) You may vote by mail. You may vote by completing, dating and signing the proxy card delivered with this Proxy Statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

(4) You may vote in person. If you attend the Special Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Special Meeting. Ballots will be available at the Special Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Special Meeting of Stockholders in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to a proposal, the proxy will be voted in accordance with the board of directors’ recommendations on such proposal as set forth in this Proxy Statement.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Special Meeting by doing any one of the following things:

•	submitting a new proxy by following the “Vote by Internet” or “Vote by Phone” instructions on the enclosed proxy card up until 11:59 p.m., Eastern time, the day before the Special Meeting;

•	signing another proxy card and either arranging for delivery of that proxy card by mail by 11:59 p.m., Eastern time, the day before the Special Meeting, or by delivering that signed proxy card in person at the Special Meeting;

•	giving our Corporate Secretary a written notice before or at the Special Meeting that you want to revoke your proxy; or

•	voting in person at the Special Meeting.

Your attendance at the Special Meeting alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which, for convenience, we collectively refer to in this Proxy Statement as brokerage firms, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The approval of the License Transaction (Proposal 1) and the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal (Proposal 2) are each “non-discretionary” items, meaning that if you do not instruct your brokerage firm on how to vote with respect to such proposals, your brokerage firm will not vote with respect to such proposals and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Broker non-votes will not be considered in determining the number of votes cast “FOR” the License Transaction Proposal or the proposal to adjourn the special meeting, if necessary or appropriate.

If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the Record Date in order to be admitted to the Special Meeting. To be able to vote your shares held in street name at the Special Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting. The Special Meeting may be adjourned whether or not a quorum is present. The following votes are required for approval of the proposals being presented at the Special Meeting:

Proposal 1: The License Transaction Proposal. The approval of the License Transaction Proposal requires the affirmative vote of holders of a majority of our outstanding common stock entitled to vote thereon pursuant to the DGCL. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes will have the effect of a vote “AGAINST” the License Transaction Proposal.

Proposal 2: Authority to Adjourn the Special Meeting. The approval to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal, requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the Special Meeting and voting on such proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes will not have any effect on the vote on this proposal.

This Proxy Statement and the enclosed proxy card were first made available to stockholders on or about [                    ], 2016.

Questions and Answers about the Special Meeting

Q: When and where will the Special Meeting take place?

A: The Special Meeting will be held on [                    ], 2016 at [            ] a.m. Eastern time at WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109.

Q: What is the purpose of the Special Meeting?

A: At the Special Meeting, you will be asked to vote upon: (i) the License Transaction Proposal, (ii) the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal and (iii) such other business as may properly come before the Special Meeting.

Q: What is the Record Date for the Special Meeting?

A: Stockholders of record at the close of business on June 27, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

Q: What is the quorum required for the Special Meeting?

A: The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. The Special Meeting may be adjourned whether or not a quorum is present.

Q: What vote is required to approve the License Transaction Proposal to be voted upon at the Special Meeting?

A: The License Transaction Proposal requires the affirmative vote of holders of a majority of our outstanding common stock entitled to vote thereon pursuant to the DGCL.

Q: What vote is required to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to be voted upon at the Special Meeting?

A: This proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the Special Meeting and voting on such proposal.

Q: What are the effects of not voting or abstaining? What are the effects of broker non-votes?

A: If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, your shares will not be counted for purposes of determining the existence of a quorum. Abstentions, but not broker non-votes, will be counted for the purpose of determining the existence of a quorum.

Failures to vote, abstentions and broker non-votes will have the effect of a vote “AGAINST” the License Transaction Proposal. Failures to vote, abstentions and broker non-votes will not have any effect on the vote on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Q: What is the License Transaction?

A: Under the License Agreement, Roche will obtain an exclusive, worldwide license, including the right to sublicense, to our Licensed Intellectual Property, in exchange for an up-front license fee of $7.5 million and up to an additional $262.5 million of milestone payments, as well as royalty payments on Net Sales of certain Licensed Products made with the Licensed Intellectual Property in accordance with a tiered royalty rate scale, subject to the exercise of certain buy-out rights of Roche as further described in “Proposal 1: The License Transaction Proposal—The License Agreement.”

Q: Why did the Company enter into the License Agreement?

A: In the course of reaching its decision to recommend the approval of the License Transaction Proposal by the Company’s stockholders, the Board, in consultation with senior management and its legal advisors, considered a number of factors that the Board believed supported its decision, including, but not limited to, strategic and financial considerations. See “Proposal No. 1: The License Transaction Proposal—Reasons for the License Transaction.”

Q: Why is the License Transaction Proposal being submitted for approval by stockholders?

A: We are organized under the corporate laws of the State of Delaware. The License Transaction may constitute the sale of all or substantially all of the property and assets of the Company within the meaning of Section 271 of the DGCL. While the Delaware statute does not define the term “sale” or the phrase “all or substantially all,” we believe the License Transaction Proposal requires approval by the affirmative vote of holders of a majority of our outstanding common stock entitled to vote thereon pursuant to the DGCL.

Q: Are there any risks to the License Transaction?

A: Yes. You should carefully read the section entitled “Risk Factors.”

Q: Do I have dissenters’ rights in connection with the License Transaction Proposal?

A: Stockholders may vote against the approval of the License Transaction Proposal, but under Delaware law dissenters’ rights are not provided to stockholders in connection with the License Transaction because it does not constitute a merger or consolidation.

Q: When will the License Agreement become effective?

A: If the License Transaction Proposal is approved by our stockholders, the License Agreement will automatically become effective on the following business day; provided that no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, stay, decree, judgment or injunction or statute, rule or regulation which has the effect of prohibiting the consummation of the transactions contemplated by the License Agreement.

Q: What activities does Eleven intend to engage in following the effectiveness of the License Transaction?

A: We continues to engage in a process to review a range of strategic alternatives with a goal to maximize stockholder value. Potential strategic alternatives that we may continue to explore and evaluate during the ongoing review process include, among others, the sale of the Company, a strategic partnership or a business combination with one or more parties or the licensing, sale or divestiture of some of our assets or proprietary technologies that are not related to the License Agreement. We cannot provide any commitment regarding when or if this strategic review process will result in any type of additional transaction and no assurance can be given that we will determine to pursue a potential sale, strategic partnership, business combination or other arrangement. As part of the strategic review process, or if the strategic review process does not result in any additional transaction, we may also consider a distribution to our stockholders of all or a portion of the payments from Roche under the License Agreement.

Q: What are the U.S. federal income tax consequences of the License Transaction to stockholders?

A: The proposed License Transaction by us is entirely a corporate action. Our stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the License Transaction. See “Proposal No. 1: The License Transaction Proposal—U.S. Federal Income Tax Consequences.”

Q: What do I need to do now?

A: Please vote your shares as soon as possible so that your shares may be represented at the Special Meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope, or you may vote in person at the Special Meeting. Alternatively, you may vote by telephone or via the Internet in accordance with the instructions on your proxy card.

Q: Who should I call if I have any questions?

A: If you have questions about the proposals on which you are voting, you may call Leah Monteiro at (617) 714-0619.

Forward Looking Statements

This Proxy Statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Proxy Statement, including statements regarding the potential effectiveness of the License Agreement or receipt of payments thereunder, the future rights and obligations of the parties under the License Agreement, our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and our stockholders should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various important factors, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the License Agreement, the outcome of any legal proceedings that could be instituted against the Company or its directors related to the License Agreement, the inability to consummate the transactions contemplated by the License Agreement due to the failure to obtain the requisite approval of the Company’s stockholders, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 as filed with the SEC and other reports on file with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. In addition, we have included important factors in the cautionary statements included in this Proxy Statement, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, investments or other strategic or business combination transactions we may make or otherwise engage in.

You should read this Proxy Statement carefully and completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Proxy Statement are made as of the date of this Proxy Statement, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS

In addition to the other information contained in this Proxy Statement, you should carefully consider the following risk factors when deciding whether to vote to approve the proposals described in this Proxy Statement. You should also consider the information in our other reports on file with the SEC that are incorporated by reference into this Proxy Statement. See “Available Information.”

The announcement and pendency of the License Transaction, whether or not consummated, may adversely affect the trading price of our common stock and our business prospects.

The announcement and pendency of the License Transaction, whether or not consummated, may adversely affect the trading price of our common stock and our business prospects. In the event that the License Transaction is not completed, the announcement of the termination of the License Agreement may also adversely affect the trading price of our common stock and our business prospects.

We cannot be sure if or when the License Transaction will become effective and, even if it becomes effective in accordance with its terms, whether we will receive any future payments pursuant to the License Agreement, each of which may adversely affect the trading price of our common stock and our business prospects.

The effectiveness of the license under the License Agreement is subject to the approval of the License Transaction Proposal by our stockholders, provided that, in addition, no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, stay, decree, judgment or injunction or statute, rule or regulation which has the effect of prohibiting the consummation of the transactions contemplated by the License Agreement. We cannot guarantee that the License Agreement will become effective. If the License Agreement does not become effective, Roche will not be obligated to consummate the transactions contemplated by the License Agreement, which may adversely affect the trading price of our common stock and our business prospects.

In addition, the right to potential future payments under the License Agreement represents a significant portion of the value of the License Transaction to the Company. Even if the License Transaction Proposal is approved by our stockholders and the license under the License Agreement becomes effective in accordance with its terms, we cannot be certain that we will receive any future milestone or royalty payments under the License Agreement. Failure to receive the milestone and royalty payments under the License Agreement may adversely affect the trading price of our common stock and our business prospects.

We have not made any determination whether to distribute or pay any dividends to stockholders, including with respect to any of the proceeds of the License Agreement.

We have not made any determination whether to distribute or pay any dividends to our stockholders with respect to the up-front, milestone, royalty or any other payments we may receive pursuant to the License Agreement. However, we continue to engage in a process to review a range of strategic alternatives with a goal to maximize stockholder value. As part of the strategic review process, or if the strategic review process does not result in any additional transaction, we may also consider a distribution to our stockholders of all or a portion of the payments from Roche under the License Agreement.

The License Agreement limits our ability to pursue alternatives to the License Transaction.

Except as specifically set forth therein, the License Agreement restricts our ability and the ability of our directors, officers, employees and other agents or advisors to: solicit, initiate or knowingly facilitate or knowingly encourage the submission of any proposal or offer from any third party with respect to an alternative strategic transaction involving the Licensed Intellectual Property; enter into or participate in any discussions or negotiations with, furnish any non-public information relating to our IL-6 program to, or afford access to the business, properties, assets, books or records of our IL-6 program to, any third party that, to our knowledge, is seeking to make, or has made, any proposal or offer for such an alternative strategic transaction; or enter into any agreement with respect to any such alternative strategic transaction. These limitations could make it less likely that a third party would have an interest in acquiring the Company or the Licensed Intellectual Property or to consider or propose to us an alternative transaction.

If the License Transaction is not consummated for any reason, we may not have any comparable offers or alternatives.

If the License Transaction is not consummated for any reason, our Board, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic alternatives, which alternatives may not be as favorable to our stockholders as the License Transaction. These may include retaining and developing the Licensed Intellectual Property on a stand-alone basis or pursuing an alternative transaction that would yield reduced consideration or involve significant delays. Any future sale or disposition of substantially all of the assets of the Company or other potential strategic or business combination transactions may be subject to further stockholder approval.

Our common stock may be delisted from The Nasdaq Global Market if we fail to satisfy the continued listing standards of that market.

Our common stock is listed on The Nasdaq Global Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements. On March 3, 2016, we received the following notifications from the Nasdaq Listing Qualifications Department:

•	For the prior 30 consecutive business days, the bid price of our common stock on The Nasdaq Global Market closed below the minimum $1.00 per share required for continued inclusion under Nasdaq Marketplace Rule 5810(c)(3)(A) (the “Minimum Bid Price Rule”).

•	For the prior 30 consecutive business days, our stockholders’ equity did not comply with the minimum stockholders’ equity requirement of $5.0 million for continued listing on The Nasdaq Global Market pursuant to NASDAQ Marketplace Rule 5810(c)(3)(D) (the “Minimum Market Value Rule”).

On May 3, 2016 we received notification from the Nasdaq Listing Qualifications Department that we had regained compliance with the Minimum Market Value Rule, and on May 31, 2016, we received notification from the Nasdaq Listing Qualifications Department that we had regained compliance with the Minimum Bid Price Rule. However, we may in the future fail to satisfy these or other continued listing standards of the Nasdaq Global Market. In the event that we are unable to satisfy the continued listing standards of the Nasdaq Global Market, our common stock may be delisted from that market. Any delisting of our common stock from the Nasdaq Global Market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect the price of our common stock and financial condition and business prospects.

We will continue to incur the expenses of complying with public company reporting requirements following the effectiveness of the License Transaction.

After the effectiveness of the License Transaction, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome.

MATTERS TO BE VOTED ON

PROPOSAL 1—LICENSE TRANSACTION PROPOSAL

The following discussion is a summary of the material terms of the License Transaction. We encourage you to read the License Agreement, which is attached to this Proxy Statement as Appendix A, carefully and in its entirety as it is the legal document that governs the License Transaction.

General

Under the License Agreement, Roche will obtain an exclusive, worldwide license, including the right to sublicense, to our Licensed Intellectual Property, in exchange for an up-front license fee of $7.5 million and up to an additional $262.5 million of milestone payments, as well as royalty payments on Net Sales of certain Licensed Products made with the Licensed Intellectual Property in accordance with a tiered royalty rate scale, subject to the exercise of certain buy-out rights of Roche as further described below. The License Transaction may constitute the sale of all or substantially all of our assets under Delaware law.

The Parties

Eleven Biotherapeutics, Inc.

We are a preclinical stage biopharmaceutical company with a proprietary protein engineering platform, called AMP-Rx, that we apply to the discovery and development of protein therapeutics to treat diseases of the eye. Our therapeutic approach is based on the role of cytokines in diseases of the eye, our understanding of the structural biology of cytokines and our ability to rationally design and engineer proteins to modulate the effects of cytokines. Cytokines are cell signaling molecules found in the body that can have important inflammatory effects. Our most advanced product candidate, which is still in preclinical development, is EBI-031, which we designed, engineered and generated using our AMP-Rx platform and are developing as an intravitreal injection for diabetic macular edema and uveitis.

We were incorporated under the laws of the State of Delaware in 2008, and we completed our initial public offering in 2014. Our principal executive offices are located at 215 First Street, Suite 400, Cambridge, Massachusetts 02142, and our telephone number is (617) 871-9911.

Roche

Roche is a pharmaceutical company focused on developing innovative medicines and diagnostic tests. The principal office of F. Hoffmann-La Roche Ltd is Grenzacherstrasse 124, 4070 Basel, Switzerland. The principal office of Hoffmann-La Roche Inc. is 150 Clove Road, Suite 8, Little Falls, New Jersey 07424.

Background of the License Transaction

As part of their ongoing oversight and management of the Company’s business, the Board has periodically reviewed and assessed with the Company’s senior management strategic options available to enhance value to the Company’s stockholders. This has included consideration of collaboration and license transactions, as well as other strategic transactions such as potential acquisitions by, and of, the Company. In particular, prior to obtaining data from the Phase III clinical trial of its product candidate isunakinra for the treatment of allergic conjunctivitis in January 2016, the Company evaluated a variety of opportunities to in-license or acquire the rights to other products, product candidates or technologies for the treatment of eye diseases to augment the Company’s discovery and development platform, product candidates and overall business.

Following the announcement on January 15, 2016 of the results of the Phase III clinical trial of isunakinra for the treatment of allergic conjunctivitis in which there were no statistically significant differences between the isunakinra treated group and the vehicle control group on the primary endpoint of ocular itching or on any secondary endpoints, the Board further considered strategic options for the Company, in particular given the likely difficulty of continuing to operate on a stand-alone basis without engaging in one or more strategic transactions, including as a result of potential challenges in obtaining additional outside financing. On March 24, 2016, the Company publicly announced that it was in the process of reviewing a range of strategic alternatives, with a goal of maximizing stockholder value, that could result in potential changes to its current business strategy and future operations. As part of this process, the Company engaged an investment bank (the “Investment Bank”) to provide related advice, in particular in relation to a possible sale of the Company. The engagement of the Investment Bank specifically excluded, among other things, (i) any transaction involving Roche for all or any part of the assets, rights or business of the Company and (ii) an asset sale or collaboration or license transaction whereby the rights of the Company to products, technology or other intellectual property were to be out-licensed or sold in exchange for up-front proceeds in cash, stock or other consideration, clinical, regulatory, commercial or other milestone payments, royalties on sales of products and/or profit-sharing or co-promotion arrangements with respect to sales of products. The Board discussed the possibility of the Company engaging in one or more potential transactions to maximize stockholder value, such as the sale of the Company, a strategic partnership with one or more parties or the licensing, sale or divestiture of some of the Company’s assets or proprietary technologies. The Company also evaluated the possibility of continuing to operate its business in accordance with its then existing business strategy.

Roche and the Company have, from time to time, discussed various potential business relationships between the parties. In June 2015, the Company and Roche signed a customary mutual nondisclosure agreement relating to Roche’s evaluation of its potential interest in the Company’s IL-6 program, including EBI-031, and a potential business relationship between the companies. The parties then began initial discussions regarding such a potential business relationship, and Roche initiated its due diligence review of the Company’s IL-6 program.

In August 2015, representatives of Roche and the Company held a telephonic meeting to discuss the Company’s IL-6 program, focusing on EBI-031. At this meeting, the Company reviewed with Roche detailed, confidential aspects of the IL-6 program of interest to Roche. Subsequently, in September 2015, the Company provided Roche access to an electronic dataroom containing further information from preclinical studies and other scientific data from the IL-6 program.

Following Roche’s review of the information in the electronic dataroom, an in-person meeting was held on October 7, 2015, at the Company’s offices in Cambridge, Massachusetts between representatives of Roche and the Company. At a regularly scheduled in-person meeting of the Board on October 15, 2015, Dr. Abbie C. Celniker, our President and Chief Executive Officer, John McCabe, our Chief Financial Officer, and Gary Sternberg, our Chief Business Officer, updated the Board regarding the status of discussions with Roche regarding a potential transaction, including a review of the in-person meeting on October 7, 2015. The Company and Roche then entered into a customary material transfer agreement in November 2015 to allow Roche to test EBI-031 in its assays.

At a regularly scheduled in-person meeting of the Board on December 10, 2015, management of the Company updated the Board regarding the status of discussions with Roche regarding a potential licensing transaction, including the signing of the material transfer agreement and the status of due diligence, and the Board directed Company management to continue engaging in discussions with Roche regarding a potential licensing transaction.

On January 12, 2016, representatives from the Company and Roche met in person in San Francisco, California, as well as telephonically, to discuss scientific and business matters related to the IL-6 program. On February 11, 2016, Roche delivered to the Company an initial term sheet with respect to a license transaction for the IL-6 program. Later that same day, representatives of Roche and representatives of the Company discussed via teleconference the anticipated process for finalizing a transaction between the parties and the terms of such a transaction proposed by Roche. The basis of the proposed term sheet was that the Company would provide Roche the rights to assets ready for Phase I clinical development and that Roche would assume clinical and development responsibility from that point. Because of the Company’s cash position and business prospects, the payment terms were intended to be moderately weighted towards milestones that could be achieved in the near-

term, including a milestone payment upon FDA clearance of an Investigational New Drug application (“IND”) for EBI-031, as well as an up-front payment. Specifically, the proposed payment terms consisted of an up-front payment of $15.0 million, milestone payments totaling up to $235.0 million, royalty rates of between 7.0% and 15.0% of net sales and buy-out options of Roche exercisable in connection with payments of between $125.0 million and $250.0 million. In addition, in connection with delivering an initial term sheet, Roche suggested the possibility of implementing an exclusivity agreement with respect to negotiations relating to the IL-6 program.

At a regularly scheduled in person meeting of the Board on February 25, 2016, Dr. Celniker updated the Board regarding the status of various strategic alternatives with a goal of maximizing stockholder value, including with respect to the potential sale of the Company, a strategic partnership with one or more parties or the licensing, sale or divestiture of some or substantially all of the Company’s assets or proprietary technologies. During this presentation, representatives from the Investment Bank joined the meeting by telephone and updated the Board regarding their interactions with potential counterparties for transactions complementary to a licensing transaction with Roche and recommendations for next steps to further evaluate opportunities. Dr. Celniker, Mr. McCabe and Dr. Sternberg also updated the Board regarding discussions with Roche regarding the potential exclusive licensing transaction for the IL-6 program and the potential for exclusivity with respect to negotiation of such a transaction. In light of the favorable economic terms of the proposed Roche transaction and the absence of any reasonable alternatives, the Board was supportive of a potential exclusivity agreement if it was entered into in conjunction with finalizing a term sheet for a transaction, allowed for disclosure of key financial terms of the term sheet to parties interested in a transaction for the Company that excluded the Company’s development and commercialization rights with respect to the IL-6 program and there was a commitment to proceeding expeditiously with negotiating a definitive agreement. In particular, although management of the Company, at the direction of the Board, entered into confidentiality agreements and engaged in discussions with approximately twenty potential counterparties in respect of possible business transactions involving the Company as a whole over the preceding months, there were no resulting proposals from third parties for the Company as a whole that ascribed value to the IL-6 program assets that approached the range of values proposed by Roche. As part of this general discussion, a representative of the Company’s outside legal counsel, Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”), reviewed for the Board the fiduciary duties of the Board in connection with a variety of scenarios with respect to the Board’s consideration of such strategic alternatives.

From September 2015 to March 2016, management of the Company, at the direction of the Board, contacted and engaged in discussions regarding a license or acquisition of, or other strategic transaction involving, the IL-6 program assets with more than ten other potential counterparties. Although there was initial interest in a licensing transaction from several third parties, none of these discussions resulted in formal due diligence or in term sheets being submitted to the Company.

Representatives of the Company and Roche negotiated the term sheet and continued to discuss a possible exclusivity arrangement over the next several weeks, and agreed to a non-binding term sheet on March 11, 2016. This term sheet formed the basis for the initial draft of a license agreement to be entered into between the parties. During the course of negotiating the term sheet, the Company inquired whether Roche would consider an asset purchase transaction for the IL-6 program or an acquisition of the entire Company through an acquisition transaction or other business combination. Roche informed the Company that it did not wish to pursue these alternatives. The term sheet agreed to by Roche provided for a license of the IL-6 program assets with payment terms consisting of an up-front amount of $15.0 million, milestone payments totaling up to $255.0 million and royalties and buy-out options consistent with the terms ultimately reflected in the definitive License Agreement entered into between the parties, representing terms that were more favorable to Company than the initial Roche term sheet of February 11, 2016. During this time, the material transfer agreement was amended to include additional testing on the characteristics of the EBI-031 antibody.

At a special telephonic meeting of the Board on March 14, 2016, management of the Company updated the Board regarding the status of the term sheet with Roche and the proposed exclusivity agreement relating to the IL-6 program. As part of this update, Dr. Celniker summarized the material terms and conditions of the proposed exclusivity agreement. A representative of WilmerHale also reviewed for the Board the fiduciary duties of the Board in connection with entering into such an exclusivity agreement. After a discussion, the Board authorized the Company to enter into the exclusivity agreement and proceed to negotiate a definitive agreement based on the term sheet. The exclusivity agreement provided for a term of two months and related solely to the license, sale or disposition of the Company’s IL-6 program assets. The exclusivity agreement did not preclude the Company from actively pursuing a strategic transaction pursuant to which the overall business or assets of the Company would be combined with that of a third party and that excluded the Company’s development and commercialization rights with respect to the IL-6 program. The exclusivity agreement also permitted the Company to engage in discussions and negotiations and enter into an agreement with respect to the IL-6 program with a third party making an unsolicited inquiry, proposal or offer that the Board determined in good faith did or could reasonably be expected to lead to a transaction that was more favorable than the proposed transaction with Roche. The Company and Roche entered into the exclusivity agreement effective as of March 15, 2016.

Following the signing of the exclusivity agreement, the Company did not engage in any discussions regarding transactions with respect to the IL-6 program assets with any parties other than Roche and all of the references to other strategic alternatives discussed below relate solely to transactions that assumed the exclusion of the Company’s development and commercialization rights with respect to the IL-6 program. As such, each of these other strategic alternatives would have been complementary to rather than in lieu of the Roche transaction.

On March 30, 2016, Roche delivered to the Company an initial draft of a definitive license agreement. On April 7, 2016, the Company provided to Roche a revised draft license agreement reflecting the Company’s comments to Roche’s draft. Between April 7, 2016 and June 3, 2016, representatives of both companies and their respective legal advisors conducted numerous discussions regarding terms of the definitive license agreement. In particular, on April 13 and 14, 2016, representatives of the Company and Roche met in person in the WilmerHale offices in Boston, Massachusetts to negotiate specific aspects of the license agreement. Areas of focus for these negotiations between the parties included, among other things, key definitions relating to payment terms, such as what would constitute a Phase II study and a Phase III study in order to trigger milestone payments as well as the calculation of net sales relating to a combination product for purposes of determining future royalty payments, ongoing obligations and responsibilities of the Company following effectiveness of the license under the license agreement, responsibility for development activities before and after clearance of the IND for EBI-031, responsibility for prosecution of patents and other intellectual property, and termination provisions. Throughout this time, Roche continued to conduct due diligence regarding scientific and preclinical matters related to the IL-6 program, including the study reports and documents prepared by the Company to support the submission of an IND for EBI-031. Also during this time, management of the Company participated in numerous informal telephonic update calls with the Board.

At a regularly scheduled in-person meeting of the Board on May 12, 2016, Company management updated the Board regarding the status of discussions with Roche regarding the license agreement relating to the IL-6 program. As part of this update, Dr. Sternberg summarized the key terms of the license agreement and reviewed the remaining open issues, and management of the Company provided to the Board its base case estimate of the probability-adjusted net present value of the payments to the Company under the proposed terms of the license agreement of $60.2 million. For the purpose of evaluating the base case estimate of the net present value of the payments under the proposed terms of the license agreement, management of the Company provided the Board with estimates of the probability and timing of achieving the milestones under the license agreement and receiving royalty payments based on net sales. These estimates reflected management’s assessments of relevant regulatory, commercial and competitive risks, including an assumption that the Company would achieve the IND clearance milestone, that the probability of approval of EBI-031 for an indication in the United States was 9.0%, and an estimate of worldwide sales following approval. Management calculated its base case estimate of the probability-adjusted net present value of the license transaction by applying a discount rate of 12.0%, reflecting an estimate of the Company’s weighted average cost of capital based on an analysis by management of the capital structure and costs of equity and debt of the Company.

At the May 12 meeting, a representative of WilmerHale also reviewed for the Board the fiduciary duties of the Board in connection with a variety of scenarios with respect to different strategic alternatives being considered by the Company, including the proposed license agreement with Roche. Representatives from the Investment Bank also joined the meeting and updated the Board regarding their interactions with potential counterparties for transactions complementary to a licensing transaction with Roche, as well as recommendations for next steps to further evaluate opportunities. At this meeting, the Board also determined that it would proceed without retaining a financial advisor specifically with respect to the Roche license transaction and without obtaining a fairness opinion from a financial advisor, in particular in light of the favorable economic terms of the proposed Roche transaction, including management’s base case estimate of the expected net present value of the Roche transaction, the absence of any reasonable alternatives, and the cost of obtaining such an opinion. In addition, after discussion, the Board was of the view that finalizing a transaction with Roche as expeditiously as possible was the highest priority for the Company. Although the exclusivity period with Roche would be ending within the following few days, the Board instructed management to proceed with Roche without reinitiating contact with the potential alternative licensing counterparties that had been contacted prior to the exclusivity period. This approach was based on the Board’s view of the high priority and strategic importance of finalizing a transaction with Roche, including because of the favorable terms thereof and the likely timing for executing a definitive license agreement and effectiveness of the license thereunder, the Company’s diminishing cash position and business prospects, the expected low probability (based on prior contacts and the Board’s and management’s experienced judgment) of any other party proposing or accepting such favorable terms, the lengthy time that would be required for a new counterparty to perform adequate due diligence and to negotiate and finalize the terms of an alternative transaction, the risk that Roche would withdraw its proposal and terminate negotiations with the Company as a result of any resulting delay, and the ability of the Company under the proposed terms with Roche to furnish non-public information to, engage in discussions or negotiations with, and terminate the license agreement and enter into an agreement from, a third party that makes an unsolicited proposal that is or could reasonably be expected to lead to an alternative transaction in respect of the IL-6 assets that is more favorable than the license agreement with Roche, in each case without the payment of any termination fee to Roche.

As the due diligence process was concluding, representatives of Roche informed the Company on May 20, 2016 that, in Roche’s view, there was a possibility that FDA clearance of the IND for EBI-031 might be later than initially contemplated and Roche needed to take this into account in whether and how it would proceed with a potential transaction. On May 22, 2016, Company management and the Board met telephonically to discuss the status of discussions with Roche. After giving consideration to any impact to the estimated value of the transaction, the anticipated likelihood that Roche would not proceed without an adjustment to the proposed terms and the absence of any reasonable or near term alternatives, the Board directed Company management to negotiate with Roche adjustments to the timing of certain economic and other deal terms in order to proceed with the transaction. On May 24, 2016, Roche expressed to the Company its desire to limit its risk by shifting a portion of the contemplated up-front payment to the IND clearance milestone and to further reduce such milestone by $2.5 million if the IND for EBI-031 was not in effect by August 31, 2016. Additionally, Roche proposed that it would be responsible for any new good laboratory practice toxicology studies required by the FDA. These updated terms, including some proposed Company modifications to the magnitude of the reduction to the up-front payment and the timing of IND clearance for purposes of determining the reduction of the IND clearance milestone, were then incorporated into a revised draft of the license agreement that the Company provided to Roche on May 25, 2016. Other key economic deal terms were substantially similar to those reflected in the final term sheet from March 2016.

Between May 25, 2016 and June 3, 2016, representatives of the Company, in consultation with the Board, WilmerHale and Roche negotiated the remaining terms of the license agreement via exchange of draft agreements and telephonic discussions. During this time, the license agreement terms were adjusted such that the up-front amount was $7.5 million and the date for reduction of $2.5 million from the IND clearance milestone was September 15, 2016. In addition, Roche would be permitted to assume responsibility for other preclinical activities beyond the good laboratory practice toxicology study if mutually agreed to or upon request if the IND was not cleared by September 15, 2016.

At a special telephonic meeting of the Board convened at 5:00 p.m. Eastern time on June 10, 2016, Company management and representatives of WilmerHale reviewed for the Board the final terms of the license agreement and the proposed transaction, including the up-front, milestone and royalty payment provisions, the buy-out options, key definitions relating to payment terms, ongoing obligations and responsibilities of the Company following effectiveness of the license, responsibility for development activities before and after clearance of the IND for EBI-031, responsibility for prosecution of intellectual property and patents, termination provisions, the requirement for approval by the Company’s stockholders and conditions to effectiveness of the license, and non-solicitation provisions. Company management reviewed with the Board the specific revised terms that had been incorporated into the license agreement since the meeting of the Board on May 12, 2016 and management’s view that the revised terms did not meaningfully impact its estimate of the net present value of the transaction, in particular given management’s view of the high probability of achieving the IND clearance milestone. In addition, the Board discussed the potential impact of the license transaction on its ongoing strategic review process with a goal of maximizing stockholder value, particularly the complementary nature of the license transaction with other potential transactions the Board would continue to explore, including the sale of the Company or other strategic or business combination transaction. The Board also considered the effect of the license transaction on employee arrangements, including under employment agreements with the Company’s management. Following the review of the final terms of the License Agreement and the proposed transaction, representatives of WilmerHale provided an overview of the fiduciary duties of directors in connection with the review and approval of the proposed transaction. After discussing the final terms of the License Agreement and the proposed transaction, the Board unanimously authorized and approved the License Agreement and the proposed transaction and recommended that the stockholders of the Company vote in favor of and approve the License Transaction at a special meeting of stockholders.

Following the Board meeting, the Company and Roche executed and delivered the License Agreement. On June 13, 2016, the Company issued a press release announcing the transaction and filed a Form 8-K with the SEC describing the material terms of the License Agreement and filing the License Agreement as an exhibit thereto.

Reasons for the License Transaction

After careful consideration, the Board, at a meeting held on June 10, 2016, approved the License Agreement and the transactions contemplated thereby by a unanimous vote of the directors. In the course of reaching its decision to approve the License Agreement and recommend approval by the Company’s stockholders of the License Transaction, the Board consulted with senior management of the Company and the Company’s legal advisors and considered a number of factors that the Board believed supported its decision, including, but not limited to, the following factors:

Strategic and Financial Considerations. The Board’s view that the License Transaction will provide a number of strategic and financial benefits to the Company, including the following:

•	the Board’s view, based, in part, on advice from members of senior management, that the License Transaction would generate greater value and be more favorable to stockholders than any other comparable alternative reasonably available to the Company, including, among others, retaining and continuing to develop the Licensed Intellectual Property on a stand-alone basis and other potential sale, business combination or partnership transactions relating to the Licensed Intellectual Property or the entire Company;

•	the Board’s views as to the prospects for the Company, including the prospects and risks related to its ability to continue to develop the Licensed Intellectual Property on a stand-alone basis as well as its reliance on additional sources of funding, compared with the certainty of value represented by the License Transaction, including receipt of the $7.5 million up-front payment and the ability to realize value from potential future milestone and royalty payments;

•	the Board’s view that the License Transaction has a high likelihood of being completed in a timely manner given the absence of any significant conditions to effectiveness under License Agreement, other than stockholder approval; and

•	the Board’s view that the up-front payment as well as the potential for future payments under the License Agreement would better position the Company and the Board to consider additional options to provide value to the Company’s stockholders, including considering additional strategic options for the remaining business, particularly in light of the anticipated timing of the effectiveness of the License Agreement and the receipt of the up-front payment and certain milestones thereunder.

Scope of Strategic Process. The fact that the Company conducted a diligent process with respect to various strategic alternatives, including communicating with potential counterparties regarding a variety of potential strategic transactions, including with respect to the sale of the entire Company including the Licensed Intellectual Property. In addition, the Board’s view that Roche’s proposal, as compared to the other proposals received with respect to the Company and its assets, was more favorable than the alternatives available to the Company, including the alternative of retaining the Licensed Intellectual Property.

Terms and Conditions of the License Agreement. The Board’s view that the following terms and conditions of the License Agreement were favorable to the Company:

•	under the License Agreement, Roche has agreed to assume the cost of maintaining certain of the Licensed Intellectual Property and to use commercially reasonable efforts to continue to pursue development of products and indications with respect to the Licensed Intellectual Property;

•	the License Agreement does not prohibit the Company from actively pursuing a strategic transaction involving the entire Company or all of its assets or business, which specifically excludes the Company’s development and commercialization rights with respect to the IL-6 program which provides for the continued effectiveness of the License Agreement, including transactions involving the sale of the Company, strategic partnerships or a business combinations with one or more parties or the licensing, sale or divestiture of some of the Company’s assets or proprietary technologies that are not related to the Licensed Intellectual Property; and

•	the Company may terminate the License Agreement, under certain circumstances, in order to approve or recommend to the Company’s stockholders an alternative transaction with respect to the Licensed Intellectual Property that the Board has determined in good faith could reasonably be expected to lead to a more favorable transaction for the Company and its stockholders than the transactions contemplated by the License Agreement, without the payment of any termination fee.

The Board also considered a variety of risks and other potentially negative factors concerning the License Agreement and the transactions contemplated thereby, including, among others, the following:

•	the possibility that the License Transaction may not be completed, or that completion may be delayed for reasons that are beyond the control of the Company, including the failure of the Company’s stockholders to approve the License Transaction Proposal;

•	the limited participation by the Company in the realization of future value from the Licensed Intellectual Property given that a material portion of the consideration for the exclusive license is in the form of an up-front payment and that the payment of any milestone payments and/or royalty payments is conditioned upon achievement of certain milestones which may not be met or the occurrence of certain events which may not occur, which means that the Company will not directly participate in a potential increase in the value of or future revenues generated by Licensed Intellectual Property;

•	the Company’s inability to solicit or, subject to certain exceptions, to negotiate alternative strategic transactions in respect of the Licensed Intellectual Property;

•	the risks and contingencies relating to the announcement and pendency of the License Transaction and the risk and costs to the Company if the License Transaction is delayed or is not consummated, including the effect of an announcement of the delay or termination of the License Agreement on the trading price of the Company’s common stock and business prospects;

•	the possibility that the Company’s officers and directors may have interests in the transactions contemplated by the License Agreement that are different from, or in addition to, those of the Company’s other stockholders, as described below under “Interests of Certain Persons in the License Transaction”; and

•	the other factors described under “Risk Factors.”

After considering the foregoing potentially negative and potentially positive factors, the Board concluded that the potentially positive factors relating to the License Agreement and the License Transaction substantially outweighed the potentially negative factors.

The foregoing discussion of the information and factors considered by the Board is not exhaustive, but is intended to reflect the material factors considered by the Board in its consideration of the License Transaction. In view of the complexity, and the large number, of the factors considered, the Board, both individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Board may have given different weights to different factors.

Recommendation of the Board of Directors

The Board has unanimously determined that the terms and conditions of the License Agreement and the License Transaction are desirable and in the best interests of the Company and its stockholders. The Board recommends that our stockholders vote “FOR” the approval of the License Transaction Proposal.

Activities of Eleven Following the License Transaction

We continue to engage in a process to review a range of strategic alternatives with a goal to maximize stockholder value. Potential strategic alternatives that may continue to be explored and evaluated during the ongoing review process include, among others, the sale of the Company, a strategic partnership or a business combination with one or more parties or the licensing, sale or divestiture of some of our assets or proprietary technologies that are not related to the License Agreement. We cannot provide any commitment regarding when or if this strategic review process will result in any type of additional transaction and no assurance can be given that we will determine to pursue a potential sale, strategic partnership, business combination or other arrangement. As part of the strategic review process, or if the strategic review process does not result in any additional transaction, we may also consider a distribution to our stockholders of all or a portion of the payments from Roche under the License Agreement.

U.S. Federal Income Tax Consequences of the License Transaction

The following discussion is a general summary of the U.S. federal income tax consequences of the License Transaction to our stockholders and to us. This summary is for information purposes only and is not tax advice. It does not purport to consider all aspects of U.S. federal income taxation that might be relevant for holders of our common stock. This summary is based upon existing U.S. federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This summary does not discuss any alternative minimum tax or state, local or non-U.S. tax considerations. In addition, this summary does not discuss the tax consequences of any transactions occurring prior to, concurrently with or after the License Transaction, including, without limitation, any dividend or distribution to our stockholders or any sale of shares of our common stock.

The proposed License Transaction by us is entirely a corporate action. Our stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the License Transaction.

The proposed License Transaction will be treated as a sale of corporate assets in exchange for the payments due under the License Agreement. The proposed License Transaction is a taxable transaction for U.S. federal income tax purposes, and we anticipate that we will recognize a gain for U.S. federal income tax purposes as a result of the License Transaction. To the extent any gain we recognize exceeds our available net operating losses or tax credits, if any, we expect to incur a U.S. federal income tax liability as a result of the proposed License Transaction.

Government Approvals

We believe we are not required to make any material filings or obtain any material governmental consents or approvals before the consummation of the License Transaction. If any approvals, consents or filings are required to consummate the License Transaction, we will seek or make such consents, approvals or filings as promptly as possible.

There can be no assurance that Roche or the Company will obtain the regulatory approvals, if any, necessary to consummate the License Transaction or that the granting of these approvals will not involve the imposition of conditions to the consummation of the License Transaction or require changes to the terms of the License Transaction. These conditions or changes could result in the conditions to the License Transaction not being satisfied prior to August 24, 2016, which would result in the automatic termination of the License Agreement. See “Proposal No. 1: The Asset Sale—The License Agreement—Termination of the License Agreement.”

No Dissenters’ Rights

Stockholders may vote against the approval of the License Transaction Proposal, but under Delaware law dissenters’ rights are not provided to stockholders in connection with the License Transaction because it does not constitute a merger or consolidation.

Stockholder Approval of the License Transaction Proposal

We are organized under the corporate laws of the State of Delaware. The License Transaction may constitute the sale of all or substantially all of the property and assets of the Company within the meaning of Section 271 of the DGCL. While the Delaware statute does not define the term “sale” or the phrase “all or substantially all,” we believe the License Transaction Proposal requires approval by the affirmative vote of holders of a majority of our outstanding common stock entitled to vote thereon pursuant to the DGCL.

Interests of Certain Persons in the License Transaction

In considering the recommendation of the Board that Eleven’s stockholders vote to approve the License Transaction Proposal, stockholders of Eleven should be aware that Eleven’s directors and executive officers have financial interests in the License Transaction that may be different from, or in addition to, those of Eleven’s stockholders generally. The Board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the License Agreement and the License Transaction as well as in recommending to Eleven stockholders that they vote to approve the License Transaction Proposal.

Arrangements with Eleven Executive Officers

As described below, our Chief Executive Officer, Abbie C. Celniker, our Chief Development Officer, Karen Tubridy, and our Chief Financial Officer, John McCabe, are each party to employment agreements with the Company that provide for certain payments and benefits in the circumstances described below.

If we terminate Dr. Celniker’s employment without cause, or if Dr. Celniker terminates her employment with us for good reason, in each case within 18 months following a change in control transaction, we are obligated to pay Dr. Celniker an amount equal to her base salary for 12 months, paid in accordance with our then-current payroll practices, to pay Dr. Celniker an amount equal to her target bonus payment for the year in which the termination of employment occurs, to accelerate in full the vesting of all of Dr. Celniker’s outstanding equity awards and, to the extent allowed by applicable law and the applicable plan documents, to continue to provide Dr. Celniker and certain of her dependents with group health and dental insurance for a period of 12 months. The License Transaction will constitute a change in control transaction under the terms of Dr. Celniker’s employment agreement. As a result, if we consummate the License Transaction, and Dr. Celniker’s employment is terminated without cause or for good reason within 18 months following the consummation of the License Transaction, she will be entitled to the benefits described above.

If we terminate Ms. Tubridy’s employment without cause, or if Ms. Tubridy terminates her employment with us for good reason, in each case within 12 months following a change in control transaction, we are obligated to pay Ms. Tubridy an amount equal to her base salary for 12 months, paid in accordance with our then-current payroll practices, to accelerate in full the vesting of all of Ms. Tubridy’s outstanding equity awards and, to the extent allowed by applicable law and the applicable plan documents, to continue to provide Ms. Tubridy and certain of her dependents with group health and dental insurance for a period of 12 months. The License Transaction will constitute a change in control transaction under the terms of Ms. Tubridy’s employment agreement. As a result, if we consummate the License Transaction, and Ms. Tubridy’s employment is terminated without cause or for good reason within 12 months following the consummation of the License Transaction, she will be entitled to the benefits described above.

If we terminate Mr. McCabe’s employment without cause, or if Mr. McCabe terminates his employment with us for good reason, in each case within 12 months following a change in control transaction, we are obligated to pay Mr. McCabe an amount equal to his base salary for 12 months, paid in accordance with our then-current payroll practices, to accelerate in full the vesting of all of Mr. McCabe’s outstanding equity awards and, to the extent allowed by applicable law and the applicable plan documents, to continue to provide Mr. McCabe and certain of his dependents with group health and dental insurance for a period of 12 months. The License Transaction will constitute a change in control transaction under the terms of Mr. McCabe’s employment agreement. As a result, if we consummate the License Transaction, and Mr. McCabe’s employment is terminated without cause or for good reason within 12 months following the consummation of the License Transaction, he will be entitled to the benefits described above.

The severance payments described above are subject to each such executive officer’s execution of, and the effectiveness of, a release of claims and compliance with confidentiality, nonsolicitation and noncompetition covenants. The definitions of “cause,” “good reason” and “change of control” applicable to each such Eleven executive officer are those under such executive officer’s employment agreement.

Quantification of Certain Potential Compensation Payments in Connection with the License Agreement

This section describes the estimated amounts of compensation that may be payable to each of Dr. Celniker, Ms. Tubridy and Mr. Furfine (collectively, our “named executive officers”), as well as the estimated amounts of compensation that may be payable to Mr. McCabe, that are based on or otherwise relate to the transactions contemplated by the License Agreement in accordance with Item 402(t) of Regulation S-K.

The amounts for each individual set forth below have been calculated assuming the License Agreement is consummated on June 17, 2016, and, where applicable, such individual’s employment with us was terminated by us without cause, as defined in the applicable employment agreement, or by such individual for good reason, as defined in the applicable employment agreement, as of such date. The amounts indicated below are estimates of amounts that would be payable to such individual and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described herein. Some of the assumptions are based on information not currently available and as a result the actual amounts, if any, received by the individuals set forth below may differ in material respects from the amounts set forth opposite such individual’s name.

Name	Cash		Equity(1)		Perquisites / Benefits(2)	Total(3)
Abbie C. Celniker	$675,000	(4)	$670,434	(5)	$14,457	$1,359,891
Karen Tubridy	$323,710	(6)	$304,866	(7)	$18,860	$647,436
Eric Furfine(8)	—		—		—	—
John J. McCabe	$305,000	(9)	$136,197	(10)	$18,860	$460,057

(1)	Values in this column are based on a per-share value of $2.36, the average closing price of a share of our common stock over the first five business days following the first public announcement of the License Transaction on June 13, 2016, which is the amount that Regulation S-K requires that we use for purposes of this table.
(2)	Represents the value of the group health insurance for each individual and certain of such individual’s dependents as described above.
(3)	Item 402(t) requires the disclosure of the amounts of compensation which are single trigger or double trigger in nature. For this purpose, Item 402(t) defines double trigger amounts as amounts triggered by a transaction for which payment is conditioned upon the executive officer’s termination without cause or resignation for good reason within a limited time period following the transaction and single trigger amounts as amounts triggered by a transaction for which payment is not conditioned upon such a termination or resignation. As all of the amounts set forth above are triggered by the applicable individual’s ceasing to be employed by the Company following the License Transaction, none of them are truly single trigger amounts. However, for the sake of clarity, the amounts shown in the “Cash” and “Equity” and “Perquisites/Benefits” columns will only be paid in the event that such individual’s employment is terminated by us without cause or by such individual for good reason within 12 months, or 18 months in the case of Dr. Celniker, following the consummation of the License Transaction.
(4)	Represents the value of cash severance payments to Dr. Celniker, including 12 months of her current base salary of $450,000 and her target bonus amount for 2016 of $225,000.
(5)	Represents the value of accelerated vesting of Dr. Celniker’s stock options to purchase 261,877 shares of our common stock and restricted stock units (“RSUs”) for 57,200 shares of our common stock that could occur under her employment agreement as described above.
(6)	Represents 12 months of Ms. Tubridy’s current base salary.
(7)	Represents the value of accelerated vesting of Ms. Tubridy’s stock options to purchase 118,281 shares of our common stock and RSUs for 24,933 shares of our common stock that could occur under her employment agreement as described above.
(8)	Mr. Furfine, our former Chief Scientific Officer, terminated his employment with us effective February 5, 2016. As a result of his resignation, he is not entitled to receive any compensation payments in connection with the License Transaction.
(9)	Represents 12 months of Mr. McCabe’s current base salary.
(10)	Represents the value of accelerated vesting of Mr. McCabe’s stock options to purchase 58,110 shares of our common stock and RSUs for 6,666 shares of our common stock that could occur under his employment agreement as described above.

The License Agreement

The following summary of the terms of the License Agreement is qualified in its entirety by reference to the License Agreement, a copy of which is attached to this Proxy Statement as Appendix A.

Intellectual Property Rights to be Licensed

The License Agreement grants to Roche an exclusive, worldwide license, including the right to sublicense, under the Licensed Intellectual Property to make, have made, use, have used, register, have registered, sell, have sold, offer for sale, import and export Compounds, Products and Companion Diagnostics.

For purposes of the License Agreement, “Compound” means any IL-6 antagonist anti-IL-6 monoclonal antibody, either whole or an active fragment thereof, including EBI-031.

For purposes of the License Agreement, “Product” means any product containing a Compound as a pharmaceutically active agent, regardless of their finished forms, delivery methods, formulations or dosages.

Development and Regulatory Responsibility

Under the License Agreement, if the FDA requires any activities in order for the investigational new drug application (an “IND”) for EBI-031, which we submitted to the FDA on June 10, 2016, to go into effect (“IND Clearance”; such activities, “IND Clearance Activities”), Roche will be responsible, at its cost, to use commercially reasonable efforts to conduct any new good laboratory practice (“GLP”) toxicology studies required by the FDA (such study, an “FDA-Required GLP Tox Study”), any IND Clearance Activities that we and Roche mutually agree should be conducted by Roche and, on or after September 16, 2016, any IND Clearance Activities that Roche requests to either conduct or take over from us (collectively, “Roche IND Clearance Activities”). We will be responsible, at our cost, to use commercially reasonable efforts to conduct all other IND Clearance Activities (“Eleven IND Clearance Activities”). We and Roche are each required to notify the other of the results of any IND Clearance Activity promptly after its completion, which, in the case of Roche IND Clearance Activities, will consist of a status update regarding Roche’s assessment of the progress towards IND Clearance.

As necessary for Roche to continue development of EBI-031, the License Agreement requires us to cooperate with Roche and disclose and make available to Roche all data and information in our possession and control regarding EBI-031 for three months after the later of the effective date of the license under the License Agreement and the date on which we achieve IND Clearance, subject to certain exceptions.

Other than any IND Clearance Activities, Roche is responsible for continuing development of EBI-031 and other Licensed Products at its cost, except that the Company will be responsible for certain costs related to executing any tissue cross-reactivity studies of EBI-031 that we initiate before the achievement of IND Clearance.

For purposes of the License Agreement, “Licensed Product” means a Product containing a Licensed Compound (as defined below).

Manufacture and Supply

The License Agreement requires us to maintain in effect certain of our manufacturing agreements for up to 15 months after the effective date of the license under the License Agreement and transfer certain manufacturing activities to Roche within three months after the later of the effective date of the license under the License Agreement or the Responsibility Transfer Date. For purposes of the License Agreement, “Responsibility Transfer Date” means the earlier of IND Clearance for a Licensed Product containing EBI-031 or, in the case of ongoing Roche IND Clearance Activities, the conclusion of Eleven IND Clearance Activities (which date we and Roche shall agree upon in good faith).

We maintain responsibility for payment under our third party manufacturing agreements for Eleven IND Clearance Activities, while Roche or its designated affiliate will assume responsibility for payment under those agreements for (i) Roche IND Clearance Activities, (ii) after the Responsibility Transfer Date, such services as we are required to maintain under the License Agreement (unless waived in writing by Roche), and (iii) such additional services as Roche requests.

In addition, at Roche’s reasonable request and expense, we will, within three months after the later of the effective date or the Responsibility Transfer Date, support the transfer of manufacturing activities and related know-how in our possession and control to Roche or Roche’s designee, including making available to answer Roche questions our representatives with historical knowledge of such manufacturing activities and contracts.

License Fees, Milestones and Royalties

Under the License Agreement, Roche will pay us an up-front license fee of $7.5 million (paid within 30 days after the effective date of the license under the License Agreement and receipt of an invoice from us), up to an additional $262.5 million of milestone payments (paid within 30 days after milestone achievement and receipt of an invoice from us) and royalty payments (paid within 90 days after the end of each quarter) on Net Sales of certain licensed products made with the Licensed Intellectual Property in accordance with a tiered royalty rate scale, subject to certain buy-out options of Roche as further described below.

Milestones.

The summary table below describes the milestones and the related milestone payment amounts under the License Agreement.

Event	U.S. Dollars (in millions)
IND Clearance (if achieved on or before September 15, 2016)	$22.5
IND Clearance (if achieved after September 15, 2016 and no Extended Roche GLP Tox Study)	$20.0
Initiation of the first Extended Roche GLP Tox Study**	$5.0
IND Clearance (if achieved after September 15, 2016 and after completion of an Extended Roche GLP Tox Study)	$15.0
Initiation of the first Phase II Study	$20.0
Initiation of the first Phase III Study	$30.0
BLA Filing in the United States	$25.0
BLA Filing anywhere in France, Germany, Italy, Spain, the United Kingdom or anywhere in the European Union (all such countries collectively, the “European Union”)*	$15.0
BLA Filing in Japan	$10.0
First Commercial Sale in the United States	$40.0
First Commercial Sale anywhere in the European Union*	$25.0
First Commercial Sale in Japan	$10.0
BLA Filing for a second Indication in the United States	$10.0
BLA Filing for a second Indication anywhere in the European Union*	$5.0
Regulatory Approval in a second Indication in the United States	$30.0
Regulatory Approval in a second Indication anywhere in the European Union*	$20.0

*	Milestone payments shall be reduced by 50.0% in the event there is no issued Eleven patent anywhere in the European Union containing a composition of matter claim that offers protection for the composition of matter of the Licensed Compound in such Licensed Product or the Licensed Product at the time the event is achieved.
**	The Extended Roche GLP Tox Study (as defined below) milestone payment shall only apply in conjunction with the IND Clearance payment associated therewith in the following row of the table.

For any events first achieved by a Licensed Product containing a Licensed Compound other than EBI-031, we will receive 50.0% of the amounts in the above table with no further amount owed for any such event; provided, however, that if the event first achieved with such Licensed Compound other than EBI-031 involves a non-ophthalmology Indication and the event subsequently-achieved with a Licensed Product containing EBI-031 involves an ophthalmology Indication, then Eleven shall receive the remaining 50.0% of such amounts.

Roche shall pay to Eleven royalties on Net Sales of Licensed Products during the applicable Royalty Terms (as defined below). Thereafter, the licenses granted to Roche shall be fully paid up, irrevocable and royalty-free.

For purposes of the License Agreement, an “Extended Roche GLP Tox Study” means, in the case where the FDA requires an FDA-Required GLP Tox Study, a GLP toxicity study conducted by or on behalf of Roche that is designed such that the last dose is administered to subjects more than fifteen weeks after the first dose and is either (i) an FDA-Required GLP Tox Study or (ii) a GLP toxicity study that is not required by the FDA for IND Clearance but still satisfies the FDA’s requirements for IND Clearance, and is not run in parallel with or after an FDA-Required GLP Tox Study designed such that the last dose is administered to subjects fifteen or fewer weeks after the administration of the first dose.

Royalty Rates.

The following royalty rates apply under the License Agreement to the respective tiers of aggregate calendar year Net Sales of a Licensed Product, on an incremental basis, as follows:

Tier of Calendar Year Net Sales in billion U.S.$	Percent (%) of Net Sales of Licensed Products containing EBI-031*
0 – 1	7.5%
> 1 – 2	9.0%
> 2 – 4	11.0%
> 4	15.0%

*	Royalty rates under the License Agreement on Licensed Products that do not contain EBI-031 shall be at 50.0% of the EBI-031 royalty rates.

If Roche or its affiliates intend to sell a Combination Product (as defined below), then we and Roche will meet approximately one year prior to the anticipated First Commercial Sale (as defined below) of such Combination Product to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative commercial value contributed by the components of the Combination Product. If we and Roche cannot agree, then the value will be determined by an expert committee of three individuals—one selected by us, one selected by Roche, and a third selected by the two other experts.

With respect to a given Licensed Product, if in a given country there is no composition of matter claim that offers protection for the composition of matter of a Compound in such Licensed Product in such country, then the royalty payments due to us under the License Agreement for such Licensed Product in such country shall be reduced by 50.0%, and if, during the Royalty Term but after the ten year anniversary of the First Commercial Sale of such Licensed Product in such country, there is no such composition of matter claim in such country but a Biosimilar Product (as defined below) has entered the market in such country, no royalty payments shall be due to us for such Licensed Product in such country.

If a Product that is a Biosimilar Product to a given Licensed Product enters the market in a given country prior to the end of the Royalty Term and Net Sales of such Licensed Product in such country subsequently decrease for two consecutive calendar quarters by more than 25.0% of the level of the Net Sales of such Licensed Product in such country achieved in the calendar year immediately prior to such entry divided by four, then the royalty rate owed to us under the License Agreement for such Licensed Product shall be reduced by 50.0% in such country. If subsequent to such a Biosimilar Product entry, the Net Sales of such Licensed Product in such country decrease by more than 50.0% of the level of the Net Sales of such Licensed Product in such country achieved in the calendar year immediately prior to such entry divided by four, then the royalty rate owed to us under the License Agreement in such country for such Licensed Product shall be reduced by 75.0% in such country.

For all third party patent rights (other than those that claim (i) any pharmaceutically-active compound other than a Licensed Compound, (ii) any use claims (except those claiming one or more approved Indications for the Licensed Product in the given country) or (iii) any manufacturing claims) that Roche, any of its affiliates or sublicensees (collectively, the “Roche Group”) otherwise would have infringed by selling the relevant Licensed Product in the relevant country, the Roche Group shall have the right to deduct from royalties otherwise due and payable by the Roche Group to us for such Licensed Product in such country under the License Agreement (i) a maximum of 50.0% of the royalties actually paid by the Roche Group to a third party with respect to such arrangement except for patent rights that claim any delivery device and (ii) a maximum of 25.0% of the royalties actually paid by the Roche Group to a third party with respect to such arrangement for patent rights that claim any delivery device.

In no event may the reductions resulting from lack of patent rights, biosimilar entry or offsets for licenses to third party patents, in the aggregate, reduce the royalty payments to us for any Licensed Product below 50.0% of the payments that would otherwise be due for such Licensed Product (after any adjustment to Net Sales to reflect the relative commercial value contributed by the components of such License Product if it is Combination Product) or, if following a Biosimilar Product’s entry, the Net Sales of such Licensed Product in such country decreased by more than 50.0% as described above, below 25.0% of the payments that would be otherwise due for such Licensed Product.

Sales (as defined below) by a third party to which a member of the Roche Group is required through the order, decree or grant of a governmental authority to grant a sublicense to manufacture, use, sell, offer for sale, import or export a Licensed Product in a country or region (a “Compulsory Sublicensee”) will be excluded from Net Sales and Roche will pay us the compensation received by a member of the Roche Group from the Compulsory Sublicensee for such sublicense, multiplied by:

1.5 x	(royalties payable to us for the Licensed Product)
(Net Sales related to the royalties payable for the Licensed Product)

For purposes of the License Agreement, “Biosimilar Product” means, with reference to a given Licensed Product in a country, a Product that (i) is not produced, licensed or owned by the Roche Group, (ii) is, according to the relevant regulatory authority for the given country or jurisdiction, highly similar with respect to the given Licensed Product, notwithstanding minor differences in clinically inactive components, and with no meaningful differences between the Biosimilar Product and the given Licensed Product in terms of the efficacy, safety, purity and potency of the product and (iii) is approved through an abbreviated regulatory pathway. For countries or jurisdictions where no explicit biosimilar regulations exist, a Biosimilar Product includes any Product that (x) has been deemed to be a biosimilar to the given Licensed Product by a regulatory authority in another country or jurisdiction or (y) has the same amino acid sequence as the Compound in such Licensed Product.

For purposes of the License Agreement, “Combination Product” means (i) a single pharmaceutical formulation containing as its active ingredients both a Compound and one or more other therapeutically or prophylactically active ingredients that are not Compounds (each such therapeutically or prophylactically active ingredients, a “Non-Compound Active Agent”), or (ii) a combination therapy comprised of a Compound and one or more other therapeutically or prophylactically active products containing at least one Non-Compound Active Agent but not containing any Compounds, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case, including all dosage forms, formulations, presentations, line extensions and package configurations.

For purposes of the License Agreement, “Indication” means a disease (i) for which the given Licensed Product is indicated for treatment (or for which a BLA for such Licensed Product is filed) and (ii) that is described in the Licensed Product label as required by the Regulatory Approval granted by the applicable Regulatory Authority (or which is proposed in the BLA). To distinguish one Indication from another Indication, the two Indications have to be (i) listed in two different blocks of the Tenth Revision of the International Classifications of Diseases and Related Health Problems, as may be revised or amended from time to time, or a successor classification (as a way of example, any retinopathy under H35 is in a different block from any retinopathy under block H31, whereas H35.023 and H35.031 belong to the same block) and (ii) developed by Roche under separate pivotal clinical studies.

For purposes of the License Agreement, “First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the first invoiced sale of such a Licensed Product to a third party by a member of the Roche Group in such country following the receipt of any Regulatory Approval required for the sale of such Licensed Product, or if no such Regulatory Approval is required, the date of the first invoiced sale of such Licensed Product to a third party by a member of the Roche Group in such country.

For purposes of the License Agreement, “Licensed Compound” means (i) EBI-031, (ii) certain of our other IL-6 antagonist anti-IL-6 monoclonal antibodies or (iii) any other Compound that (x) is covered by certain of our patent rights in the United States or European Union or (y) was covered by such a patent rights that had expired less than ten years from the applicable date.

For purposes of the License Agreement, “Net Sales” means, for a Licensed Product in a particular period, the amount calculated by subtracting from the Sales of such Licensed Product for such period by Roche or any of its affiliates: (i) a lump sum deduction of 4.0% of such Sales in lieu of those deductions that are not accounted for on a Licensed Product-by-Licensed Product basis (such as freight, postage charges, transportation insurance, packing materials for dispatch of goods and custom duties); (ii) uncollectible amounts accrued during such period with respect to such Sales based on a proportional allocation of the total bad debts accrued during such period and not already taken as a gross-to-net deduction in accordance with the then currently used International Financial Reporting Standards (“IFRS”) in the calculation of such Sales of such Licensed Product for such period; (iii) credit card charges (including processing fees) incurred during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Licensed Product for such period; and (iv) government mandated fees and taxes and other government charges accrued during such period with respect to such Sales not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of such Sales of such Licensed Product for such period, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or other action of a government or regulatory body, but excluding any taxes on net income of a member of the Roche Group.

For purposes of the License Agreement, “Regulatory Approval” means any approvals, registrations or authorizations by any national, supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, including the FDA, in each country involved in the granting of Regulatory Approval for the Product, necessary for the sale of a Product.

For purposes of the License Agreement, “Royalty Term” means, unless Roche exercised a buy-out option, on a country-by-country basis, with respect to a Licensed Product, the period of time commencing on the date of First Commercial Sale of such Licensed Product in such country and ending on the later of the date that is (i) ten years after the date of the First Commercial Sale of such Licensed Product in such country, or (ii) the expiration of the last to expire valid claim (other than a claim for manufacturing processes, product-by-process or delivery devices) in Eleven patent rights covering such Licensed Product or any Compound in such Licensed Product in such country.

For purposes of the License Agreement, “Sales” means, for a Licensed Product in a particular period, the sum of:

(i) the amount stated in the Roche Holding AG “Sales” line of its externally published audited consolidated financial statements with respect to such Licensed Product for such period (excluding sales for resale to any sublicensees that are not affiliates of Roche). This amount reflects the gross invoice price at which such Licensed Product was sold or otherwise disposed of (other than for use as clinical supplies or free samples) by Roche and its affiliates to such third parties (excluding sales to any sublicensees that are not affiliates of Roche) in such period reduced by gross-to-net deductions, if not previously deducted from such invoiced amount, taken in accordance with the then currently used IFRS.

(ii) for sublicensees that are not Roche affiliates, the sales amounts reported to Roche and its affiliates in accordance with the sublicensee contractual terms and their then-currently used accounting standards.

Buy-Out Options

There are two “option periods” during which Roche may elect to end its diligence, milestone and royalty payment obligations under the License Agreement. First, Roche may exercise a buy-out option following the Initiation of the first Phase II Study for a Licensed Product up until the day before the Initiation of the first Phase III Study for a Licensed Product, in which case Roche will pay us $135.0 million within 30 days after Roche exercises the buy-out option and receives an invoice from us. Second, Roche may exercise a buy-out option following the day after the Initiation of the first Phase III Study for a Licensed Product until the day before BLA Filing for a Licensed Product in either the United States or in the European Union, in which case Roche will pay us, within 30 days after Roche exercises the buy-out option and receives an invoice from us, $265.0 million (which would be reduced to $220.0 million if none of our patent rights containing a composition of matter claim covering any Licensed Compound or Licensed Product has issued in the European Union).

For purposes of the License Agreement “Phase II Study” means a human clinical trial that includes a control arm (placebo or standard of care), a minimum of 100 patients per Indication (except (i) if the Indication is an orphan Indication as determined under Applicable Law, in which case there shall be no such minimum, or (ii) if the clinical trial is intended to explore multiple Indications in the same arm or arms of such clinical trial, in which case a minimum of 100 total patients, irrespective of Indication, shall apply), and a minimum duration of dosing for each patient of five months from the initial dose until the last dose, regardless of how frequently any such patients are dosed, and for which the primary endpoints include a determination of dose ranges or a preliminary determination of efficacy in patients being studied, as described in 21 C.F.R. § 312.21(b) of the Federal Food, Drug and Cosmetic Act, as amended from time to time, and the foreign equivalent thereof (“FDCA”).

For purposes of the License Agreement “Phase III Study” means a human clinical trial that is prospectively designed to, if successful, demonstrate statistically whether a product is safe and effective for use in humans in a manner which, if such trial is successful, would be sufficient, alone or with other clinical studies, to seek to obtain regulatory approval to market such product in patients having the disease or condition being studied, as described in 21 C.F.R. § 312.21(c) of the FDCA.

Intellectual Property

Until such time as Roche exercises a buy-out option (or after Roche has failed to timely exercise each of its buy-out options), Roche will use commercially reasonable efforts to control the preparation, prosecution, filing and maintenance of certain of our patent rights in the Licensed Intellectual Property, without Roche taking into account the payment reductions under the License Agreement that would occur if any such patent right or claim in such a patent right were to not exist.

Representations and Warranties

The License Agreement contains certain representations and warranties made by us regarding, among other things:

•	the disclosure to Roche of certain clinical and safety data with respect to the Licensed Products;

•	our exclusive ownership or license of all right, title and interest in certain patent rights with respect to the Licensed Intellectual Property;

•	the transference to us by the inventors of the inventions disclosed and/or claimed in certain of our patent rights with respect to the Licensed Intellectual Property;

•	our lawful right to grant Roche and its affiliates the rights and licenses described in the License Agreement;

•	our authority and power to enter into and perform the License Agreement and the execution and delivery of the License Agreement;

•	the absence of conflicts with or defaults under its organizational documents, other contracts and applicable law;

•	the absence of claims or investigations relating to the matters contemplated under the License Agreement that would materially and adversely affect our ability to perform our obligations under the License Agreement;

•	the scope of the license granted under the License Agreement; and

•	our ownership of know-how and the validity of our patent rights in the Licensed Intellectual Property.

Limitation of Liability

From and after the effective date of the license under the License Agreement, neither party may recover special, incidental consequential, indirect or punitive damages or lost profits from the other, except for indemnification obligations.

Conditions to Effectiveness

If the License Transaction Proposal is approved by our stockholders, the License Agreement shall automatically become effective on the following business day; provided that no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, stay, decree, judgment or injunction or statute, rule or regulation which has the effect of prohibiting the consummation of the transactions contemplated by the License Agreement.

Termination

The License Agreement may be terminated as follows:

•	in its entirety or on a country-by-country basis by either party following effectiveness of the License Agreement if the other party is in breach of any of its material obligations under the License Agreement and fails to cure such breach within 90 days of receiving written notice thereof, although if the allegedly-breaching party in good faith disputes the existence of such breach of its failure to cure such breach, the non-breaching party’s right to terminate will be delayed until the dispute is resolved in the non-breaching party’s favor and the breaching party will have any remaining portion of its cure period to cure such breach;

•	in its entirety or on a Product-by-Product or country-by-country basis by Roche following effectiveness of the License Agreement by providing advanced written notice;

•	by us if, prior to the first Filing of a BLA for a Licensed Product, there is a period of twelve months where Roche is not conducting material development activities with respect to the Licensed Products;

•	by Roche following effectiveness of the license under the License Agreement by providing written notice if we are debarred, disqualified, suspended, excluded, or otherwise declared ineligible from certain federal or state agencies or programs;

•	automatically if we fail to get approval of the License Transaction Proposal by the holders of a majority of our outstanding common stock entitled to vote thereon pursuant to the DGCL at the Special Meeting;

•	by Roche if the Special Meeting does not occur within 75 days following execution of the License Agreement; or

•

by either party prior to the effective date of the license under the License Agreement if our Board has approved or recommended to the stockholders of the Company an unsolicited alternative strategic transaction with respect to the Licensed Intellectual Property that the Board has determined, in good faith (after consultation with outside counsel and its financial advisors) is, or could reasonably be expected to lead to such an alternative strategic transaction which is, more favorable to the Company or its stockholders than the License Transaction, taking into account all the terms and conditions of such proposal or offer, and which is reasonably capable of being completed on the terms proposed.

If, after the effective date of the license under the License Agreement, the License Agreement is terminated by us for Roche’s material breach or development discontinuance or by Roche at its election (each, a “Roche Activated Termination”), then Roche may provide us with sufficient information to determine whether we wish to continue pursuing development of the Returnable Products (as defined below), other than Combination Products, that were developed by Roche prior to the termination of the License Agreement. If we notify Roche within a certain period of time that we have a bona fide intention to continue ongoing development and commercialization of certain Returnable Products, Roche will use commercially reasonable efforts to transfer to us all regulatory filings and approvals, all final pre-clinical and clinical study reports and clinical study protocols, and all data, including clinical data, in the possession and control of the Roche Group related to such Returnable Products necessary for us to continue to develop and commercialize such Returnable Products, and we will reimburse Roche for the cost of providing us such information and will pay for all of Roche’s transfer activities.

To the extent we are able to recover and subsequently commercialize any such Returnable Products, we will owe Roche a royalty on such Returnable Products, paid on a tiered scale based on the development stage at which the product was returned to us, as set forth below.

Status of the Returnable Product at time of termination	Royalty rate
Phase II Study Initiated	2.0%
Phase III Study Initiated	5.0%
First Commercial Sale in the United States or anywhere in the European Union	10.0%

Such royalties will be paid on a Returnable Product-by-Returnable Product and country-by-country basis commencing on the first commercial sale of the Returnable Product in such country by us, or any of our affiliates, licensees or sublicensees (other than a member of the Roche Group) and ending ten years after the first commercial sale of the Returnable Product in such country by any entity (including a member of the Roche Group). The royalties are also subject to similar reductions as apply to the royalties paid by Roche to us under the License Agreement.

For purposes of the License Agreement, “Returnable Product” means a Licensed Product that has advanced at least into Initiation of a Phase I Study (as defined below) by the effective date of termination of the License Agreement.

For purposes of the License Agreement, “Phase I Study” means a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a) of the FDCA.

Solicitation

Except as specifically permitted in the License Agreement, the Company shall not, and shall use its reasonable best efforts to cause its officers, directors, employees, investment bankers, attorneys or other agents or advisors not to, directly or directly, (i) solicit, initiate, or knowingly facilitate or knowingly encourage the submission of any proposal or offer from any third party with respect to an Alternative Transaction; (ii) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the IL-6 program to, or afford access to the business, properties, assets, books or records of the IL-6 program to, any third party that, to Eleven’s knowledge, is seeking to make, or has made, any proposal or offer for a Transaction, in each case relating to or in connection with an Alternative Transaction; or (iii) enter into any agreement with any person or entity (other than Roche) for an Alternative Transaction.

Notwithstanding the above, the Company may: (i) furnish non-public information relating to, and afford access to the business, properties, assets, books or records of, the IL-6 program to any Qualified Person (and the representatives of any such Qualified Person), pursuant to a confidentiality agreement not materially less restrictive of the other party than the confidentiality obligations applicable to Roche pursuant to our non-disclosure agreement with Roche; (ii) engage in discussions or negotiations (including solicitation of revised proposals with respect to an Alternative Transaction) with any Qualified Person (and the representatives of such Qualified Person) with respect to a potential Alternative Transaction; (iii) amend or grant a waiver or release under any standstill or similar agreement with respect to any capital stock of Eleven with any Qualified Person; and/or (iv) enter into an agreement with a Qualified Person with respect to an Alternative Transaction.

For purposes of the License Agreement, “Alternative Transaction” means any exclusive outbound license of, exclusive collaboration regarding, or sale, transfer or other disposition of, a material portion of Eleven’s assets, rights and know-how in Eleven’s IL-6 program, including EBI-031, whether by agreement, equity purchase, asset purchase, merger, business combination, restructuring or otherwise, it being understood and agreed that the following shall not constitute an “Alternative Transaction”: (i) a Carve-Out Transaction, (ii) a financing transaction solely related to the continued financing of the operations of Eleven or (iii) the transactions contemplated by this Agreement.

For purposes of the License Agreement, “Carve-Out Transaction” means a merger, tender offer, consolidation or other business combination pursuant to which the overall business or assets of Eleven are combined with that of a third party in a transaction (i) that, if to be entered into prior to the effectiveness of the license under the License Agreement, will provide for the continued effectiveness of the License Agreement and the rights and obligations of Eleven and Roche and (ii) that specifically contemplates the exclusion of Eleven’s development and commercialization rights with respect to the IL-6 program, including EBI-031.

For purposes of the License Agreement, “Qualified Person” means mean any person or entity making an unsolicited inquiry, proposal or offer with respect to an Alternative Transaction that the Board determines in good faith (after consultation with outside counsel and its financial advisors) is, or could reasonably be expected to lead to an Alternative Transaction that is, more favorable to Eleven or its stockholders than the transactions contemplated by the License Agreement, taking into account all the terms and conditions of such proposal or offer, and that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal or offer.

Change of Control

If we undergo a Change of Control (as defined below), we will provide written notice to Roche within 15 days after completion of such Change of Control, the acquirer or successor will acknowledge in writing to Roche that certain know-how and patent rights licensed to Roche under the License Agreement are subject to the exclusive licenses to Roche for the research, development or commercialization of Compounds or Products, subject to the terms and conditions of the License Agreement. If either Eleven or the acquirer or its affiliates are engaged in the conduct of clinical studies or commercialization of competing ophthalmic products either at the time of the Change of Control or thereafter, then Roche may require Eleven and the acquirer and its affiliates to institute a firewall to limit access of information and reports provided by Roche to certain individuals specified in the License Agreement.

For purposes of the License Agreement, “Change of Control” means (i) the acquisition by any third party of beneficial ownership of 50.0% or more of our then-outstanding common stock or voting power, other than acquisitions by employee benefit plans sponsored or maintained by us; (ii) the consummation of a business combination involving us, unless, following such business combination, our stockholders immediately prior to such business combination beneficially own directly or indirectly more than 50.0% of the then outstanding common shares or voting power of the entity resulting from such business combination; or (iii) the sale of all or substantially all of our assets or business to a third party.

Indemnification

We have agreed to indemnify Roche for any losses, expenses, costs of defense and amounts Roche becomes legally obligated to pay due to claims from a third party to the extent resulting from our breach of the License Agreement or activities related to Licensed Products conducted by us or on our behalf, except to the extent such losses, expenses, costs and amounts are due to Roche’s breach of the License Agreement or the gross negligence or willful misconduct or failure to act of Roche, its affiliates or sublicensees. Roche has agreed to indemnify us for any losses, expenses, cost of defense and amounts we become legally obligated to pay due to a claim from a third party to the extent resulting from the breach of the License Agreement by Roche or activities related to Licensed Products conducted by or on behalf of Roche or any of its affiliates or sublicensees, except to the extent such losses, expenses, costs and amounts are due to our breach of the License Agreement or our gross negligence or willful misconduct or failure to act.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE LICENSE AGREEMENT, INCLUDING THE GRANT OF THE EXCLUSIVE LICENSES THEREUNDER.

PROPOSAL 2—AUTHORITY TO ADJOURN THE SPECIAL MEETING

If, at the Special Meeting, the Board determines it is necessary or appropriate to adjourn the Special Meeting to solicit additional proxies to approve the License Transaction Proposal, then we intend to move to vote on this proposal. If the Board determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Proposal 2 and not on the License Transaction Proposal.

In this proposal, we are asking our stockholders to approve a proposal to authorize the Board, in its discretion, to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal. If our stockholders approve the adjournment of the Special Meeting, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the License Transaction Proposal. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against the License Transaction Proposal such that the License Transaction Proposal would be defeated, we could adjourn the Special Meeting without a vote on the License Transaction Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the License Transaction Proposal.

The vote on this proposal is a vote separate and apart from the vote on the License Transaction Proposal. Accordingly, you may vote “FOR” the License Transaction Proposal and vote “AGAINST” or “ABSTAIN” for the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies (and vice versa).

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the Special Meeting and voting on such proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of June 17, 2016, by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5.0% of our common stock based on currently available Schedules 13D and 13G filed with the SEC.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 19,956,868 shares of our common stock outstanding as of June 17, 2016.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options and warrants that are currently exercisable or exercisable within 60 days after June 17, 2016 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Eleven Biotherapeutics, Inc., 215 First Street, Suite 400, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5.0% Stockholders:
Boxer Capital, LLC(1)	1,523,572	7.6%
Entities affiliated with Flagship Ventures Management, Inc.(2)	3,373,425	16.9%
JAFCO Super V3 Investment Limited Partnership(3)	1,449,337	7.3%
Sabby Management, LLC(4)	1,192,775	5.9%
Third Rock Ventures, L.P.(5)	4,841,591	24.3%
Directors and Named Executive Officers:
Daniel S. Lynch(6)	170,847	*
David A. Berry, M.D., Ph.D.(7)	21,972	*
Paul G. Chaney(8)	22,421	*
Wendy L. Dixon, Ph.D.(9)	18,834	*
Jay S. Duker, M.D.(10)	9,417	*
Barry J. Gertz, M.D., Ph.D.(11)	9,417	*
Jane V. Henderson(12)	30,654	*
Cary G. Pfeffer, M.D.(13)	4,863,563	24.3%
Abbie C. Celniker, Ph.D.(14)	630,391	3.1%
John J. McCabe, C.P.A.(15)	80,001	*
Eric S. Furfine, Ph.D.(16)	168,467	*
Karen Tubridy, Pharm.D.(17)	141,891	*
All current executive officers and directors as a group (11 persons)(18)	5,999,408	29.0%

*	Less than one percent.
(1)	Consists of (i) 1,255,412 shares of common stock beneficially owned by Boxer Capital, LLC, Boxer Asset Management Inc. and Joe Lewis and (ii) 268,160 shares of common stock beneficially owned by MVA

Investors, LLC. Boxer Capital has shared voting and dispositive power with regard to the shares of common stock it owns directly. Boxer Management and Joe Lewis each have shared voting and dispositive power with regard to the shares of common stock owned directly by Boxer Capital. MVA Investors has sole voting and dispositive power with regard to the shares of common stock it owns. Neither Boxer Capital, Boxer Management nor Mr. Lewis has any voting or dispositive power with regard to the shares of Common Stock held by MVA Investors. The address for Boxer Capital, Boxer Management, Mr. Lewis and MVA Investors, LLC is 11682 El Camino Real, Suite 320, San Diego, CA 92130. Beneficial ownership is derived from a Schedule 13G/A filed on June 14, 2016.
(2)	Consists of (i) 1,907,008 shares of common stock held by Flagship Ventures Fund 2007 L.P., or Flagship 2007, (ii) 1,173,149 shares of common stock held by Flagship Ventures Fund IV, L.P., or Flagship IV, and (iii) 293,268 shares of common stock held by Flagship Ventures Fund IV-Rx, L.P., or Flagship IV-Rx. Each of Flagship Ventures 2007 General Partner LLC, the general partner of Flagship 2007, and Flagship Ventures Fund IV General Partner LLC, the general partner of Flagship IV and Flagship IV-Rx, may be deemed to share voting and dispositive power with respect to the shares held by the Flagship Funds respectively. In addition, investment decisions with respect to the shares held by each of the Flagship Funds are made in part by Dr. Berry, a member of our board of directors, who is a partner of Flagship Ventures. Dr. Berry disclaims beneficial ownership of all shares held by the Flagship Funds, except to the extent of his pecuniary interest therein. The address for Flagship Ventures Management, Inc. is One Memorial Drive, 7th Floor, Cambridge, MA 02142.
(3)	All shares are held by JAFCO Super V3 Investment Limited Partnership. The address for JAFCO Super V3 Investment Limited Partnership is Otemachi First Square, West Tower, 11F, 1-5-1 Otemachi Chiyoda-ku, Tokyo 100-0004, Japan. Beneficial ownership is derived from a Schedule 13G/A filed on February 10, 2016.
(4)	Consists of (i) 844,040 shares of common stock and (ii) 348,735 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after June 17, 2016. Hal Mintz has voting and investment power over the shares held by each of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (collectively, the “Sabby Funds”). Sabby Management, LLC serves as the investment manager of the Sabby Funds. Hal Mintz is the manager of Sabby Management, LLC. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over these shares except to the extent of any pecuniary interest therein. The address for Sabby Management, LLC is 10 Mountainview Road, Suite 205 Upper Saddle River, New Jersey 07458. Beneficial ownership is derived from a Schedule 13G filed on February 1, 2016.
(5)	All shares are held by Third Rock Ventures, L.P., or TRV L.P. Each of Third Rock Ventures GP L.P., or TRV GP L.P., and Third Rock Ventures GP, LLC, or TRV GP LLC, may be deemed to share voting and dispositive power with respect to all shares held by TRV L.P. In addition, investment decisions with respect to the shares held by TRV L.P. are made by an investment committee at TRV GP L.P., of which Dr. Pfeffer, a member of our board of directors, is a member. TRV GP L.P., TRV GP LLC and Dr. Pfeffer disclaim beneficial ownership of all shares held by TRV L.P., except to the extent of any pecuniary interest therein. The address for TRV L.P. is 29 Newbury Street, Boston, MA 02116.
(6)	Consists of (i) 70,879 shares of restricted common stock and (ii) 99,968 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016.
(7)	Consists of 21,972 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016. Mr. Berry was deemed not to beneficially own the 3,373,424 shares held by the entities affiliated with Flagship Ventures Management, Inc.
(8)	Consists of 22,421 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016.
(9)	Consists of 18,834 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016.
(10)	Consists of 9,417 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016.
(11)	Consists of 9,417 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016.

(12)	Consists of 30,654 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016.
(13)	Consists of (i) the shares held by Third Rock Ventures, L.P. described in footnote 5 above, which Dr. Pfeffer beneficially owns, and (ii) 21,972 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016.
(14)	Consists of (i) 372,775 shares of common stock, (ii) 229,016 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016, and (iii) 28,600 shares of common stock issuable upon the vesting of restricted stock units within 60 days after June 17, 2016.
(15)	Consists of (i) 1,833 shares of common stock, (ii) 74,835 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016 and (iii) 3,333 shares of common stock issuable upon the vesting of restricted stock units within 60 days after June 17, 2016.
(16)	Consists of (i) 152,148 shares of common stock, (ii) 3,219 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016 and (iii) 13,100 shares of common stock issuable upon the vesting of restricted stock units within 60 days after June 17, 2016. Dr. Furfine terminated his employment with us effective February 5, 2016.
(17)	Consists of (i) 12,192 shares of common stock and (ii) 117,232 shares of common stock issuable upon the exercise of options exercisable within 60 days after June 17, 2016 and (iii) 12,467 shares of common stock issuable upon the vesting of restricted stock units within 60 days after June 17, 2016.
(18)	Consists of (i) 5,299,270 shares of common stock, (ii) 655,738 shares of common stock underlying options that are exercisable as of June 17, 2016 or will become exercisable within 60 days after such date and (iii) 44,400 shares of common stock issuable upon the vesting of restricted stock units within 60 days after June 17, 2016.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. The Company will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability, proxy statements and annual reports. This means that only one copy of our Proxy Statement have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Eleven Biotherapeutics, Inc., 215 First Street, Suite 400 Cambridge, MA 02142, Attention: Corporate Secretary, or by calling (617) 858-8911. Any stockholder who wants to receive separate copies of proxy statements in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address or phone number.

Deadline for Submission of Stockholder Proposals for 2017 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2017 (the “2017 Annual Meeting”) pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 215 First Street, Suite 400 Cambridge, MA 02142, Attention: Corporate Secretary, no later than December 30, 2016, the date that is 120 days prior to the first anniversary of the date of the proxy statement delivered in connection with our annual meeting of stockholders held on June 8, 2016, in order to be included in the proxy statement and proxy card relating to that meeting.

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal offices at 215 First Street, Suite 400 Cambridge, MA 02142, Attention: Corporate Secretary, not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2017 Annual Meeting, such a proposal must be received by us no earlier than February 8, 2017 and no later than March 10, 2017. However, if the date of the annual meeting is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made, whichever first occurs. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2017 Annual Meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Available Information

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and are required to file periodic reports, proxy statements and other documents with the SEC relating to our business, financial conditions and other matters. Such reports, Proxy Statements and other documents may be examined and copies may be obtained from the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the SEC’s Web site at http://www.sec.gov. Copies should be available by mail upon payment of the SEC’s customary charges by writing to the SEC’s principal offices at 100 F Street, N.W., Washington, D.C. 20549.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed with the SEC on March 25, 2016);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 (filed with the SEC on May 5, 2016);

•	Current Reports on Form 8-K filed with the SEC on June 1, 2016, June 10, 2016 and June 13, 2016; and

•	Definitive Proxy Statement for our 2016 annual meeting of stockholders filed with the SEC on April 29, 2016.

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Eleven Biotherapeutics, Inc., 215 First Street, Suite 400 Cambridge, MA 02142, Attention: Corporate Secretary, or by calling (617) 858-8911; or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                    ], 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Appendix A

LICENSE AGREEMENT

License Agreement

This Agreement, dated as of June 10, 2016, is entered into by and between

F. Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”)

and

Hoffmann-La Roche Inc.

with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche US”; Roche Basel and Roche US together referred to as “Roche”)

on the one hand

and

Eleven Biotherapeutics, Inc.

with an office and place of business at 215 First Street, Suite 400, Cambridge, Massachusetts 02142, U.S.A. (“Eleven”)

on the other hand.

A-i

1.	Definitions		A-1

	1.1	Affiliate	A-1
	1.2	Agreement	A-1
	1.3	Agreement Term	A-1
	1.4	Alternative Transaction	A-1
	1.5	Applicable Law	A-2
	1.6	Base Returnable Product	A-2
	1.7	Biosimilar Product	A-2
	1.8	BLA	A-2
	1.9	Business Day	A-2
	1.10	Calendar Quarter	A-2
	1.11	Calendar Year	A-2
	1.12	Carve-Out Transaction	A-2
	1.13	Change of Control	A-3
	1.14	Change of Control Group	A-3
	1.15	Clinical Study	A-3
	1.16	Combination Product	A-3
	1.17	Commercially Reasonable Efforts	A-3
	1.18	Companion Diagnostic	A-4
	1.19	Composition of Matter Claim	A-4
	1.20	Compound	A-4
	1.21	Compulsory Sublicense Compensation	A-4
	1.22	Confidential Information	A-4
	1.23	Continuation Election Evaluation Process	A-5
	1.24	Continuation Election Notice	A-5
	1.25	Control	A-5
	1.26	Cover	A-5
	1.27	Core Compound Patent Rights	A-5
	1.28	Early Returnable Product	A-6
	1.29	Effective Date	A-6
	1.30	Eleven Base Patent Rights	A-6
	1.31	Eleven Cell Line Materials	A-6
	1.32	Eleven Compounds	A-6
	1.33	Eleven Know-How	A-6
	1.34	Eleven Patent Rights	A-7
	1.35	EU	A-7
	1.36	Excluded Eleven Patent Right	A-7
	1.37	Exclusivity Agreement	A-7
	1.38	Expert	A-7
	1.39	Expiration Date	A-7
	1.40	Extended Roche GLP Tox Study	A-7
	1.41	FDA	A-8
	1.42	FDCA	A-8
	1.43	Field	A-8
	1.44	Filing	A-8
	1.45	First Commercial Sale	A-8
	1.46	First Option Period	A-8
	1.47	FujiFilm	A-8
	1.48	Handle	A-8
	1.49	ICD-10	A-8

A-ii

1.50	IFRS	A-9
1.51	IND	A-9
1.52	IND Clearance	A-9
1.53	IND Clearance Activities	A-9
1.54	Indication	A-9
1.55	Infringe	A-9
1.56	Initiation	A-10
1.57	Inventory	A-10
1.58	Know-How	A-10
1.59	Licensed Compound	A-10
1.60	Licensed Product	A-10
1.61	Major EU Country	A-10
1.62	Modified Returnable Product	A-10
1.63	Net Sales	A-10
1.64	Non-Prosecution Claim	A-11
1.65	Non-Prosecution Patent Right	A-11
1.66	Party	A-11
1.67	Patent Rights	A-11
1.68	Phase I Study	A-11
1.69	Phase II Study	A-12
1.70	Phase III Study	A-12
1.71	Pre-Commercialized Returnable Product	A-12
1.72	Primary Composition of Matter Claim	A-12
1.73	Product	A-12
1.74	Proprietary Manufacturing IP	A-12
1.75	Qualified Person	A-13
1.76	Regulatory Approval	A-13
1.77	Regulatory Authority	A-13
1.78	Required Company Stockholder Vote	A-13
1.79	Responsibility Transfer Date	A-13
1.80	Returnable Product	A-13
1.81	Roche Activated Termination	A-13
1.82	Roche Group	A-13
1.83	Roche Group Third Party	A-14
1.84	Roche Know-How	A-14
1.85	Roche Patent Rights	A-14
1.86	Royalty Term	A-14
1.87	Sales	A-14
1.88	Secondary Composition of Matter Claim	A-15
1.89	Second Option Period	A-15
1.90	Signature Date	A-15
1.91	Stockholder Voting Proposal	A-15
1.92	Sublicensee	A-15
1.93	Symbiosis	A-15
1.94	Territory	A-15
1.95	Third Party	A-15
1.96	Third Party Eleven IP	A-16
1.97	US	A-16
1.98	US$	A-16
1.99	Valid Claim	A-16
1.100	Additional Definitions	A-16

A-iii

2.	Grant of License		A-17

	2.1	Grant of Rights	A-17
	2.2	License	A-17
	2.3	Sublicense	A-18
	2.4	Retained Rights	A-18

3.	Diligence		A-18

4.	Development		A-18
	4.1	Development for IND Clearance	A-18
	4.2	Development Other Than IND Clearance Activities	A-19

5.	Regulatory		A-19

	5.1	Responsibility	A-19
	5.2	Disclosure Covenant	A-19

6.	Manufacture and Supply of Product		A-20

	6.1	Product Inventory	A-20
	6.2	Responsibility and Transfer	A-20
	6.3	GMP Quality Agreements and Auditing	A-21

7.	Commercialization		A-21

8.	Information Exchange and Reports		A-21

	8.1	Alliance Director	A-21
	8.2	Updates to Eleven	A-21

9.	Payment		A-21

	9.1	License Fee	A-21
	9.2	Event Payments	A-22
	9.3	Royalty Payments	A-23
	9.4	Buy-out Options	A-25
	9.5	Disclosure of Payments	A-26

10.	Accounting and Reporting		A-26

	10.1	Timing of Payments	A-26
	10.2	Late Payment	A-26
	10.3	Method of Payment	A-26
	10.4	Currency Conversion	A-26
	10.5	Reporting	A-26

11.	Taxes		A-27

12.	Auditing		A-27

	12.1	Eleven Right to Audit	A-27
	12.2	Audit Reports	A-28
	12.3	Over- or Underpayment	A-28

13.	Intellectual Property		A-28

	13.1	Prosecution of Primary Eleven Patent Rights	A-28
	13.2	Prosecution of Select Non-Prosecution Patent Rights	A-29
	13.3	Patent Coordination Liaison	A-29

A-iv

	13.4	Infringement	A-29
	13.5	Defense	A-31
	13.6	Common Interest Disclosures	A-31
	13.7	Biosimilar or interchangeable biological products	A-31
	13.8	Patent Term Extensions	A-32
	13.9	Consent to File Patent Applications	A-32

14.	Representations and Warranties		A-32

	14.1	Eleven Representations and Warranties	A-32
	14.2	Roche Representations and Warranties	A-34
	14.3	No Other Representations	A-34

15.	Indemnification		A-34

16.	Liability		A-35

	16.1	Limitation of Liability	A-35
	16.2	Coordination	A-35

17.	Obligation Not to Disclose Confidential Information		A-35

	17.1	Non-Use and Non-Disclosure	A-35
	17.2	Permitted Disclosure	A-36
	17.3	Press Releases	A-36
	17.4	Commercial Considerations	A-36

18.	Agreement Expiration and Termination		A-37

	18.1	Commencement and Expiration	A-37
	18.2	Termination	A-37
	18.3	Consequences of Termination	A-38
	18.4	Royalty and Payment Obligations	A-43
	18.5	Survival	A-44

19.	Solicitation		A-44

20.	Bankruptcy		A-44

21.	Miscellaneous		A-45

	21.1	Governing Law	A-45
	21.2	Disputes	A-45
	21.3	Jurisdiction; Arbitration	A-45
	21.4	Assignment and Change of Control	A-45
	21.5	Debarment	A-46
	21.6	Independent Contractor	A-46
	21.7	Unenforceable Provisions and Severability	A-46
	21.8	Waiver	A-47
	21.9	Appendices	A-47
	21.10	Entire Understanding	A-47
	21.11	Amendments	A-47
	21.12	Invoices	A-47
	21.13	Notice	A-48
	21.14	Interpretation	A-48

A-v

License Agreement

WHEREAS, Eleven has discovered proprietary IL-6 antagonist monoclonal antibodies, including the compound known as EBI-031 (as defined below), and possesses proprietary intellectual property rights relating thereto; and

WHEREAS, Roche has expertise in the research, development, manufacture and commercialization of pharmaceutical and diagnostic products, and wishes to develop and commercialize such IL-6 antagonist monoclonal antibodies; and

WHEREAS, Eleven is willing to grant to Roche rights to use certain of its intellectual property rights to make, use, offer for sale, sell and import and export Licensed Compounds and Licensed Products in the Territory for use in the Field (as such terms are respectively defined below), as contemplated herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1 Affiliate

The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party or specified entity in question. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. Anything to the contrary in this paragraph notwithstanding, neither Chugai Pharmaceutical Co., Ltd, a Japanese corporation (“Chugai”) or its subsidiaries (if any) nor Foundation Medicine, Inc., a Delaware corporation (“FMI”) or its subsidiaries (if any) shall be deemed as Affiliates of Roche unless Roche provides written notice to Eleven of its desire to include Chugai, FMI or their respective subsidiaries (as applicable) as Affiliate(s) of Roche.

1.2 Agreement

The term “Agreement” shall mean this document, including any and all appendices and amendments to it, as may be amended from time to time in accordance with the provisions of this Agreement.

1.3 Agreement Term

The term “Agreement Term” shall mean the period of time commencing on the Signature Date and ending on the earlier of the Expiration Date or the effective date of termination of the Agreement if the Agreement is terminated prior to the Expiration Date as provided in Article 18.

1.4 Alternative Transaction

The term “Alternative Transaction” shall mean any exclusive outbound license of, exclusive collaboration regarding, or sale, transfer or other disposition, of a material portion of Eleven’s assets, rights and know-how in Eleven’s IL-6 program, including EBI-031, whether by agreement, equity purchase, asset purchase, merger, business combination, restructuring or otherwise, it being understood and agreed that the following shall not constitute an “Alternative Transaction”: (i) a Carve-Out Transaction, (ii) a financing transaction solely related to the continued financing of the operations of Eleven or (iii) the transactions contemplated by this Agreement.

1.5 Applicable Law

The term “Applicable Law” shall mean any law, statute, ordinance, code, rule or regulation that has been enacted by a government authority (including without limitation, any Regulatory Authority) and is in force as of the Signature Date or comes into force during the Agreement Term, in each case to the extent that the same is applicable to the performance by the Parties of their respective obligations under this Agreement.

1.6 Base Returnable Product

The term “Base Returnable Product” shall mean, with respect to a given Returnable Product, the Returnable Product in its then-existing form at the time of a Roche Activated Termination applicable to such Returnable Product.

1.7 Biosimilar Product

The term “Biosimilar Product” shall mean, with reference to a given Licensed Product in a country, a Product that (i) is not produced, licensed or owned by the Roche Group, (ii) is, according to the relevant Regulatory Authority for the given country or jurisdiction, highly similar with respect to the given Licensed Product, notwithstanding minor differences in clinically inactive components, and with no meaningful differences between the Biosimilar Product and the given Licensed Product in terms of the efficacy, safety, purity and potency of the product and (iii) is approved through an abbreviated regulatory pathway. For countries or jurisdictions where no explicit biosimilar regulations exist, a Biosimilar Product includes any Product that (x) has been deemed to be a biosimilar to the given Licensed Product by a Regulatory Authority in another country or jurisdiction or (y) has the same amino acid sequence as the Compound in such Licensed Product.

1.8 BLA

The term “BLA” shall mean a Biologics License Application, or similar application for marketing approval, of a Product for use in the Field submitted to the FDA, or a foreign equivalent of the FDA.

1.9 Business Day

The term “Business Day” shall mean 9.00am to 5.00pm local time on a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or permitted by law to be closed.

1.10 Calendar Quarter

The term “Calendar Quarter” shall mean each period of three (3) consecutive calendar months, ending March 31, June 30, September 30, and December 31.

1.11 Calendar Year

The term “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first year of the Agreement Term which shall begin on the Effective Date and end on December 31.

1.12 Carve-Out Transaction

The term “Carve-Out Transaction” means a merger, tender offer, consolidation or other business combination pursuant to which the overall business or assets of Eleven is combined with that of a Third-Party in a transaction

(i) that, if to be entered into prior to the Effective Date, will provide for the continued effectiveness of this Agreement and the rights and obligations of the Parties and (ii) that specifically contemplates the exclusion of Eleven’s development and commercialization rights with respect to the IL-6 program, including EBI-031.

1.13 Change of Control

The term “Change of Control” shall mean, with respect to Eleven: (i) the acquisition by any Third Party of beneficial ownership of fifty percent (50%) or more of the then-outstanding common shares or voting power of Eleven, other than acquisitions by employee benefit plans sponsored or maintained by Eleven; (ii) the consummation of a business combination involving Eleven, unless, following such business combination, the stockholders of Eleven immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then outstanding common shares or voting power of the entity resulting from such business combination; or (iii) the sale of all or substantially all of Eleven’s assets or business to a Third Party.

1.14 Change of Control Group

The term “Change of Control Group” shall mean the person or entity, or group of related persons or entities, that is the acquirer of, or the successor to, Eleven in connection with a Change of Control of Eleven, together with Affiliates of such persons or entities that are not Affiliates of Eleven immediately prior to the completion of such Change of Control of Eleven.

1.15 Clinical Study

The term “Clinical Study” shall mean a Phase I Study, a Phase II Study or Phase III Study, as applicable.

1.16 Combination Product

The term “Combination Product” shall mean

a)	a single pharmaceutical formulation containing as its active ingredients both

(i)	a Compound and

(ii)	one or more other therapeutically or prophylactically active ingredients that are not Compounds (each such therapeutically or prophylactically active ingredients, a “Non-Compound Active Agent”), or

b)	a combination therapy comprised of

(i)	a Compound and

(ii)	one or more other therapeutically or prophylactically active products containing at least one Non-Compound Active Agent but not containing any Compounds, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations. All references to Product in this Agreement shall be deemed to include Combination Product; all references to Licensed Product in this Agreement shall be deemed to include Combination Products containing a Licensed Product.

1.17 Commercially Reasonable Efforts

The term “Commercially Reasonable Efforts” shall mean such level of efforts consistent with

(i)	with respect to Eleven, the efforts that a company of comparable size and resources to and at the same stage of development as Eleven devotes, and

(ii)	with respect to Roche, the efforts that Roche devotes,

at the same stage of development or commercialization (including, as applicable, to the Handling of Patent Rights), as applicable, for its own internally developed pharmaceutical products in a similar area with similar market potential, at a similar stage of their product life taking into account the existence of other competitive products in the market place or under development, the proprietary position of the product, the regulatory structure involved, the anticipated profitability of the product and other relevant factors. It is understood that such product potential may change from time to time based upon changing scientific, business and marketing and return on investment considerations.

However, Roche (and its Affiliates) does not always seek to market its own products in every country or seek to obtain regulatory approval in every country or for every potential indication. As a result, except as expressly set forth in Article 3, the exercise of diligence by Roche is to be determined by judging Roche’s commercially reasonable efforts, taken as a whole.

1.18 Companion Diagnostic

The term “Companion Diagnostic” shall mean any product that is used for predicting or monitoring the response of a human being to treatment with a Product (e.g., device, compound, kit, biomarker or service that contains a component that is used to detect or quantify the presence or amount of an analyte in body or tissue that affects the pathogens of the disease).

1.19 Composition of Matter Claim

The term “Composition of Matter Claim” shall mean a Primary Composition of Matter Claim or a Secondary Composition of Matter Claim.

1.20 Compound

The term “Compound” shall mean any IL-6 antagonist anti-IL-6 monoclonal antibody, either whole or an active fragment thereof, including EBI-031.

1.21 Compulsory Sublicense Compensation

The term “Compulsory Sublicense Compensation” shall mean, for a given Licensed Product and a given country or region in the Territory, the compensation paid by a Roche Group Third Party (in such context, a “Compulsory Sublicensee”) to any member of the Roche Group (other than such Compulsory Sublicensee) under a sublicense of Eleven Patent Rights granted to the Compulsory Sublicensee by a member of the Roche Group through the order, decree or grant of a governmental authority having competent jurisdiction in such country or region, authorizing such Roche Group Third Party to manufacture, use, sell, offer for sale, import or export such Licensed Product in such country or region (the “Compulsory Sublicense”).

1.22 Confidential Information

The term “Confidential Information” shall mean any and all information, data or know-how (including Know-How), whether technical or non-technical, oral or written, that is disclosed by one Party or any of its Affiliates (each, a “Disclosing Party”) to the other Party or any of its Affiliates (each a “Receiving Party”), including, after the Effective Date, any Eleven NDA Information and any Eleven MTA Information. Confidential Information shall not include any information, data or know-how that:

(i)	was generally available to the public at the time of disclosure by the Disclosing Party to the Receiving Party, or becomes available to the public after disclosure by the Disclosing Party to the Receiving Party other than through fault (whether by action or inaction) of the Receiving Party or any of its Affiliates under circumstances permitting its use or disclosure,

(ii)	can be evidenced by written records to have been already known to the Receiving Party or any of its Affiliates prior to its receipt from the Disclosing Party,

(iii)	is obtained by the Receiving Party or any of its Affiliates at any time lawfully from a Third Party under circumstances permitting its use or disclosure,

(iv)	is developed independently by the Receiving Party or any of its Affiliates as evidenced by written records other than through knowledge of or reference to the Disclosing Party’s Confidential Information, or

(v)	is approved in writing by the Disclosing Party for release by the Receiving Party.

The terms of this Agreement shall be considered Confidential Information of the Parties, with each Party being considered the Disclosing Party and the Receiving Party with respect thereto.

1.23 Continuation Election Evaluation Process

The term “Continuation Election Evaluation Process” shall mean the procedure described in Section 18.3.2 that may culminate in Eleven providing Roche with a Continuation Election Notice.

1.24 Continuation Election Notice

The term “Continuation Election Notice” shall mean the notice Eleven provides to Roche under Section 18.3.2 describing (i) Eleven’s bona fide intentions to continue ongoing development and commercialization of specified Returnable Product(s) and (ii) to the extent applicable, Eleven’s preliminary request for Roche’s continuation of activities during the termination period or transfer of the data, material and information relating to the Returnable Product(s) in accordance with Section 18.3.2.

1.25 Control

The term “Control” shall mean (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”) (i) with respect to Patent Rights or Know-How, the possession by a Party (or another specified entity) of the ability to grant a license or sublicense of such Patent Rights or Know-How without violating the terms of any agreement or arrangement between such Party (or such other specified entity) and any other party and (ii) with respect to proprietary materials, the possession by a Party (or another specified entity) of the ability to supply such proprietary materials to the other Party (or another specified entity) as provided herein without violating the terms of any agreement or arrangement between such supplying Party (or such other specified supplying entity) and any other party.

1.26 Cover

The term “Cover” shall mean (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the developing, making, using, offering for sale, promoting, selling, exporting or importing of a given compound, formulation or product would Infringe a Valid Claim in the absence of a license under or ownership in the Patent Rights to which such Valid Claim pertains. The determination of whether a compound, formulation, process or product is Covered by a particular Valid Claim shall be made on a country-by-country basis; for clarity, Valid Claims that apply to a given country may be national for such country or may be regional or international where and to the extent applicable to such country.

1.27 Core Compound Patent Rights

The term “Core Compound Patent Rights” shall mean the Core Patent Rights, other than the Patent Right listed in the Appendix 1.30 table headed “IL-6 Antagonist Formulations and Uses Thereof” and patents and patent applications claiming priority from such Patent Right and any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing.

1.28 Early Returnable Product

The term “Early Returnable Product” shall mean a Returnable Product that has not yet reached an end-of-Phase-2 meeting with the FDA or EMA or the Initiation of the first Phase III Study by the effective date of the termination.

1.29 Effective Date

The term “Effective Date” shall mean the date that is one (1) Business Day following the date on which the Stockholder Voting Proposal shall have been authorized at the Company Meeting, at which a quorum is present, by the Required Company Stockholder Vote; provided that no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, stay, decree, judgment or injunction or statute, rule or regulation which has the effect of prohibiting the consummation of the transactions contemplated by this Agreement.

1.30 Eleven Base Patent Rights

The term “Eleven Base Patent Rights” shall mean any and all Patent Rights in the Territory that

(a)	are Controlled by Eleven on the Signature Date or

(b)	are Controlled by Eleven and claim first priority to an application filed after the Signature Date and claim an invention conceived or reduced to practice before the Signature Date by an employee of Eleven or an individual with an obligation to assign all rights in such invention and related Patent Rights to Eleven, excluding Excluded Eleven Patent Rights and Third Party Eleven IP. Notwithstanding the foregoing, Eleven Base Patent Rights include the Patent Rights listed or described in Appendix 1.30 (the “Core Patent Rights”).

1.31 Eleven Cell Line Materials

The term “Eleven Cell Line Materials” shall mean the cell lines and cell banks currently used or held for use by or on behalf of Eleven to manufacture or produce Licensed Compounds.

1.32 Eleven Compounds

The term “Eleven Compounds” shall mean the monoclonal antibodies designated as

(i)	EBI-031 (“EBI-031”),

(ii)	EBI-028,

(iii)	EBI-029, and

(iv)	EBI-030.

The sequences of the Eleven Compounds are set forth in Appendix 1.32.

1.33 Eleven Know-How

The term “Eleven Know-How” shall mean Know-How, other than Third Party Eleven IP, that are necessary or reasonably useful for the research, manufacture, development or commercialization of any Licensed Compound or Licensed Product that Eleven Controls

(i)	on the Signature Date or

(ii)	during the Agreement Term but prior to a Change of Control (however for clarity, even in the event of a Change of Control, Eleven Know-How includes the Know-How relating to Licensed Compounds and Licensed Products to be transferred to Roche in connection with Articles 4, 5 and 6).

1.34 Eleven Patent Rights

The term “Eleven Patent Rights” shall mean

(a)	the Eleven Base Patent Rights and

(b)	to the extent not included in Eleven Base Patent Rights, the Patent Rights that Eleven Controls on the period commencing the day after the Signature Date and ending at the end of the Agreement Term; provided, however, that

(i)	if Roche has exercised a Buy-Out Option, such period shall end on the second (2nd) anniversary of the Expiration Date, and

(ii)	in any event, such period shall end on the occurrence of a Change of Control,

but for such subpart (b), excluding Excluded Eleven Patent Rights and Third Party Eleven IP.

1.35 EU

The term “EU” shall mean the European Union and all its then-current member countries, but in any event includes each of the Major EU Countries, whether or not then a member of the European Union.

1.36 Excluded Eleven Patent Right

The term “Excluded Eleven Patent Right” means a claim in a Patent Right Controlled by Eleven that claims a Non-Compound Active Agent, alone or in combination with other molecular entities, none of which can be Compounds. For clarity, if a claim in a Patent Right Controlled by Eleven lists a molecular entity that could be a Compound, then such Patent Right is not an Excluded Eleven Patent Right.

1.37 Exclusivity Agreement

The term “Exclusivity Agreement” means the Exclusivity Agreement by and between the Parties effective as of March 15, 2016.

1.38 Expert

The term “Expert” shall mean a person with no less than ten (10) years of pharmaceutical industry experience and expertise having occupied at least one senior position within a large pharmaceutical company relating to product commercialization or licensing but excluding any current or former employee or consultant of either Party, either Party’s Affiliates or a Sublicensee. Such person shall be fluent in the English language.

1.39 Expiration Date

The term “Expiration Date” shall mean

(a)	the date Roche provides timely written notice of exercise of a Buy-out Option, or

(b)	if Roche does not provide timely written notice of exercise of a Buy-out Option, then on the date after the First Commercial Sale of any Licensed Product when (i) Roche is not conducting any Clinical Studies of any Licensed Product under this Agreement and (ii) the Royalty Term has ended in each country in the Territory for each Licensed Product having achieved a First Commercial Sale.

1.40 Extended Roche GLP Tox Study

The term “Extended Roche GLP Tox Study” shall mean, in the case where the FDA requires an FDA-Required GLP Tox Study, a GLP toxicity study conducted by or on behalf of Roche that is designed such that the last dose is administered to subjects more than fifteen (15) weeks after the first dose and is either

(a)	an FDA-Required GLP Tox Study or

(b)	a GLP toxicity study that (i) is not required by the FDA for IND Clearance but still satisfies the FDA’s requirements for IND Clearance and (ii) is not run in parallel with or after an FDA-Required GLP Tox Study designed such that the last dose is administered to subjects fifteen (15) or fewer weeks after the administration of the first dose.

1.41 FDA

The term “FDA” shall mean the Food and Drug Administration of the United States of America.

1.42 FDCA

The term “FDCA” shall mean the Food, Drug and Cosmetics Act.

1.43 Field

The term “Field” shall mean all prophylactic, therapeutic and diagnostic use in all indications in humans or animals.

1.44 Filing

The term “Filing” shall mean the acceptance for substantive review of an application submitted to FDA, as provided in the Public Health Services Act and applicable regulations, or the equivalent application to the equivalent agency in any other country or group of countries, the official approval of which is required before any lawful commercial sale or marketing of a given Licensed Product.

1.45 First Commercial Sale

The term “First Commercial Sale” shall mean, on a Licensed Product-by-Licensed Product and country-by-country basis, the first invoiced sale of such a Licensed Product to a Roche Group Third Party by a member of the Roche Group in such country following the receipt of any Regulatory Approval required for the sale of such Licensed Product, or if no such Regulatory Approval is required, the date of the first invoiced sale of such Licensed Product to a Roche Group Third Party by a member of the Roche Group in such country.

1.46 First Option Period

The term “First Option Period” shall mean the period of time commencing on the day after the Initiation of the first Phase II Study for a Licensed Product and ending on the day before the Initiation of the first Phase III Study for a Licensed Product.

1.47 FujiFilm

The term “FujiFilm” or “Fuji” shall mean FujiFilm Diosynth Biotechologies UK Limited, located at Belasis Avenue, Billingham, TS23 1LH, United Kingdom.

1.48 Handle

The term “Handle” shall mean preparing, filing, prosecuting (including interference and opposition proceedings) and maintaining (including interferences, reissue, re-examination, post-grant reviews, inter-parties reviews, derivation proceedings and opposition proceedings).

1.49 ICD-10

The term “ICD-10” shall mean the Tenth Revision of the International Classifications of Diseases and Related Health Problems, as may be revised or amended from time to time, or a successor classification.

1.50 IFRS

The term “IFRS” shall mean International Financial Reporting Standards.

1.51 IND

The term “IND” shall mean, with respect to a Licensed Product, an investigational new drug application as defined in the FDCA and applicable regulations promulgated by the FDA, the filing of which is necessary to commence clinical testing of such Licensed Product in humans.

1.52 IND Clearance

The term “IND Clearance” shall mean the first IND for any Licensed Product going into effect in accordance with 21 C.F.R. 312.40(b).

1.53 IND Clearance Activities

The term “IND Clearance Activities” shall mean any activities required by the FDA (if any), after submission of the IND for EBI-031 by Eleven, to achieve IND Clearance for EBI-031.

IND Clearance Activities to be conducted by or on behalf of Roche (“Roche IND Clearance Activities”) are:

(a)	new GLP toxicology stud(y)(ies) required by the FDA to achieve IND Clearance for EBI-031 (each an “FDA-Required GLP Tox Study”),

(b)	IND Clearance Activities that the Parties mutually agree should be conducted by Roche; and

(c)	on or after September 16, 2016, any IND Clearance Activities that Roche requests to either conduct or take over from Eleven.

IND Clearance Activities to be conducted by or on behalf of Eleven (“Eleven IND Clearance Activities”) are all IND Clearance Activities other than Roche IND Clearance Activities.

1.54 Indication

The term “Indication” shall mean a disease (i) for which the given Licensed Product is indicated for treatment (or for which a BLA for such Licensed Product is filed) and (ii) that is described in the Licensed Product label as required by the Regulatory Approval granted by the applicable Regulatory Authority (or which is proposed in the BLA).

To distinguish one Indication from another Indication, the two Indications have to be (i) listed in two different blocks of the ICD-10 (as a way of example, any retinopathy under H35 is in a different block from any retinopathy under block H31, whereas H35.023 and H35.031 belong to the same block) and (ii) developed by Roche under separate pivotal Clinical Studies.

1.55 Infringe

The term “Infringe” shall mean (a) with respect to a claim in an issued patent, that such claim would, in the absence of a license under or ownership of such claim, be infringed by the applicable activity, and (b) with respect to a claim in a patent application, that such claim would, in the absence of a license under or ownership of such claim, be infringed by the applicable activity if such claim were to issue.

1.56 Initiation

The term “Initiation” shall mean, as applicable in this Agreement, the date that a human is first dosed with the given Licensed Product in a Clinical Study approved by the respective Regulatory Authority or otherwise permitted under Applicable Law, or the date that the first animal is dosed with a Licensed Product containing EBI-031 in an Extended Roche GLP Tox Study.

1.57 Inventory

The term “Inventory” shall mean all existing clinical and non-clinical grade drug product, active pharmaceutical ingredient, intermediates and raw materials associated with Licensed Compounds in the Control of Eleven, as well as any other existing materials (such as reference standards and retention samples), drug delivery systems and packaging associated with the manufacture or testing of such Licensed Compounds and Licensed Products containing therein.

1.58 Know-How

The term “Know-How” shall mean data, knowledge and information, including materials, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical data, assays, platforms, formulations, specifications, quality control testing data, that are necessary or reasonably useful for the research, manufacture, development or commercialization of Products.

1.59 Licensed Compound

The term “Licensed Compound” shall mean

(a)	any Eleven Compound or

(b)	any other Compound that (i) is Covered by a Core Compound Patent Right in the US or EU or (ii) was Covered by an issued Core Compound Patent Right in the US or EU that has expired less than ten (10) years from the applicable date.

1.60 Licensed Product

The term “Licensed Product” shall mean a Product containing a Licensed Compound.

1.61 Major EU Country

The term “Major EU Country” shall mean any of the following: France, Germany, Italy, Spain and the United Kingdom.

1.62 Modified Returnable Product

The term “Modified Returnable Product” shall mean, with respect to a given Returnable Product, a version of the applicable Base Returnable Product modified by or on behalf of Eleven or any of its Affiliates, licensees or sublicensees after the time of the applicable Roche Activated Termination (but before commercialization of the Returnable Product) in a manner consistent with customary progression of the development of such Returnable Product.

1.63 Net Sales

The term “Net Sales” shall mean, for a Licensed Product in a particular period, the amount calculated by subtracting from the Sales of such Licensed Product for such period described in Section 1.87(i): (i) a lump sum deduction of four percent (4%) of such Sales in lieu of those deductions that are not accounted for on a Licensed

Product-by-Licensed Product basis (e.g., freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties); (ii) uncollectible amounts accrued during such period with respect to such Sales based on a proportional allocation of the total bad debts accrued during such period and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of such Sales of such Licensed Product for such period; (iii) credit card charges (including processing fees) incurred during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Licensed Product for such period; and (iv) government mandated fees and taxes and other government charges accrued during such period with respect to such Sales not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of such Sales of such Licensed Product for such period, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or other action of a government or regulatory body, but excluding any taxes on net income of a member of the Roche Group. For clarity, no deductions taken in calculating Sales under Section 1.87 may be taken a second time in calculating Net Sales, and no deductions under this definition of Net Sales may be taken more than once in calculating Net Sales for a given Licensed Product for a given period.

1.64 Non-Prosecution Claim

The term “Non-Prosecution Claim” means a claim in a Patent Right Controlled by Eleven that, (i) in the absence of a license, would not be Infringed by the use or sale of a Compound; (ii) claims a generic class of compounds, a formulation of a generic class of compounds, or a method of making or using a generic class of compounds, which, in the absence of a license, would be Infringed by the use or sale of a Compound and would be Infringed by the use or sale of a compound other than a Compound; or (iii) in the absence of a license, would be Infringed by the use or sale of a Licensed Product and would be Infringed by the use or sale of a corresponding Compound-Free Product. As used in this definition with respect to a given Licensed Product, the term “Compound-Free Product” means a product that includes the same therapeutically or prophylactically active ingredients as the Licensed Product with the sole exception being the absence of Licensed Compound(s)). For clarity, the determination of whether a given claim in a Patent Right is a Non-Prosecution Claim shall be made on a patent claim basis.

1.65 Non-Prosecution Patent Right

The term “Non-Prosecution Patent Right” means a Patent Right that includes a Non-Prosecution Claim.

1.66 Party

The term “Party” shall mean Eleven or Roche, as the case may be, and “Parties” shall mean Eleven and Roche collectively.

1.67 Patent Rights

The term “Patent Rights” shall mean all rights under any patent or patent application, in any country of the Territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing.

1.68 Phase I Study

The term “Phase I Study” shall mean a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.69 Phase II Study

The term “Phase II Study” shall mean a human clinical trial that includes

(i)	a control arm (placebo or standard of care),

(ii)	a minimum of one hundred (100) patients per indication (except (x) if the indication is an orphan indication as determined under Applicable Law, in which case there shall be no such minimum, or (y) if the clinical trial is intended to explore multiple indications in the same arm or arms of such clinical trial, in which case a minimum of one hundred (100) total patients, irrespective of indication, shall apply), and

(iii)	a minimum duration of dosing for each patient of five (5) months from the initial dose until the last dose, regardless of how frequently any such patients are dosed,

for which the primary endpoints include a determination of dose ranges or a preliminary determination of efficacy in patients being studied, as described in 21 C.F.R. § 312.21(b) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.70 Phase III Study

The term “Phase III Study” shall mean a human clinical trial that is prospectively designed to, if successful, demonstrate statistically whether a product is safe and effective for use in humans in a manner which, if such trial is successful, would be sufficient, alone or with other Clinical Studies, to seek to obtain regulatory approval to market such product in patients having the disease or condition being studied, as described in 21 C.F.R. § 312.21(c) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.71 Pre-Commercialized Returnable Product

The term “Pre-Commercialized Returnable Product” shall mean a Returnable Product that has not achieved First Commercial Sale anywhere in the Territory on the effective date of termination.

1.72 Primary Composition of Matter Claim

The term “Primary Composition of Matter Claim” shall mean, for a given Licensed Product in a given country of the Territory, a Valid Claim of an Eleven Patent Right that (i) claims the composition of matter of a Compound included in such Licensed Product and (ii) but for the licenses granted in this Agreement would be Infringed by the use or sale of such Compound as a pharmaceutical agent. For clarity, Valid Claims of an Eleven Patent Right that claim manufacturing processes, product-by-process, formulations or delivery devices shall not be deemed as Primary Composition of Matter Claims, provided that a composition claim from the Core Compound Patent Rights which includes a term such as formulation, preparation, pharmaceutical preparation, or similar terms, such as “a composition of formulation x,...”, which without such term would be considered a composition of matter claim, will be considered a Primary Composition of Matter Claim.

1.73 Product

The term “Product” shall mean any product containing a Compound as a pharmaceutically active agent, regardless of their finished forms, delivery methods, formulations or dosages.

1.74 Proprietary Manufacturing IP

The term “Proprietary Manufacturing IP” shall mean cell lines, growth media, culture media or technical development/manufacturing know-how that is Controlled by Roche and in Roche’s good faith judgment contains valuable trade secrets with broader applicability than solely to the Returnable Products, and Roche Patent Rights that claim thereof.

1.75 Qualified Person

The term “Qualified Person” shall mean any person or entity making an unsolicited inquiry, proposal or offer with respect to an Alternative Transaction that Eleven’s Board of Directors determines in good faith (after consultation with outside counsel and its financial advisors) is, or could reasonably be expected to lead to an Alternative Transaction that is, more favorable to Eleven or its stockholders than the transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal or offer, and that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal or offer.

1.76 Regulatory Approval

The term “Regulatory Approval” shall mean any approvals, registrations or authorizations by Regulatory Authority, necessary for the sale of a Product in the Field in a regulatory jurisdiction in the Territory.

1.77 Regulatory Authority

The term “Regulatory Authority” shall mean any national, supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, including the FDA, in each country involved in the granting of Regulatory Approval for the Product.

1.78 Required Company Stockholder Vote

The term “Required Company Stockholder Vote” shall mean the affirmative vote in favor of the Stockholder Voting Proposal by the holders of at least a majority of the outstanding shares of Eleven’s common stock, par value $0.001, on the record date for the meeting of Eleven’s stockholders (the “Company Meeting”) to consider the Stockholder Voting Proposal.

1.79 Responsibility Transfer Date

The term “Responsibility Transfer Date” shall mean the earlier of

(a)	the date of the IND Clearance for a Licensed Product containing EBI-031 or

(b)	in the case of on-going Roche IND Clearance Activities, the conclusion of Eleven IND Clearance Activities (with the Parties to work in good faith to agree upon the appropriate date for conclusion of Eleven IND Clearance Activities).

1.80 Returnable Product

The term “Returnable Product” shall mean a Licensed Product subject to a Roche Activated Termination that has advanced at least into Initiation of a Phase I Study by the effective date of such Roche Activated Termination.

1.81 Roche Activated Termination

The term “Roche Activated Termination” shall mean a termination by Eleven for Roche’s material breach under Section 18.2.1 or for development discontinuation under Section 18.2.3 (each an “Involuntary Termination”) or by Roche without cause under Section 18.2.2 (a “Voluntary Termination”).

1.82 Roche Group

The term “Roche Group” shall mean collectively Roche, its Affiliates and its Sublicensees.

1.83 Roche Group Third Party

The term “Roche Group Third Party” shall mean a Third Party other than a member of the Roche Group.

1.84 Roche Know-How

The term “Roche Know-How” shall mean all Know-How that (i) Roche and Roche’s Affiliates Control during the Agreement Term and (ii) would be necessary to develop, manufacture or commercialize a given Base Returnable Product; however subject to Sections 18.3.4.2(c) and Section 18.3.4.3.

1.85 Roche Patent Rights

The term “Roche Patent Rights” shall mean all Patent Rights that (i) Roche and Roche’s Affiliates Control during the Agreement Term and (ii) would be necessary to develop, manufacture, import, offer for sale, use or sell a given Base Returnable Product; however subject to Section 18.3.4.3. For purposes of clarity, the Patent Rights identified in Appendix 1.85 (“Excluded Roche Patent Rights”) are specifically excluded from the Roche Patent Rights.

1.86 Royalty Term

Subject to Section 9.4, the term “Royalty Term” shall mean, on a country-by-country basis, with respect to a Licensed Product, the period of time commencing on the date of First Commercial Sale of such Licensed Product in such country and ending on the later of the date that is (i) ten (10) years after the date of the First Commercial Sale of such Licensed Product in such country, or (ii) the expiration of the last to expire Composition of Matter Claim Covering such Licensed Product or any Compound in such Licensed Product in such country.

1.87 Sales

The term “Sales” shall mean, for a Licensed Product in a particular period, the sum of (i) and (ii):

(i)	the amount stated in the Roche Holding AG “Sales” line of its externally published audited consolidated financial statements with respect to such Licensed Product for such period (excluding sales for resale to any Sublicensees that are not Affiliates of Roche). This amount reflects the gross invoice price at which such Licensed Product was sold or otherwise disposed of (other than for use as clinical supplies or free samples) by Roche and its Affiliates to such Third Parties (excluding sales to any Sublicensees that are not Affiliates of Roche) in such period reduced by gross-to-net deductions, if not previously deducted from such invoiced amount, taken in accordance with the then currently used IFRS.

By way of example, the gross-to-net deductions taken in accordance with IFRS as of the Effective Date include the following:

(a)	credits, reserves or allowances granted for (i) damaged, outdated, returned, rejected, withdrawn or recalled Licensed Product, (ii) wastage replacement and short-shipments; (iii) billing errors and (iv) indigent patient and similar programs (e.g., price capitation);

(b)	governmental price reductions and government mandated rebates;

(c)	chargebacks, including those granted to wholesalers, buying groups and retailers;

(d)	customer rebates, including cash sales incentives for prompt payment, cash and volume discounts; and

(e)	taxes, duties and any other governmental charges or levies imposed upon or measured by the import, export, use, manufacture or sale of a Licensed Product (excluding income or franchise taxes).

For purposes of clarity, sales by Roche and its Affiliates to any Sublicensee that is not a Roche Affiliate for resale shall be excluded from clause (i) of this definition of “Sales”.

(ii)	for Sublicensees that are not Roche Affiliates (and excluding Compulsory Sublicensees), the sales amounts reported to Roche and its Affiliates in accordance with the sublicensee contractual terms and their then-currently used accounting standards. For the purpose of clarity, any such Sublicensee sales as reported to Roche in accordance with Compulsory Sublicense agreements shall be excluded from the sales amount.

For clarity, no deductions taken in calculating Sales under this Section 1.87 may be taken a second time in calculating Net Sales, and no deductions under this definition of Sales may be taken more than once in calculating Net Sales for a given Licensed Product for a given period.

1.88 Secondary Composition of Matter Claim

The term “Secondary Composition of Matter Claim” shall mean, for a given Licensed Product in a given country of the Territory, a Valid Claim of an Eleven Patent Right that (i) claims such Product, (ii) but for the licenses granted in this Agreement would be Infringed by the use or sale of such Product, and (iii) is not a Primary Composition of Matter Claim. For clarity, Valid Claims of an Eleven Patent Right that claim manufacturing processes, product-by-process or delivery devices shall not be deemed as Secondary Composition of Matter Claims.

1.89 Second Option Period

The term “Second Option Period” shall mean the period of time commencing on the day after the Initiation of the first Phase III Study for a Licensed Product and ending on the day before the first Filing of a BLA for a Licensed Product in either the US or anywhere in the EU.

1.90 Signature Date

The term “Signature Date” shall mean the date set forth on the cover page to this Agreement.

1.91 Stockholder Voting Proposal

The term “Stockholder Voting Proposal” shall mean the authorization by Eleven’s stockholders of the transactions contemplated by this Agreement, including the grant of the exclusive licenses provided for under, and on the terms and conditions set forth in, this Agreement.

1.92 Sublicensee

The term “Sublicensee” shall mean an entity to which Roche has licensed rights (through one or multiple tiers), other than through a Compulsory Sublicense, pursuant to this Agreement.

1.93 Symbiosis

The term “Symbiosis” shall mean Symbiosis Pharmaceutical Services Ltd., located at Scio House, Unit 10, Stirling University Innovation Park, Stirling FK9 4NF, Scotland, United Kingdom.

1.94 Territory

The term “Territory” shall mean the world.

1.95 Third Party

The term “Third Party” shall mean a person or entity other than (i) Eleven or any of its Affiliates or (ii) Roche or any of its Affiliates.

1.96 Third Party Eleven IP

The term “Third Party Eleven IP” shall mean the Know-How and Patent Rights licensed to Eleven pursuant to its agreements with Thrombogenics N.V. and Novozymes Biopharma DK A/S.

1.97 US

The term “US” shall mean the United States of America and its territories and possessions.

1.98 US$

The term “US$” shall mean US dollars.

1.99 Valid Claim

The term “Valid Claim” shall mean, as applicable, a claim in any (i) unexpired and issued Patent Right that has not been disclaimed, revoked or held invalid by a final nonappealable decision of a court of competent jurisdiction or government agency; or (ii) pending patent application in any country of the Territory that (a) in the situation where such pending patent application is being Handled by Eleven, Eleven is using Commercially Reasonable Efforts to Handle such pending patent application and such pending patent application is on file with the applicable patent office and has shown evidence of reasonable progression in such applicable patent office to advance to issuance of a patent, and (b) regardless of whether Eleven or Roche is Handling such pending patent application, has been on file with the applicable patent office for no more than seven (7) years from the earliest date to which the patent application claims its earliest priority, wherein following such date such claim is considered expired until the date (if any) that such a claim is issued or accepted for issuance, upon which it is prospectively reinstated as a Valid Claim.

1.100 Additional Definitions

Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
Accounting Period	10.1
Alliance Director	8.1
Bankruptcy Code	20
Breaching Party	18.2.1
Buy-out Notice	9.4
Buy-out Option	9.4
CEEP Start Date	18.3.2
Chugai	1.1
Company Meeting	1.78
Compound-Free Product	1.64
Compulsory Profit Share Percentage	9.3.8
Compulsory Sublicense	1.21
Compulsory Sublicensee	1.21
Core Patent Rights	1.30
Decision Period	13.4
EBI-031	1.32
Eleven Assigned Patent Rights	13.1.2
Eleven IND Clearance Activities	1.53
Eleven MTA Information	21.10
Eleven NDA Information	21.10

Definition	Section
Eleven-Originated Transfer Activities	18.3.4.3
Excluded Roche Patent Rights	1.85
Expert Committee	9.3.3
Extended Roche GLP Tox Study Event	9.2
FDA-Required GLP Tox Study	1.53	(a)
First Buy-out Option	9.4
FMI	1.1
HSR Act	14.1.5
Indemnified Party	15.3
Indemnifying Party	15.3
Initiating Party	13.4
Involuntary Termination	1.81
Minimum Transfer Payment	18.3.4.3
MTA	13.9
NDA	21.10
Non-Breaching Party	18.2.1
Non-Compound Active Agent	1.16
Patent Term Extensions	13.8
Payment Currency	10.3
Peremptory Notice Period	18.2.1
Primary Eleven Patent Rights	13.1.1
Redacted Agreement	17.4
Reference Product Sponsor	13.7
Relative Commercial Value	9.3.3
Representatives	19
Roche IND Clearance Activities	1.53
Roche Indemnitees	15.2
Roche Transfer Activities	18.3.4.3
Samples and PI Information	18.3.4.3
Second Buy-out Option	9.4
Select Non-Prosecution Patent Rights	13.2
Sensitive Information	21.4	(c)
Settlement	13.4
SPCs	13.8
Suit Notice	13.4
Voluntary Termination	1.81

2. Grant of License

2.1 Grant of Rights

Effective on the Signature Date, Eleven hereby agrees to grant Roche the right to receive the rights and licenses set forth in Section 2.2 as of the Effective Date.

2.2 License

Effective on the Effective Date, Eleven hereby grants to Roche an exclusive (even as to Eleven) right and license, including the right to sublicense, under Eleven’s interest in the Eleven Patent Rights and Eleven Know-How to make, have made, use, have used, register, have registered, sell, have sold, offer for sale, import and export Compounds, Products and Companion Diagnostics in the Field in the Territory.

The exclusivity of the above license is subject to the right of Eleven to conduct such pre-clinical development activities, manufacturing and other obligations (if any) in accordance with this Agreement, including Section 4.1.

2.3 Sublicense

2.3.1 Right to Sublicense to its Affiliates

Roche shall have the right to grant sublicenses to its Affiliates (through multiple tiers), and to Chugai or FMI if Chugai or FMI is not an Affiliate under this Agreement, under its rights granted under Section 2.2 without prior approval of Eleven. If a member of the Roche Group grants such a sublicense, Roche shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Affiliate (or to Chugai or FMI, as applicable) to the same extent as they apply to Roche for all purposes. Roche assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate (or on Chugai or FMI, as applicable) and shall itself account to Eleven for all payments due under this Agreement by reason of such sublicense.

2.3.2 Right to Sublicense to Third Parties

Roche and its Affiliates shall have the right to grant written sublicenses to non-Affiliate entities (through multiple tiers) under its rights granted under Section 2.2 without prior approval of Eleven. Roche shall inform Eleven promptly after the signature of an agreement under this Section 2.3.2. Each sublicense shall be consistent in all material respects with the terms and conditions of the Agreement. Roche shall be responsible for the payment of all amounts due hereunder, and for all other obligations of its sublicensees under the Agreement as if such obligations were those of Roche. Eleven shall receive a copy of such agreement with a Third Party which may be redacted to exclude financial terms and confidential information of Roche or the Sublicensee. If Roche grants such a sublicense, Roche shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Sublicensee to the same extent as they apply to Roche for all purposes. Roche assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Sublicensee and shall itself account to Eleven for all payments due under this Agreement by reason of such sublicense.

2.3.3 Right to Subcontract

Roche shall have the right to subcontract the work performed under this Agreement without prior approval of Eleven, and Roche is responsible for its subcontractors’ compliance with this Agreement.

2.4 Retained Rights

Each Party shall retain all rights under any information, data or know-how (including Know-How), Patent Rights and other intellectual property rights that are owned by or licensed to such Party, except for those rights that are expressly granted to the other Party under this Agreement.

3. Diligence

Roche and Eleven shall use Commercially Reasonable Efforts to perform their respective activities contemplated by Articles 4, 5, 6, 7, 8, 13 or 18 of this Agreement and, subject to Section 13.1.1(a), nothing in Articles 4, 5, 6, 7, 8, 13 or 18 shall imply a higher obligation of diligence imposed on either Party. Specifically, Roche agrees to use Commercially Reasonable Efforts to pursue further development and commercialization of Licensed Products in the Field in the Territory and specifically in the US and anywhere in the EU; and Roche shall be deemed to have used Commercially Reasonable Efforts with respect to such obligation if it develops and commercializes at least one Licensed Product in at least one Indication in the US and anywhere in the EU.

4. Development

4.1 Development for IND Clearance

If the FDA requires IND Clearance Activities, Eleven shall be responsible for Eleven IND Clearance Activities at Eleven’s cost as necessary to achieve IND Clearance, and Roche shall be responsible at Roche’s cost for Roche

IND Clearance Activities as necessary to achieve IND Clearance. Each Party shall notify the other Party of the results of any IND Clearance Activity it conducts promptly after its completion, which, in the case of Roche IND Clearance Activities, such notification shall consist of a status update to Eleven regarding Roche’s assessment of the progress towards IND Clearance.

As necessary for Roche to continue development of EBI-031, Eleven shall, for three (3) months after the later of the Effective Date and IND Clearance (except as otherwise specifically set forth in this Agreement), cooperate with Roche and disclose and make available to Roche all data and information in Eleven’s possession and Control regarding EBI-031.

4.2 Development Other Than IND Clearance Activities

Roche, at its sole cost and discretion (but subject to Article 3), shall be responsible for all development activities of Licensed Products that are not IND Clearance Activities, except that Eleven shall be responsible at its sole cost for any tissue cross-reactivity studies of EBI-031 that Eleven initiates before IND Clearance if such studies are not IND Clearance Activities.

5. Regulatory

5.1 Responsibility

Eleven shall be responsible at its own expense, in consultation with Roche (which consultation shall not in any way be permitted to adversely affect or delay the achievement of IND Clearance), for all regulatory affairs relating to the EBI-031 Product prior to the Responsibility Transfer Date. Promptly after the Responsibility Transfer Date, Eleven shall transfer sponsorship of such IND to the Roche Affiliate designated by Roche, and the Parties will cooperate to draft and execute the necessary documents required to effect such transfer. If the IND for EBI-031 is transferred to Roche prior to achievement of IND Clearance, Eleven will provide to Roche such assistance as is reasonably required by Roche to achieve IND Clearance.

After the Responsibility Transfer Date, Eleven shall promptly transfer (or cause to be transferred) to Roche or Roche’s designee all preclinical and regulatory documentation in Eleven’s possession and Control regarding the Licensed Product containing EBI-031, to allow Roche to continue development of Products.

Roche shall thereafter be solely responsible at its own expense for all regulatory affairs related to Licensed Products in the Territory, including the preparation and filing of applications for Regulatory Approval, as well as any or all governmental approvals required to develop, have developed, make, have made, use, have used, manufacture, have manufactured, import, have imported, sell and have sold Licensed Products. Roche shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory agencies, for all Licensed Products in all countries in the Territory. Roche or its Affiliates shall own and file in their sole discretion (but subject to Article 3) all regulatory filings and Regulatory Approvals for all Licensed Products in all countries of the Territory.

5.2 Disclosure Covenant

Eleven will promptly disclose to Roche, to the extent not already provided, the results of all preclinical testing of any Licensed Product in Eleven’s possession and Control as exists on the later of the Effective Date or the date of IND Clearance. Eleven will promptly disclose to Roche during the Agreement Term all information in Eleven’s possession and Control concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof in humans with respect to any Licensed Product.

6. Manufacture and Supply of Product

6.1 Product Inventory

Appendix 6.1 is a complete list of the Inventory (other than intermediates, raw materials and in-process research material) and Eleven Cell Line Materials under the Control of Eleven as of the Signature Date.

6.2 Responsibility and Transfer

Eleven shall maintain in full force and effect the CMO agreements with Third Parties listed on Appendix 6.2 for such time as Roche reasonably requires to transition, but in no event shall Eleven be required to maintain such agreements for longer than fifteen (15) months after the Effective Date. In particular, Eleven shall, at Roche’s expense, ensure during such period (i) the then-existing Inventory and Eleven Cell Line Materials are stored as on the Effective Date unless Roche provides a written notice requesting otherwise and (ii) the continuation of on-going testing of EBI-031 and Licensed Product containing EBI-031 under such agreements.

Eleven shall maintain responsibility for payment under Third Party CMO agreements for Eleven IND Clearance Activities. Roche (or Roche’s designated Affiliate) shall assume responsibility for payment under such Third Party CMO agreements for (i) Roche IND Clearance Activities, (ii) after the Responsibility Transfer Date, such services as Eleven is required to maintain under this Agreement (unless waived in writing by Roche), and (iii) such additional services as Roche requests. At such time as Roche assumes responsibility for payment, Roche (or Roche’s designated Affiliate) shall have authority for directing the activities of the applicable CMOs in Eleven’s stead (or through Eleven, as applicable) in accordance with the applicable CMO agreement, and Eleven shall cooperate with Roche to ensure transfer of such authority with the applicable CMOs.

Eleven shall maintain responsibility for the existing inventory of EBI-031 and Licensed Product containing EBI-031 up to the Responsibility Transfer Date; however if so requested by Roche, all or a portion of the Inventory and Eleven Cell Line Materials may be transferred prior to the Responsibility Transfer Date (with Eleven having the right to retain such Inventory and Eleven Cell Line Materials needed for Eleven to meet its Eleven IND Clearance Activities under Section 4.1). After the Responsibility Transfer Date (but for no longer than fifteen (15) months after the Effective Date), Eleven shall, via the Third Party CMO agreements (as previously described) under the direction of Roche in Eleven’s stead or through Eleven, as applicable, maintain the remaining then-existing Inventory and Eleven Cell Line Materials until such time as (a) Roche requests and Eleven transfers (or causes to be transferred) such Inventory and Eleven Cell Line Materials to Roche or Roche’s designee, or (b) Roche or its Affiliate(s) enters into agreements with the applicable CMOs, or such agreements are assigned to Roche or its Affiliate, so that Roche may, directly or through its Affiliates, through such CMOs or other Third Parties, maintain such Inventory and Eleven Cell Line Materials. For clarity, the maintenance by Eleven of the Inventory and Eleven Cell Line Materials under the CMO agreements after the Responsibility Transfer Date shall be paid for by Roche, however such transfer of the Inventory and Eleven Cell Line Materials to Roche or Roche’s designee shall be at Eleven’s expense. Once Roche or its Affiliate(s) has in place agreements with the applicable CMOs (or such agreements are assigned to Roche or its Affiliate) or Eleven has transferred (or caused to be transferred) the Inventory and Eleven Cell Line Materials to Roche or Roche’s designee in accordance with this Section, but in any event no later than fifteen (15) months after the Effective Date, Eleven shall be free to terminate such Eleven CMO agreements.

In addition, at Roche’s reasonable request and expense, Eleven shall, within three (3) months after the later of the Effective Date or the Responsibility Transfer Date, support the transfer of such manufacturing activities and related know-how in Eleven’s possession and Control to Roche or Roche’s designee, including making available to answer Roche questions Eleven representative(s) with historical knowledge of such CMO activities and contracts.

Roche or Roche’s designee shall in all other events be responsible at its own expense for the manufacture and supply of clinical and commercial supplies of the Product.

6.3 GMP Quality Agreements and Auditing

Upon Roche’s request, the Parties shall execute a separate GMP quality agreement as Roche deems necessary according to US GMP requirements for the sole purpose of allowing Roche to verify Eleven’s ability to perform lot disposition according to US GMP requirements and verifying where applicable that current quality agreements in place with CMOs are acceptable for the existing GMP Inventory and GMP Eleven Cell Line Materials.

To the extent it has not done so, and where necessary according to US GMP requirements, Eleven shall

(a)	promptly enter into a GMP quality agreement with Eleven’s CMOs (including Eurofins Lancaster Laboratories, Inc.), and

(b)	in good faith facilitate a joint GMP audit of such CMOs by Eleven with Roche, in each case at Roche’s expense.

7. Commercialization

Roche, at its own expense, shall have sole responsibility and, as between the Parties, but subject to Article 3, decision making authority for the marketing, promotion, sale and distribution of Products in the Territory.

8. Information Exchange and Reports

8.1 Alliance Director

Each Party shall appoint one person to be its point of contact with responsibility for facilitating communication and collaboration between the Parties (each, an “Alliance Director”). The Alliance Directors shall attempt to facilitate resolution of potential and pending issues and potential disputes. Each Party may change its Alliance Director on written or email notice to the other Party.

8.2 Updates to Eleven

Prior to the first Licensed Product to achieve First Commercial Sale, Roche shall provide Eleven with an annual summary report of the Roche Group’s development activities with respect to Licensed Products. In addition, prior to the first BLA Filing, the Roche Alliance Director shall be available upon Eleven’s request to answer questions about the status of the Roche Group’s development activities once per each Calendar Quarter (except for such Calendar Quarter that Roche provides Eleven with the annual summary report).

9. Payment

9.1 License Fee

Within thirty (30) days after the Effective Date and receipt of an invoice from Eleven, Roche shall pay to Eleven Seven Million Five Hundred Thousand US Dollars (US$ 7,500,000).

9.2 Event Payments

Roche shall pay up to a total of Two Hundred Sixty-Two Million Five Hundred Thousand US Dollars (US$ 262,500,000) in relation to the achievements of events with respect to Licensed Products. The event payments under this Section 9.2 shall be paid by Roche according to the following schedule of development events.

	Event	US Dollars (in millions)
IND Clearance- Related Events	(a) IND Clearance (if IND Clearance is achieved on or before September 15, 2016)	$22.5	*
	(b) IND Clearance (if IND Clearance is achieved after September 15, 2016 and no Extended Roche GLP Tox Study)	$20	*
	(c) Initiation of the first Extended Roche GLP Tox Study (the “Extended Roche GLP Tox Study Event”)	$5	*
	(d) IND Clearance (if IND Clearance is achieved after September 15, 2016 and subsequent to completion of an Extended Roche GLP Tox Study)	$15
	Initiation of the first Phase II Study	$20
	Initiation of the first Phase III Study	$30
	BLA Filing in US	$25
	BLA Filing anywhere in the EU**	$15
	BLA Filing in Japan	$10
	First Commercial Sale in US	$40
	First Commercial Sale anywhere in the EU**	$25
	First Commercial Sale in Japan	$10
	BLA Filing for a second Indication in US	$10
	BLA Filing for a second Indication anywhere in the EU**	$5
	Regulatory Approval in a second Indication in US	$30
	Regulatory Approval in a second Indication anywhere in the EU**	$20

Except as otherwise set forth in this Section 9.2, each event payment shall be paid only once, the first time the first Licensed Product reaches the applicable triggering event, regardless of the number of times such events are reached and by how many Licensed Products. To the extent that any of the above triggering events contemplate precursor events (e.g., the first Phase III Study for a Licensed Product commonly follows the first Phase II Study for a Licensed Product), such triggering event, if achieved, shall result in the payment of the contemplated precursor milestone payment if such payment has not yet otherwise been triggered.

For any events first achieved by a Licensed Product containing a Licensed Compound other than EBI-031, Eleven shall receive fifty percent (50%) of the amounts in the above table with no further amount owed for any such event; provided, however, that if the event first achieved with such Licensed Compound other than EBI-031 involves a non-ophthalmology indication and the event subsequently-achieved with a Licensed Product containing EBI-031 involves an ophthalmology indication, then Eleven shall receive the remaining fifty percent (50%) of such amounts.

* minus the Exclusivity Fee Payment (as such term is defined in the Exclusivity Agreement) previously paid by Roche. For clarity, only one of the IND Clearance payments in clause (a), (b) or (d) above shall be payable under this Agreement, and the Extended Roche GLP Tox Study Event in clause (c) above shall only apply in conjunction with the IND Clearance event payment associated therewith in clause (d) above.

** Event payments shall be reduced by fifty percent (50%) in the event there is no Eleven Patent Right issued anywhere in the EU containing a Primary Composition of Matter Claim Covering the Licensed Compound in such Licensed Product or the Licensed Product at the time the event is achieved.

The applicable IND Clearance event payment shall be made within thirty (30) days after occurrence of the IND Clearance (of which Roche shall timely notify Eleven if the IND Clearance occurs after the Responsibility

Transfer Date) and receipt of an invoice from Eleven. For all other event payments, upon achieving events, Roche shall timely notify Eleven and event payments shall be paid by Roche to Eleven within thirty (30) days from occurrence of the applicable event and receipt of an invoice from Eleven.

9.3 Royalty Payments

9.3.1 Royalty Term

Roche shall pay to Eleven royalties on Net Sales of Licensed Products during the applicable Royalty Terms. Thereafter, the licenses granted to Roche shall be fully paid up, irrevocable and royalty-free.

9.3.2 Royalty Rates

The following royalty rates shall apply to the respective tiers of aggregate Calendar Year Net Sales of a Licensed Product in the Territory, on an incremental basis, as follows:

Tier of Calendar Year Net Sales in billion US$	Percent (%) of Net Sales of Licensed Products containing EBI-031*
0 – 1	7.5%
> 1 – 2	9%
> 2 – 4	11%
> 4	15%

For example, if Net Sales of a Licensed Product containing EBI-031, for a given Calendar Year, are US$ 3.5 billion, then royalties owed to Eleven on such Net Sales of such Licensed Product for that Calendar Year shall equal US$ three hundred thirty million (US$ 330,000,000) calculated as follows:

[(0.075*1 billion)+(0.09*1 billion)+(0.11*1.5 billion)] = US$330,000,000 royalty payment

* Royalty rates on Licensed Products that do not contain EBI-031 shall be at fifty percent (50%) of the EBI-031 royalty rates.

For the purpose of calculating royalties of a Licensed Product, Calendar Year Net Sales and the royalty rates shall be subject to the following adjustments, as applicable:

9.3.3 Combination Product

If Roche or its Affiliates intend to sell a Combination Product, then the Parties shall meet approximately one (1) year prior to the anticipated First Commercial Sale of such Combination Product in the Territory to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative commercial value contributed by the components of the Combination Product (the “Relative Commercial Value”). If, after such good faith negotiations not to exceed ninety (90) days, the Parties cannot agree to an appropriate adjustment, the dispute shall be initially referred to the executive officers of the Parties in accordance with Section 21.2.

If the Parties are unable to agree on the Relative Commercial Value, then Roche will select one (1) individual who would qualify as an Expert, Eleven will select (1) individual who would qualify as an Expert, and those two (2) individuals shall select one (1) individual who would qualify as an Expert and who shall be chairman of a committee of the three Experts (the “Expert Committee”), each with a single vote. The Expert Committee will promptly hold a meeting to review the issue under review, at which it will consider memoranda submitted by each Party at least fifteen (15) days before the meeting, as well as reasonable presentations that each Party may present at the meeting. The determination of the Expert Committee as to the issue under review will be binding on both Parties. The Parties will share equally in the costs of the Expert Committee. Unless otherwise agreed to by the Parties, the Expert Committee may not decide on issues outside the scope mandated under terms of this Section 9.3.3.

For any Combination Product that includes the active ingredient ranibizumab as its only other active ingredient, the Relative Commercial Value of the Licensed Compound may not be less than fifty percent (50%); however if either Eleven or Roche reasonably believes the Licensed Compound in a Combination Product that includes ranibizumab as its only other active ingredient has a Relative Commercial Value of more than fifty percent (50%) in such Combination Product, then the procedure in this Section 9.3.3 shall apply.

9.3.4 No Primary Composition of Matter Claim

With respect to a given Licensed Product, if in a given country within the Territory there is no Primary Composition of Matter Claim Covering such Licensed Product in such country, then

(a)	If, after the ten year anniversary of the First Commercial Sale of such Licensed Product in such country, there is a Secondary Composition of Matter Claim Covering such Licensed Product in such country and a Biosimilar Product has entered the market in such country then no royalty payments shall be due to Eleven for such Licensed Product in such country; otherwise

(b)	the royalty payments due to Eleven for such Licensed Product in such country shall be reduced by fifty percent (50%).

9.3.5 Biosimilar Product

(a)	If a Product that is a Biosimilar Product to a given Licensed Product enters the market in a given country prior to the end of the Royalty Term and Net Sales of such Licensed Product in such country subsequently decrease for two consecutive Calendar Quarters by more than twenty-five percent (25%) of the level of the Net Sales of such Licensed Product in such country achieved in the Calendar Year immediately prior to such entry divided by four, then the royalty rate owed to Eleven for such Licensed Product shall be reduced by fifty percent (50%) in such country.

(b)	If subsequent to such a Biosimilar Product entry, the Net Sales of such Licensed Product in such country decrease by more than fifty percent (50%) of the level of the Net Sales of such Licensed Product in such country achieved in the Calendar Year immediately prior to such entry divided by four, then the royalty rate owed to Eleven in such country for such Licensed Product shall be reduced by seventy-five percent (75%) in such country.

9.3.6 Third Party Payments

Eleven shall be responsible for satisfying the obligations of all existing licenses entered into by Eleven prior to the Effective Date. The Roche Group shall be responsible for and pay or have paid the entire consideration owed to any Roche Group Third Party in relation to Roche Group Third Party intellectual property rights the Roche Group secures after the Effective Date.

(a)	The Roche Group shall not have the right to deduct any amounts paid by the Roche Group for any Patent Right that claims (i) any pharmaceutically-active compound other than a Licensed Compound, (ii) any use claims (except those claiming one or more approved Indications for the Licensed Product in the given country) or (iii) any manufacturing claims.

(b)	For all other Patent Rights that the Roche Group otherwise would have Infringed by selling the relevant Licensed Product in the relevant country, the Roche Group shall have the right to deduct from royalties otherwise due and payable by the Roche Group to Eleven for such Licensed Product in such country under the Agreement (i) a maximum of fifty percent (50%) of the royalties actually paid by the Roche Group to a Roche Group Third Party with respect to such arrangement except for Patent Rights that claim any delivery device and (i) a maximum of twenty-five percent (25%) of the royalties actually paid by the Roche Group to a Roche Group Third Party with respect to such arrangement for Patent Rights that claim any delivery device. Roche may not otherwise deduct the amounts paid to any such Roche Group Third Party, including any amounts for the development of any Licensed Product.

9.3.7 Maximum Deductions

In no event shall the reductions resulting from Sections 9.3.4(b), 9.3.5 or 9.3.6, in the aggregate, reduce the royalty payments to Eleven for any Licensed Product below fifty percent (50%) of the payments that would otherwise be due for such Licensed Product pursuant to Section 9.3.2 and 9.3.3, or, if Section 9.3.5(b) applies, below twenty-five percent (25%) of the payments that would be otherwise due for such Licensed Product pursuant to Section 9.3.2 and 9.3.3.

9.3.8 Apportionment of Compulsory Sublicensee Consideration

Compulsory Sublicense Compensation received by a member of the Roche Group from a Compulsory Sublicensee during the Royalty Term shall be shared with Eleven on an equivalent profit share percentage (the “Compulsory Profit Share Percentage”) calculated for the respective Calendar Year as follows:

1.5 x	(royalties payable to Eleven for the Licensed Product in the Territory)
(Net Sales related to the royalties payable for the Licensed Product in the Territory)

At the end of the Calendar Year, Roche shall pay to Eleven the Compulsory Sublicense Compensation under a given country or region of the Territory multiplied by the Compulsory Profit Share Percentage. The first time the Roche Group receives Compulsory Sublicense Compensation with respect to a given country and Licensed Product, Roche shall provide in writing (to the extent allowed by Applicable Law) the (i) name of the Licensed Product, country and Compulsory Sublicensee to which such Compulsory Sublicense applies and (ii) the reason for the relevant Compulsory Sublicense. For clarity, any sales or payments by Compulsory Sublicensees under a Compulsory Sublicense shall not be considered as Net Sales and shall not give rise to any royalty payment under Section 9.3.2 of this Agreement.

9.4 Buy-out Options

Roche shall have the right by providing written notice (the “Buy-out Notice”) during either the First Option Period (the “First Buy-out Option”) or the Second Option Period (the “Second Buy-out Option”), to elect to make a one-time payment to Eleven to buy-out Roche’s remaining payment obligations under the Agreement with respect to events that had not yet been achieved under Section 9.2 and Sales that had not yet been made under Section 9.3 (the First Buy-out Option and the Second Buy-out Option each being a “Buy-out Option”). If Roche elects to make such payment by providing a timely Buy-out Notice and thereafter making the associated payment described in this Section, Roche’s exclusive license grant pursuant to Section 2.2 shall become perpetual, irrevocable and fully paid-up.

If Roche elects to make the First Buy-out Option, Roche shall pay Eleven a one-time payment of One Hundred Thirty-Five Million US Dollars (US$ 135,000,000) within thirty (30) days after providing such timely Buy-out Notice to Eleven and receipt by Roche of an invoice in such amount, after which Roche shall have no further payment (under Sections 9.2 and 9.3) or diligence obligations to Eleven under the Agreement (including, for clarity, any milestone payments on events that occur after delivery of the Buy-out Notice, but not prior to delivery of the Buy-out Notice).

If Roche elects to make the Second Buy-out Option, Roche shall pay Eleven a one-time payment of

(i)	Two Hundred Sixty-Five Million US Dollars (US$ 265,000,000) in the event a Patent Right containing a Primary Composition of Matter Claim Covering any Licensed Compound or Licensed Product has issued anywhere in the EU, or

(ii)	Two Hundred Twenty Million US Dollars (US$ 220,000,000) in the event no Patent Right containing a Primary Composition of Matter Claim Covering any Licensed Compound or Licensed Product has issued anywhere in the EU, within thirty (30) days after providing such timely Buy-out Notice to Eleven and receipt by Roche of an invoice in such amount, after which Roche shall have no further payment (under Sections 9.2 and 9.3) or diligence obligations to Eleven under the Agreement (including, for clarity, any milestone payments on events, or royalties on Sales, that occur after delivery of the Buy-out Notice, but not prior to delivery of the Buy-out Notice).

If Roche does not elect to make a Buy-out Option, all remaining payment obligations pursuant to Sections 9.2 and 9.3 shall continue.

9.5 Disclosure of Payments

Each Party acknowledges that the other Party may be obligated to disclose this financial arrangement, including all fees, payments and transfers of value, as may be advisable or required under Applicable Law, including the US Sunshine Act.

10. Accounting and Reporting

10.1 Timing of Payments

Roche shall calculate royalties on Net Sales quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an “Accounting Period”) and shall pay royalties on Net Sales within ninety (90) days after the end of each Accounting Period in which such Net Sales occur.

10.2 Late Payment

Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at two (2) percentage points above the average one-month Euro Interbank Offered Rate (EURIBOR), as reported by Reuters from time to time, calculated on the number of days such payment is overdue.

10.3 Method of Payment

Royalties on Net Sales and all other amounts payable by Roche hereunder shall be paid by Roche in US Dollars (the “Payment Currency”) from a US bank account in immediately available funds to account(s) designated by Eleven.

10.4 Currency Conversion

When calculating the Sales of any Licensed Product that occur in currencies other than the Payment Currency, Roche shall convert the amount of such sales into Swiss Francs and then into the Payment Currency using Roche’s then-current internal foreign currency translation method actually used on a consistent basis in preparing its audited financial statements (at the Effective Date, YTD average rate as reported by Reuters).

10.5 Reporting

With each payment Roche shall provide Eleven in writing for the relevant Calendar Quarter on a Licensed Product-by-Licensed Product basis the following information:

(a)	Sales in Swiss Francs;

(b)	Net Sales in Swiss Francs;

(c)	adjustments made pursuant to Section 9.3.3;

(d)	Net Sales in Swiss Francs after adjustments made pursuant to Section 9.3.3 in Swiss Francs;

(e)	exchange rate used for the conversion of Net Sales from Swiss Francs to the Payment Currency pursuant to Section 10.4;

(f)	Net Sales after adjustments made pursuant to Section 9.3.3 in the Payment Currency;

(g)	royalty rate pursuant to Section 9.3.2;

(h)	adjustments under Sections 9.3.4 - 9.3.7; and

(i)	total royalty payable in the Payment Currency after adjustments made pursuant to Sections 9.3.4 - 9.3.7.

11. Taxes

Eleven shall pay all sales, turnover, income, revenue, value added, and other taxes levied on account of any payments accruing or made to Eleven under this Agreement, excluding any of the foregoing due on the net income of a member of the Roche Group.

If Applicable Law of any country requires withholding of taxes of any type, levies or other charges with respect to any royalty or other amount payable under this Agreement by Roche to Eleven despite Roche’s compliance with Section 10.3, then Roche shall promptly pay such tax, levy or charge for and on behalf of Eleven to the proper governmental authority, and shall promptly furnish Eleven with receipt of payment, in which case Roche shall be entitled to deduct the amount of any such tax, levy or charge actually paid from any royalty or other payment due Eleven. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted, including by providing or filing any relevant certificate or other document.

All royalties and payments due to Eleven under the terms of this Agreement are expressed to be exclusive of value added tax (VAT). If VAT applies the VAT amount will be added to any royalties and payments under this Agreement.

12. Auditing

12.1 Eleven Right to Audit

Roche shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable under this Agreement. Such books of accounts shall be kept at their principal place of business. At the expense of Eleven, Eleven shall have the right to engage an internationally recognized independent public accountant reasonably acceptable to Roche to perform, on behalf of Eleven, an audit of such books and records of Roche and its Affiliates and Sublicensees that are deemed necessary by the independent public accountant to report on Net Sales of Licensed Product for the period or periods requested by Eleven and the correctness of any financial report or payments made under this Agreement.

Upon timely request and at least sixty (60) working days’ prior written notice from Eleven, such audit shall be conducted in the countries specifically requested by Eleven, during regular business hours in such a manner as to not unnecessarily interfere with Roche’s normal business activities. Such audit shall be limited to results in the three (3) Calendar Years prior to audit notification. Accordingly if Eleven does not request an audit of a given Calendar Year for a given country on or before the third (3rd) anniversary of the end of such Calendar Year, then Eleven will be deemed to have accepted the royalty payments and reports for such country in such Calendar Year.

Such audit shall not be performed more frequently than once per Calendar Year nor more frequently than once with respect to records covering any specific period of time.

All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements, shall be treated as Roche’s Confidential Information subject to the obligations of this Agreement and need neither be retained more than one (1) year after completion of an audit hereof, if an audit has been requested; nor more than three (3) years from the end of the Calendar Year to which each shall pertain; nor more than one (1) year after the date of termination of this Agreement.

12.2 Audit Reports

The auditors shall only state factual findings in the audit reports and shall not interpret this Agreement. The auditors shall share all draft audit findings with Roche before sharing such findings with Eleven and before the final audit report is issued. The final audit report shall be shared with Roche at the same time it is shared with Eleven.

12.3 Over- or Underpayment

If the audit reveals an overpayment, Eleven shall reimburse Roche for the amount of the overpayment within thirty (30) days. If the audit reveals an underpayment, Roche shall make up such underpayment with the next royalty payment or, if no further royalty payments are owed by Roche, Roche shall reimburse Eleven for the amount of the underpayment within thirty (30) days. Roche shall pay for the audit costs if the underpayment of Roche exceeds five percent (5%) of the aggregate amount of royalty payments owed with regard to the royalty statements subject of the audit. Section 10.2 shall apply to this Section 12.3.

13. Intellectual Property

13.1 Prosecution of Primary Eleven Patent Rights

13.1.1 Prior to Exercising Buy-out Option

Until such time as Roche exercises a Buy-out Option (or after the Second Option Period if Roche fails to timely exercise both Buy-out Options), Roche shall, at its own expense and, at Eleven’s request, in consultation with Eleven, Handle all

(i)	Core Patent Rights and

(ii)	other Eleven Patent Rights (excluding Non-Prosecution Patent Rights) claiming Products or any Compound therein (or any uses thereof) for a Product that has reached at least Initiation of a Phase I Study in development by or on behalf of a member of the Roche Group, collectively the “Primary Eleven Patent Rights”.

During such time,

(a)	Roche shall use Commercially Reasonable Efforts to Handle Primary Eleven Patent Rights, without Roche taking into account the payment reductions under this Agreement that would occur if any such Patent Rights were not to exist or if any applicable Composition of Matter Claim were not to exist.

(b)	Should Roche decide that it does not desire to Handle a Primary Eleven Patent Right, it shall promptly advise Eleven thereof in writing in sufficient time as is reasonably needed for Eleven to not lose any rights with respect to such Primary Eleven Patent Right. Eleven may thereafter Handle the same at Eleven’s own cost, to the extent that Eleven desires to do so.

13.1.2 After Exercising Buy-out Option

After such time as Roche exercises a Buy-out Option, Roche may Handle all Primary Eleven Patent Rights (except those which Roche previously opted not to Handle under Section 13.1.1) at its own expense and discretion and without consultation with Eleven. Roche shall not be required to use Commercially Reasonable Efforts to Handle such Primary Eleven Patent Rights and shall not be required to advise Eleven if it desires to discontinue the Handling of a given Primary Eleven Patent Right or be required to allow Eleven to continue Handling. If Roche so requests, Eleven will, at Roche’s expense, assign to Roche all of Eleven’s ownership rights under such Primary Eleven Patent Rights designated by Roche that are owned by Eleven (such rights, upon assignment, the “Eleven Assigned Patent Rights”). Eleven shall provide copies of lab notebooks and inventor contact information as may be necessary for Roche to assume ownership responsibility for such Eleven Assigned Patent Rights.

13.2 Prosecution of Select Non-Prosecution Patent Rights

Eleven shall, at its own expense and discretion, Handle Non-Prosecution Patent Rights, except with respect to the Non-Prosecution Patent Rights listed in Appendix 13.2 (the “Select Non-Prosecution Patent Rights”), (i) Eleven will not claim any Eleven Compounds per se in the Select Non-Prosecution Patent Rights without the consent of Roche and (ii) Eleven will timely consult with Roche (unless Roche waives such right in writing) on the Handling of the Select Non-Prosecution Patent Rights so as to provide Roche with an opportunity to recommend any changes (which changes Eleven may not unreasonably refuse) that Roche reasonably believes are necessary to avoid damage to the Core Patent Rights listed in the Appendix 1.30 table headed “Improved IL-6 Antibodies” and patents and patent applications claiming priority from such Patent Right and any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing; provided, however, that Eleven may abandon any Select Non-Prosecution Patent Right without consultation with or consent of Roche.

13.3 Patent Coordination Liaison

Where the Parties need to consult with or seek the assistance of each other on the Handling of Patent Rights, the Parties shall each nominate a patent liaison and shall adopt procedures for interacting on patent matters. Each Party shall reasonably cooperate and assist each other to effect the transfer of responsibility for such Handling of Patent Rights, and shall reasonably assist the other Party in such Handling where needed, including the execution of necessary authorizations and assignments and take such other actions as may be reasonably requested in the Handling of such Patent Rights.

13.4 Infringement

Each Party shall promptly provide written notice to the other Party during the Agreement Term of any

(i)	known infringement or suspected infringement by a Roche Group Third Party of any Valid Claim of the Primary Eleven Patent Rights through the unauthorized manufacture, use, sale or importation of a Licensed Compound or Licensed Product, or

(ii)	known or suspected unauthorized use or misappropriation by a Roche Group Third Party of any Eleven Know-How in the unauthorized manufacture, use, sale or importation of a Licensed Compound or Licensed Product by such Roche Group Third Party, and shall provide the other Party with all factual evidence in its possession supporting such infringement or unauthorized use or misappropriation.

Within sixty (60) days after Roche provides or receives such written notice or such shorter period of time as is reasonably necessary for Eleven to avoid loss of material enforcement rights or remedies (unless such shorter period is not possible under the circumstances) (“Decision Period”), Roche, in its sole discretion, shall decide whether or not to initiate a suit or action in the Territory regarding such infringement or unauthorized use or misappropriation and shall notify Eleven of its decision in writing (“Suit Notice”).

If Roche decides to bring a suit or take action, once Roche provides Suit Notice, Roche shall commence such suit or take such action. In the event that Roche (i) does not in writing advise Eleven within the Decision Period that Roche will commence suit or take action, or (ii) fails to commence suit or take action within a reasonable time after providing Suit Notice, Eleven shall thereafter have the right (subject to Roche’s written consent, which except for Eleven Assigned Patent Rights is not to be unreasonably withheld) to commence suit or take action and shall provide written notice to Roche of any such suit commenced or action taken by Eleven.

Upon written request, the Party bringing suit or taking action (“Initiating Party”) shall keep the other Party informed of the status of any such suit or action and shall provide the other Party with copies, to the extent the Initiating Party is lawfully permitted to do so, of all substantive documents or communications filed in such suit or action. The Initiating Party shall have the sole and exclusive right to select counsel for any such suit or action.

The Initiating Party shall, except as provided below, pay all expenses of the suit or action, including the Initiating Party’s attorneys’ fees and court costs (and such costs of the other Party if participating at the Initiating Party’s request). Unless otherwise agreed by the Parties, and subject to the Parties’ respective obligations under Article 15, all monies recovered upon the final judgment or settlement of any action described in this Section 13.4 shall be used as follows:

(a) First, to reimburse the Initiating Party for its costs and, if any remains, to the other Party for any advisory counsel fees and costs not already reimbursed by the Initiating Party; and

(b) Second,

(i)	if a member of the Roche Group is the Initiating Party,

(A)	any remaining amount that represents compensation for lost sales, a reasonable royalty or lost profits, shall be retained by or paid to the Initiating Party; provided, however, any such amount (after relevant adjustment to convert to Net Sales of Products) shall be subject to the royalty obligations set forth in Section 9.3; and

(B)	any remaining amount that represents additional damages (e.g., enhanced or punitive damages) shall be allocated to Roche; and

(ii)	if Eleven is the Initiating Party, the balance, if any, shall be allocated seventy five percent (75%) to the Initiating Party, and twenty five percent (25%) to the other Party.

If the Initiating Party believes it is reasonably necessary or desirable to obtain an effective remedy, upon written request the other Party agrees to be joined as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action, all of which shall be at the Initiating Party’s expense. At the Initiating Party’s written request, the other Party shall offer reasonable assistance to the Initiating Party in connection therewith at no charge to the Initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred by the other Party in rendering such assistance. The other Party shall have the right to participate and be represented in any such suit or action by its own counsel at its own expense.

The Initiating Party may settle, consent to judgment or otherwise voluntarily dispose of the suit or action (“Settlement”) without the written consent of the other Party but only if such Settlement can be achieved without adversely affecting the other Party (including any of its Patent Rights). If a Settlement could materially adversely affect the other Party, then the written consent of the other Party would be required, which consent shall not be unreasonably withheld, however if the other Party is unable to timely respond, then such consent shall be deemed as granted.

For clarity, Roche shall be solely responsible, at its own expense and discretion, for responding to the infringement of any Eleven Assigned Patent Rights, and will receive all monies recovered upon the final judgment or settlement of any action taken by Roche in connection therewith. If a Settlement could materially adversely affect Eleven, then the written consent of Eleven would be required, which consent shall not be unreasonably withheld, however if Eleven is unable to timely respond, then such consent shall be deemed as granted. Eleven will reasonably assist Roche in any such actions, at Roche’s expense.

13.5 Defense

Subject to Article 15, if an action for infringement is commenced against either Party, its licensees or its sublicensees related to the discovery, development, manufacture, use or sale of a Product, then Roche shall have the right (but not the obligation) to defend such action at its own expense, and Eleven shall assist and cooperate with Roche, at Roche’s expense, to the extent necessary in the defense of such suit. Roche shall have the right to settle the suit or consent to an adverse judgment thereto, in its sole discretion, so long as such settlement or adverse judgment does not adversely affect the rights of Eleven. Roche shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by it with such Third Party.

13.6 Common Interest Disclosures

With regard to any information or opinions about intellectual property disclosed pursuant to this Agreement between the Parties, the Parties agree that, to the extent possible under Applicable Law, they have a common legal interest in (i) determining whether, and to what extent, Third Party intellectual property rights may affect Compounds or Products and (ii) defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to Compounds or Products. Accordingly, the Parties agree that, to the extent possible under Applicable Law, (i) all such relevant information or opinions obtained by Eleven and Roche from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement; (ii) all such information and materials will be treated as protected by the attorney-client privilege, the work product privilege, the joint defense privilege, the common interest privilege, and any other privilege or immunity that may otherwise be applicable; (iii) by sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Nothing in this Section 13.6 shall prevent either Roche or Eleven from claiming a common interest privilege in any other matter properly subject to that privilege. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

It is expressly understood that nothing contained in this Section 13.6 shall limit the right of either Party to disclose to anyone (or withhold disclosure from anyone) any of their own documents and information, as they see fit.

13.7 Biosimilar or interchangeable biological products

Notwithstanding anything herein to the contrary, within four (4) years after the approval of a Product that has been licensed in the US as a biological product under 42 USC §262(a), and as may be needed from time to time thereafter, upon request by Roche, the Parties shall consult as to potential strategies with respect to unexpired US Primary Eleven Patent Rights Controlled by Eleven that Cover the Product. Specifically, in anticipation of a receipt by the Product’s reference product sponsor (“Reference Product Sponsor”) of a biosimilar or interchangeable product application pursuant to the Biologics Price Competition and Innovation Act of 2009 (Public Law 111-148), the Parties will discuss the Reference Product Sponsor’s likely course of action with regard to US Primary Eleven Patent Rights in the procedural steps set forth under 42 USC §262(l), including a general plan for timely communication between the Parties in light of the statutory response deadlines.

13.8 Patent Term Extensions

The Parties shall use Commercially Reasonable Efforts to obtain all available patent term extensions, adjustments or restorations, or supplementary protection certificates (“SPCs”, and together with patent term extensions, adjustments and restorations, “Patent Term Extensions”) for Primary Eleven Patent Rights. Eleven shall execute such authorizations and other documents and take such other actions as may be reasonably requested by Roche to obtain such Patent Term Extensions, including designating Roche as its agent for such purpose as provided in 35 USC § 156. All filings for such Patent Term Extensions shall be made by Roche; provided, that in the event that Roche elects not to file for a Patent Term Extension for a Primary Eleven Patent Right, Roche shall (i) promptly inform Eleven of its intention not to file and (ii) grant Eleven the right to file for such Patent Term Extension. Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions or SPCs wherever applicable to such Primary Eleven Patent Rights.

13.9 Consent to File Patent Applications

Eleven hereby provides consent under Section 4(f) of the Material Transfer Agreement by and between the Parties effective November 18, 2015, as amended (the “MTA”).

14. Representations and Warranties

14.1 Eleven Representations and Warranties

Eleven represents and warrants to Roche, in each case as of the Signature Date (except with respect to any such statement that is expressly made as of a specific date, which representation and warranty shall be as of such date):

14.1.1 Safety Data

(a)	Eleven has disclosed to Roche and, to the extent set forth in Section 5.2, will promptly disclose to Roche the results of all preclinical testing of Licensed Product in its Control.

(b)	Eleven has not conducted human clinical testing of any Licensed Product. In accordance with Section 5.2, Eleven will disclose to Roche all information in its Control concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof in humans with respect to Licensed Product.

14.1.2 Ownership of Patent Rights

Eleven is the exclusive owner of all right, title and interest in, or is the exclusive licensee of, the Eleven Base Patent Rights existing on the Signature Date. Appendix 1.30 and Appendix 13.2 collectively contain a complete and accurate list of all Patent Rights Controlled by Eleven as of the Signature Date that Cover Eleven Compounds. Between the Signature Date and the Effective Date, Eleven will have used Commercially Reasonable Efforts to prosecute or maintain the Core Patent Rights and has not granted and will not grant rights to any Third Party under the Eleven Base Patent Rights that conflict with the rights granted to Roche hereunder.

14.1.3 Third Party Eleven IP

To the knowledge of Eleven, the Third Party Eleven IP does not Cover or relate to Compounds or Products, and the scope of the Third Party Eleven IP does not overlap with the Eleven Base Patent Rights.

14.1.4 Inventors

Eleven warrants that the inventors of the inventions disclosed or claimed in Eleven Patent Rights have transferred to Eleven full ownership of the Patent Rights licensed under this Agreement.

14.1.5 Grants

To the best of Eleven’s knowledge and belief, Eleven has the lawful right to grant Roche and its Affiliates the rights and licenses described in this Agreement, assuming that no filing is required under the Hart Scott Rodino Antitrust Improvements Act of 1976 (the “HSR Act”).

14.1.6 Authorization

The execution, delivery and performance of this Agreement by Eleven and all instruments and documents to be delivered by Eleven hereunder, subject, in each case, to the receipt of the Required Company Stockholder Vote and assuming that no filing is required under the HSR Act: (i) are within the corporate power of Eleven; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of incorporation of Eleven; (iv) to the knowledge of Eleven, will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Eleven is a party or by which Eleven or any of its property is bound; and (vi) do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority or any other person, which has not been made or obtained previously (other than filings of reports, schedules or materials with the Securities and Exchange Commission or pursuant to any applicable state securities laws and filings with Regulatory Authorities with respect to Products), except, in the case of clauses (iv), (v) and (vi), for any such violations, and for any filings, registrations or consents not obtained or made, that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the financial condition of Eleven or on the ability of Eleven to perform its obligations hereunder.

14.1.7 Validity of Patent Rights

Eleven is not in possession of information that Eleven reasonably believes could render invalid or unenforceable any claims that are in any of the Primary Eleven Patent Rights existing on the Signature Date. Eleven has no knowledge of any inventorship disputes concerning any Eleven Patent Rights.

14.1.8 Ownership and Validity of Know-How

The Eleven Know-How is legitimately in the possession of Eleven and has not been misappropriated from any Third Party. Eleven has taken reasonable measures to protect the confidentiality of the Eleven Know-How.

14.1.9 No Claims

There are no claims or investigations, pending or, to Eleven’s knowledge, threatened against Eleven, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement that would materially and adversely affect Eleven’s ability to perform its obligations hereunder.

14.1.10 Scope of License

On the Signature Date and Effective Date, Eleven has not granted any rights to another entity that would reduce the scope of the license to Roche contemplated by this Agreement.

14.2 Roche Representations and Warranties

Roche represents and warrants to Eleven, in each case as of the Signature Date (except with respect to any such statement that is expressly made as of a specific date, which representation and warranty shall be as of such date):

14.2.1 Authorization

The execution, delivery and performance of this Agreement by Roche and all instruments and documents to be delivered by Roche hereunder: (i) are within the corporate power of Roche; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of formation or limited liability company agreement of Roche; (iv) to the knowledge of Roche, will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Roche is a party or by which Roche or any of its property is bound; and (vi) do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority or any other person, which has not been made or obtained previously (other than filings with the Securities and Exchange Commission or pursuant to any applicable state securities laws and filings with Regulatory Authorities with respect to Products), except, in the case of clauses (iv), (v) and (vi), for any such violations, and for any filings, registrations or consents not obtained or made, that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the financial condition of Roche or on the ability of Roche to perform its obligations hereunder.

14.2.2 No Claims

There are no claims or investigations, pending or, to Roche’s knowledge, threatened against Roche, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement that would materially adversely affect Roche’s ability to perform its obligations hereunder.

14.3 No Other Representations

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED AND WHETHER WRITTEN OR ORAL RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF PRODUCTS OR NON-INFRINGEMENT. ROCHE HAS RELIED SOLELY UPON ITS OWN INVESTIGATION AND ANALYSIS AND THE REPRESENTATIONS AND WARRANTIES OF ELEVEN EXPRESSLY SET FORTH IN THIS AGREEMENT.

15. Indemnification

15.1 Indemnification by Roche

Roche shall indemnify, hold harmless and defend Eleven and its directors, officers, employees and agents (collectively, “Eleven Indemnitees”) from and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Eleven becomes legally obligated to pay, because of a claim by a Roche Group Third Party, to the extent resulting from the breach of the Agreement by Roche or activities related to the Licensed Product (e.g., product liability claims) conducted by or on behalf of a member of the Roche Group (other than by Eleven Indemnitees), except to the extent such losses, expenses, costs and amounts are due to the breach of the Agreement by Eleven or the gross negligence or willful misconduct or failure to act of Eleven Indemnitees.

15.2 Indemnification by Eleven

Eleven shall indemnify, hold harmless and defend Roche and its directors, officers, employees and agents (collectively, “Roche Indemnitees”) from and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Roche becomes legally obligated to pay, because of a claim by a Roche Group Third Party, to the extent resulting from the breach of the Agreement by Eleven or activities related to the Licensed Product (e.g., product liability claims) conducted by or on behalf of Eleven (other than by Roche Indemnitees or any member of the Roche Group), except to the extent such losses, expenses, costs and amounts are due to the breach of the Agreement by Roche or the gross negligence or willful misconduct or failure to act of Roche Indemnitees or any member of the Roche Group.

15.3 Procedure

In the event of a claim by a Roche Group Third Party against a Party entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

16. Liability

16.1 Limitation of Liability

(a)	Subject to Article 3, neither Party shall be liable to the other Party as a result of failure or delay to develop or commercialize the Licensed Compound or the Licensed Product, as applicable, including but not limited to, a) a delay in timelines, or b) delay or failure to recruit patients, or c) a change in its respective study protocols, or d) failure of the other Party to obtain Regulatory Approval for the Licensed Compound or the Licensed Product, as applicable.

(b)	EXCEPT FOR INDEMNIFICATION UNDER ARTICLE 15, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES, OR LOST PROFITS, IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER REGARDLESS OF THE FORM OF ACTION THROUGH WHICH ANY OF THE FOREGOING ARE SOUGHT.

16.2 Coordination

Roche Basel and Roche US shall coordinate the exercise of Roche’s rights under this Agreement. Roche Basel and Roche US shall be jointly and severally liable for Roche’s obligations under this Agreement.

17. Obligation Not to Disclose Confidential Information

17.1 Non-Use and Non-Disclosure

During the Agreement Term and for five (5) years thereafter, a Receiving Party shall (and shall require its Affiliates to) (i) treat Confidential Information provided by Disclosing Party as it would treat its own information of a similar nature, (ii) take all reasonable precautions not to disclose such Confidential Information to Third Parties, without the Disclosing Party’s prior written consent, and (iii) not use such Confidential Information other than for fulfilling its obligations or exercising its rights under this Agreement.

17.2 Permitted Disclosure

Notwithstanding the obligation of non-use and non-disclosure set forth in Section 17.1, the Parties recognize the need for certain exceptions to this obligation, specifically set forth below, with respect to press releases, patent rights, publications, and certain commercial considerations.

17.3 Press Releases

(a)	The Parties may issue solely or jointly the press releases announcing the existence and selected key terms of this Agreement, in a form substantially similar to the templates attached as Appendix 17.3.

(b)	Eleven shall only issue other press releases related to the activities contemplated by this Agreement that either (i) have been approved by Roche or (ii) are required to be issued by Eleven as a matter of law based on advice of legal counsel. In all such circumstances, Eleven shall provide Roche with a draft press release at least two (2) weeks prior to its intended publication for Roche’s review. During such period, Roche shall (i) approve the draft press release and permit Eleven to issue the press release, (ii) contact Eleven to discuss modification to the draft press release, or (iii) contact Eleven and disapprove the press release. If Roche asks for modification, then Eleven shall either make such modification or work with Roche to arrive at a press release that Roche approves.

(c)	Notwithstanding anything else to the contrary in this Agreement, Eleven may issue press releases or announcements, make filings or submissions or otherwise publicly disclose information regarding this Agreement and the transactions contemplated hereby without the prior written consent of Roche to the extent required by Applicable Law or the rules or regulations of any applicable U.S. or non-U.S. securities exchange or regulatory governmental body to which it is subject to or submits to, including any disclosures contained in proxy or other similar materials issued in connection with the Stockholder Voting Proposal; provided, however, the issuance by Eleven of any such press release without following the procedures of Section 17.3(b) must be based on advice of legal counsel that the release was required to be issued by Eleven as a matter of law. Notwithstanding the foregoing, in all such cases Eleven shall use Commercially Reasonable Efforts to provide Roche an advance draft press release, announcement, filing or submission as applicable as soon as reasonably practicable and consider in good faith Roche’s reasonable and timely comments prior to publicly issuing its final version.

(d)	To the extent the content of any press release or other announcement has been made in accordance with this Section 17.3 or with Section 17.4, no separate approval shall be required in respect of such content to the extent replicated in whole or in part in any subsequent press release or other announcement.

(e)	To ensure communication alignment, responses (if any) to inquiries by media or other Third Parties (other than inquiries by any governmental authority, body, agency or other instrumentality) after issuance of a permitted press release by Eleven (solely or jointly with Roche) shall consist solely of the press release language or shall follow the response guidelines that may be mutually developed by the Parties.

17.4 Commercial Considerations

(a)	After the Effective Date, nothing in this Agreement shall prevent Roche or its Affiliates from disclosing Confidential Information of Eleven to (i) governmental agencies to the extent required or desirable to secure government approval for the development, manufacture or sale of Product in the Territory, (ii) Third Parties acting on behalf of Roche, to the extent reasonably necessary for the development, manufacture or sale of Product in the Territory, or (iii) Third Parties to the extent reasonably necessary to market the Product in the Territory.

(b)	Either Party may disclose this Agreement to actual or potential licensees, sublicensees, acquirers or investors under terms of confidentiality no less stringent than in this Agreement.

(c)

The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such Confidential Information is required to be disclosed by the Receiving Party to comply with Applicable Law, to defend or prosecute litigation or to comply with governmental regulations, provided that the Receiving Party provides prior written notice of such disclosure to the Disclosing Party, if possible, and, to the extent practicable, takes reasonable and lawful actions to minimize the degree of such disclosure.

(d)	The Parties acknowledge that either or both Parties may be obligated to make one or more filings (including to file a copy of this Agreement) with the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority. Each Party will be entitled to make such a required filing, provided that it will (i) submit in connection with such filing a copy of this Agreement in a form mutually agreed by the Parties in advance or, if despite the commercially reasonable efforts of Eleven a form mutually agreed by the Parties cannot be agreed in advance, redacted to the extent permitted by Applicable Law (the “Redacted Agreement”), (ii) request, and use commercially reasonable efforts consistent with Applicable Laws to obtain, confidential treatment of all terms redacted from this Agreement, as reflected in the Redacted Agreement, for a period of at least ten (10) years, (iii) to the extent consistent with Applicable Law, promptly deliver to the other Party any written correspondence received by it or its representatives from the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority with respect to such confidential treatment request and promptly advise the other Party of any other material communications between it or its representatives with the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority with respect to such confidential treatment request, (iv) upon the written request of the other Party, if legally justifiable, request an appropriate extension of the term of the confidential treatment period, and (v) if the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority requests any changes to the redactions set forth in the Redacted Agreement, use commercially reasonable efforts consistent with Applicable Laws to support the redactions in the Redacted Agreement as originally filed and not agree to any changes to the Redacted Agreement without, to the extent practical, first discussing such changes with the other Party and taking the other Party’s comments into consideration when deciding whether to agree to such changes (provided that a Party will only be required to make such efforts to support such redactions once). For clarity, following a request from a governmental authority to change the redactions requested by a Party, a Party will not be required pursuant to the provisions of this Section 17.4(d) to again request the redactions rejected by the applicable governmental authority. Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

18. Agreement Expiration and Termination

18.1 Commencement and Expiration

This Agreement shall commence upon the date hereof (except for Sections 2.2 and 2.3, Articles 3-15 (except for Sections 9.5 and 14.3, which shall be effective as of the Signature Date) and Sections 18.2.1-18.2.4, 18.3, 18.4, 21.5 and 21.12 which shall commence as of the Effective Date, and except for such other provisions of this Agreement which expressly commence as of a specific date, which shall commence as of such date) and, unless earlier terminated under Section 18.2, shall expire on the Expiration Date.

18.2 Termination

18.2.1 Termination for Material Breach After the Effective Date

After the Effective Date, a Party (“Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety or on a country-by-country basis in the event the other Party (“Breaching Party”) is in breach of any of its material obligations under this Agreement. The non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach and the countries in which the Non-Breaching Party intends to have this Agreement terminate. The Breaching Party shall have a period of ninety (90) days after such written notice is provided (“Peremptory Notice Period”) to cure such breach. If the Breaching Party has a bona fide dispute as to whether such breach occurred or has been cured, it will so notify the Non-Breaching Party, and the expiration of the Peremptory Notice Period shall be tolled until such dispute is resolved pursuant to Sections 21.2 or 21.3. Upon a determination of breach or failure to cure, the Breaching Party may have the remainder of the Peremptory Notice Period to cure such breach. If such breach is not cured within the Peremptory Notice Period, then absent withdrawal of the Non-Breaching Party’s request for termination, this Agreement shall terminate in its entirety or such identified countries effective as of the expiration of the Peremptory Notice Period.

18.2.2 Termination by Roche without Cause After the Effective Date

After the Effective Date, Roche shall have the right to terminate this Agreement at any time as a whole or on a Product-by-Product or country-by-country basis upon ninety (90) days prior written notice before First Commercial Sale in the Territory or upon one hundred eighty (180) days prior written notice after the First Commercial Sale in the Territory. The effective date of termination under this Section 18.2.2 shall be the date ninety (90) days (or one hundred eighty (180) days as the case may be) after Roche provides such written notice to Eleven.

18.2.3 Termination by Eleven for Development Discontinuation After the Effective Date

After the Effective Date, Eleven shall have the right to terminate this Agreement upon written notice if, prior to the first BLA Filing for a Licensed Product, the Roche Group has discontinued material development of all Licensed Products for the previous twelve (12) consecutive months, and such discontinuations were not due to events outside of the reasonable control of the Roche Group (including actions taken by Regulatory Authorities, or any Third Party litigation relating to the safety of a Licensed Product).

18.2.4 Termination for Eleven Debarment

After the Effective Date, Roche shall have the right to terminate this Agreement upon written notice for Eleven’s debarment in accordance with Section 21.5.

18.2.5 Termination by a Party Prior to the Effective Date

(a)	Eleven will inform Roche of the date of the Company Meeting at which a vote of the Stockholder Voting Proposal is to be taken. Eleven will inform Roche of the results of the Company Meeting at which a vote on the Stockholder Voting Proposal was taken within one (1) Business Day of such meeting. Eleven will inform Roche within one (1) Business Day of a decision by the Board of Directors of Eleven to approve or recommend to the stockholders any Alternative Transaction from a Qualified Person.

(b)	Prior to the Effective Date, if, at the Company Meeting at which a vote on the Stockholder Voting Proposal is taken, the Required Company Stockholder Vote in favor of the Stockholder Voting Proposal is not obtained, this Agreement shall automatically terminate as of the date of such Company Meeting at which such vote on the Stockholder Voting Proposal was taken.

(c)	Prior to the Effective Date, Roche shall have the right to terminate this Agreement upon written notice if the Company Meeting at which a vote on the Stockholder Voting Proposal is taken does not occur on or prior to the seventy-fifth (75th) day following the Signature Date.

(d)	Prior to the Effective Date, either Party shall have the right to terminate this Agreement upon written notice if the Board of Directors of Eleven shall have approved or recommended to the stockholders any Alternative Transaction from a Qualified Person.

18.3 Consequences of Termination

This Section 18.3 only applies to termination under Section 18.2.1-18.2.4.

18.3.1 Termination for Eleven Breach or Debarment

Upon any termination by Roche under Section 18.2.1 (material breach by Eleven) or 18.2.4 (Eleven debarment), the rights and licenses granted by Eleven to Roche under this Agreement shall terminate in their entirety or on a country-by-country and Product-by-Product basis, as applicable, on the effective date of termination. In the event of a material breach by Eleven or Eleven’s debarment, if the Roche Group elects not to terminate this Agreement, Roche shall be entitled to seek remedies, including but not limited to damages and reduction of payment obligations in Article 9, subject to the terms and conditions of this Agreement.

18.3.2 Roche Activated Termination

Upon any Roche Activated Termination, the rights and licenses granted by Eleven to Roche under this Agreement shall terminate in their entirety or on a country-by-country and Product-by-Product basis, as applicable, on the effective date of termination. The Continuation Election Evaluation Process corresponding to an Involuntary Termination shall begin on the effective date of termination; the Continuation Election Evaluation Process corresponding to a Voluntary Termination shall begin on the date Roche provides its notice of termination to Eleven (each such date, a “CEEP Start Date”).

During the Continuation Election Evaluation Process, Roche shall continue activities, including preparatory activities, ongoing as of the CEEP Start Date with respect to the relevant Returnable Product(s). However, Roche shall not be obliged to initiate any new activities not ongoing as of the CEEP Start Date except as expressly set forth herein and except that Roche shall initiate such new activities at Eleven’s reasonable written request and expense. Where possible the Alliance Directors will cooperate with each other to facilitate meeting Eleven’s reasonable requests for information and continuation of activities reasonably needed for Eleven’s bona fide intention to continue development of the Returnable Product(s) while minimizing Roche’s investment in labor and expenses during the Continuation Election Evaluation Process.

Within ten (10) days after the CEEP Start Date, Roche shall have the opportunity (but not the obligation) to provide Eleven with either such information as Roche would like Eleven to consider or a notification waiving the right to provide such information. Within twenty (20) days after the CEEP Start Date, Eleven shall communicate to Roche either (x) a non-binding statement of continued interest in developing the specified Returnable Product(s) or (y) a binding waiver of Eleven’s right to submit a Continuation Election Notice. If Eleven elects to communicate the latter or fails to communicate with Roche, then Eleven shall have been deemed to have not provided a timely Continuation Election Notice and Section 18.3.4.1 shall apply. If Eleven elects to communicate the former, Roche shall promptly populate a secure data room with such material information pertaining to the applicable Roche Group’s development, manufacturing and commercialization activities for such Returnable Product(s) as is reasonably necessary for Eleven to make an informed decision as to whether to submit a Continuation Election Notice, which data room shall be fully populated and opened for Eleven’s access no later than thirty (30) days after Eleven’s communication of a non-binding indication of interest under clause (x) above. Roche shall make the relevant personnel available for Eleven’s reasonable follow-up questions and requests pertaining to such information, and Roche shall disclose such additional materials as are reasonably necessary to respond to Eleven’s requests. Notwithstanding anything in this Section, such data room and personnel follow-up is not intended to provide Eleven with a similar scope of information or follow-up as would be required and commensurate with types of investment and diligence commitment Roche has made to Eleven under this Agreement, nor is it a substitute for Roche Transfer Activities that are reimbursed in accordance with Section 18.3.4.3(d); rather it is intended to be a process to minimize Roche’s continuation activity costs where not required; provided, however, that the data provided in the data room must be adequate for Eleven to make a reasonably informed decision regarding the Continuation Election Notice. If Eleven desires to continue development or commercialization of Returnable Product(s), Eleven shall give a Continuation Election Notice to Roche within forty (40) days after the data room is reasonably populated and open for Eleven’s access; if during such forty (40) day period, Eleven does not have a bona fide interest in pursuing development, Eleven shall promptly notify Roche.

After Roche’s receipt of a timely Continuation Election Notice from Eleven, to the extent reasonably requested by Eleven with respect to the Returnable Product(s) specified in such Continuation Election Notice:

a)

Roche shall, and shall ensure that its Affiliates shall, (and, to the extent Roche or any of its Affiliates has the right to do so and to the extent such sublicensees do not take a direct license in accordance with

Section 18.3.3, shall require the other members of the Roche Group to,) promptly transfer to Eleven all regulatory filings and approvals, all final pre-clinical and clinical study reports and clinical study protocols, and all data, including clinical data, in their possession and control related to Returnable Product(s) necessary for Eleven to continue to develop and commercialize the Returnable Product(s). All data shall be transferred in the form and format in which it is maintained by the relevant member of the Roche Group. Original paper copies shall only be transferred, if legally required. Roche shall not be required to prepare or finalize any new data, reports or information solely for purposes of transfer to Eleven.

b)	Roche shall, and shall ensure that its Affiliates shall, (and, to the extent Roche or any of its Affiliates has the right to do so and to the extent such sublicensees do not take a direct license in accordance with Section 18.3.3, shall require the other members of the Roche Group to,) make reasonable efforts to promptly assign all clinical trial agreements, to the extent such agreements have not been cancelled, are assignable without subjecting Roche to any material liability and are assignable without Roche paying any consideration (unless Eleven agrees to pay such consideration) or commencing litigation in order to effect an assignment of any such agreement.

c)	Eleven shall, upon such transfer, have the right to disclose such filings, approvals and data to (i) governmental agencies of the country to the extent required or desirable to secure government approval for the development, manufacture or sale of Returnable Product(s) in the country; (ii) Third Parties acting on behalf of Eleven, its Affiliates or licensees, to the extent reasonably necessary solely for the development, manufacture, or sale of Returnable Product(s) in the country, or (iii) Third Parties to the extent reasonably necessary to market Returnable Product(s) in the country.

d)	In exchange for Roche’s transfer of such items that were not originally provided from Eleven to Roche under this Agreement (i.e., created or developed by or on behalf of Roche), Eleven shall pay Roche a royalty on all net sales (as determined by reasonable accounting methods) of such Returnable Product(s) by Eleven, its Affiliates or licensees or sublicensees to which Eleven has licensed or sublicensed rights other than through a Compulsory Sublicense, mutatis mutandis, for such Returnable Product(s) (other than licensees that have a direct license in accordance with Section 18.3.3), with the royalty rate as follows:

Status of Returnable Product at time of termination	Royalty rate
Phase II Study Initiated	2%
Phase III Study Initiated	5%
First Commercial Sale in US or anywhere in the EU	10%

Such royalties shall be paid on a Returnable Product-by-Returnable Product and country-by-country basis commencing on the first commercial sale of the Returnable Product in such country by Eleven, or any of its Affiliates or any of such of its licensees or sublicensees (other than an entity that is or was a member of the Roche Group) and ending ten (10) years after the first commercial sale of the Returnable Product in such country by any entity (including a member of the Roche Group). Royalties may be reduced upon entry of a biosimilar product in accordance with the reduction structure set forth in Section 9.3.5, and with respect to any other reductions described in Sections 9.3.3, 9.3.4 and 9.3.6, as if applied to Eleven, its Affiliates and licensees or sublicensees in lieu of the Roche Group. Such payments shall be subject to the reporting and auditing obligations comparable to those set forth in this Agreement, except with Eleven as the licensee instead of Roche.

e)	In connection with such transfer, and in all cases subject to Section 18.3.4.3, Eleven shall have a non-exclusive license, sublicensable through multiple tiers, under the Roche Patent Rights and Roche Know-How, solely to the extent necessary to allow Eleven, its Affiliates or licensees or sublicensees to register, have registered, develop, manufacture, have manufactured, use, offer to sell, sell, promote, export and import the Base Returnable Product associated with each applicable Returnable Product specified in such Continuation Election Notice and all associated applicable Modified Returnable Product(s) for such Base Returnable Product in the applicable country(ies), with the proviso that

(i)	with respect to Early Returnable Products, unless Roche specifically agrees to the contrary, such license shall not extend to Proprietary Manufacturing IP for Early Returnable Products;

(ii)	with respect to Returnable Products other than Early Returnable Products, such license does not apply to Proprietary Manufacturing IP for so long as Roche elects to manufacture and supply such Returnable Product under Section 18.3.4.2(c), and if Roche transfers the process to one or more Third Party CMOs acceptable to Roche under conditions of confidentiality and non-use acceptable to Roche in accordance with Section 18.3.4.2(c), such license of Proprietary Manufacturing IP shall not extend to Eleven and will instead be limited to such Third Party CMO(s) for the sole purpose of manufacturing such Returnable Products on behalf of Eleven, Eleven’s Affiliates or Eleven’s licenses or sublicensees.

Eleven shall ensure that all of the applicable terms and conditions of this Agreement shall apply to its Affiliates and licensees and sublicensees to the same extent as they apply to Eleven for all purposes, and Eleven assumes full responsibility for the performance of all obligations and observances of all terms so imposed on such Affiliates, licensees and sublicensees. Eleven shall provide Roche a copy of any such agreements with licensees and sublicensees which may be redacted to exclude financial terms and confidential information of Eleven or the licensee or sublicensee. For clarity, the licenses under this Section 18.3.2(e) shall not include any licenses that Roche has with a Third Party for which such grant would be prohibited or under which a member of the Roche Group would incur liability or financial obligations (unless Eleven agrees to pay such financial obligations) to such Third Party.

f)	If requested by Eleven in writing, and solely to the extent Roche is able to do so truthfully, Roche will represent and warrant to Eleven that, as of the effective date of the termination, Roche and its Affiliates have not been debarred under 21 U.S.C. §335a, disqualified under 21 C.F.R. §312.70 or §812.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C. §1320 a-7b(f)), including without limitation the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program in a manner that would materially impact the Returnable Products.

18.3.3 Direct License

Irrespective of anything to the contrary in this Agreement, any existing, permitted sublicense granted directly by Roche under Section 2.3.2 of this Agreement (and any further sublicenses thereunder) to any Third Party shall, upon the written request of Roche, remain in full force and effect to the extent that Roche had complied with its obligations under Section 2.3.2 with respect thereto, provided that (i) each such Sublicensee and any further sublicensees are not then in breach of its sublicense agreement (and, in the case of termination by Eleven for material breach by Roche, that neither such Sublicensee nor any further sublicensees caused the material breach that gave rise to the termination by Eleven); (ii) each such direct Sublicensee agrees to be bound to Eleven under all the terms and conditions of such sublicense agreement; and (iii) Eleven is provided with a true and complete copy of such sublicense agreement.

18.3.4 Other Obligations Applicable for Roche Activated Terminations

18.3.4.1 Obligations Related to Ongoing Activities

(a)	If Eleven does not provide timely a Continuation Election Notice, then Roche (i) shall have the right to cancel all ongoing obligations with Third Parties with respect to any terminated Returnable Product under this Agreement and (ii) shall be permitted to complete, and be solely responsibility for, all non-cancellable obligations with Third Parties with respect to any terminated Returnable Product, but only at its own expense.

(b)	If Eleven provides such timely Continuation Election Notice, then from the date of notice of termination until (i) the effective date of termination (in the event of a Voluntary Termination) and (ii) four (4) months after the effective date of termination (in the event of an Involuntary Termination), Roche shall continue activities, including preparatory activities, ongoing as of the date of notice of termination with respect to the relevant Returnable Products, at Roche’s expense. However, Roche shall not be obliged to initiate any new activities not ongoing at the date of notice of termination except as expressly set forth herein.

(c)	After the effective date of termination, Roche shall have no obligation to perform or complete any activities or to make any payments for performing or completing any activities under this Agreement, except as expressly stated herein.

In addition to the foregoing, upon the request of Eleven, Roche shall, and shall ensure that its Affiliates shall, and, to the extent Roche or any of its Affiliates has the right to do so, shall require the other members of the Roche Group to, complete, or promptly transition to Eleven or its designee, any Clinical Studies related to the Returnable Product(s) that are being conducted under any of their INDs for the Returnable Product(s) and are ongoing as of the effective date of termination; provided, however, that

(i)	both Eleven and Roche in their reasonable judgment have concluded that completing any such Clinical Studies does not present an unreasonable risk to patient safety;

(ii)	Roche shall have no obligation to recruit or enroll any additional patients after the effective date of termination; and

(iii)	Subject to Section 18.3.4.1(b), Eleven agrees to reimburse Roche for all of its reasonable development costs that arise after the effective date of termination in completing or transitioning such Clinical Studies.

18.3.4.2 Obligations Related to Manufacturing

a)	Clinical Supplies

If Eleven elects to develop the Returnable Product(s), Roche shall, at Eleven’s request, transfer (i) all existing and available clinical material to Eleven at a price of Roche’s fully burdened manufacturing cost and (ii) as part of the Roche Transfer Activities of Section 18.3.2, all existing documentation as to the quality of such clinical material that is reasonably required for further development activities. Roche shall have no obligation to perform any additional activities concerning the clinical supplies (e.g., retesting, analyses). Upon request, Roche shall notify Eleven of any issues concerning such materials that to Roche’s knowledge might reasonably subject Eleven to liability through use of such materials, and Eleven may thereafter elect not to receive such materials. Eleven shall assume all liability for the use of such transferred material.

b)	Commercial Supplies

If a Returnable Product is marketed in any country of Territory on the date of the notice of termination of this Agreement, upon the request of Eleven, Roche shall manufacture and supply such Returnable Product to Eleven for a period of eighteen (18) months from the effective date of the termination of this Agreement (unless such obligation is earlier terminated by Eleven) at a price of one hundred twenty-five percent (125%) of Roche’s fully burdened manufacturing cost. Eleven shall use Commercially Reasonable Efforts to take over the manufacturing as soon as possible after the effective date of termination.

c)	Option of Roche

Irrespective of the foregoing, Roche shall not be required to provide Proprietary Manufacturing IP with respect to Early Returnable Products. Roche will continue to supply Eleven with Returnable Products other than Early Returnable Products at a price of one hundred twenty-five percent (125%) of Roche’s fully burdened manufacturing cost for a period, at Roche’s election, of either (i) indefinitely (in which case the Parties will promptly and in good faith negotiate the non-financial terms of applicable supply and quality agreements, and Roche shall make good faith efforts to supply Eleven with such Returnable Products during such negotiation period) or (ii) until such time as Roche transfers the process to a Third Party CMO acceptable to Roche under conditions of confidentiality and non-use acceptable to Roche. If Roche elects to transfer the process to a Third Party CMO and Eleven requests an additional CMO be utilized (for reasons such as second source manufacturing, competitive pricing), Roche will make good faith efforts to accommodate such request and transfer the process to a second Third Party CMO acceptable to Roche under conditions of confidentiality and non-use acceptable to Roche.

18.3.4.3 Limitations on Grant-Backs; Transfer Expenses

For purposes of clarity, irrespective of anything to the contrary in this Agreement:

a)	All transfers and licenses from Roche to Eleven or other obligations of Roche under Section 18.3 are solely with respect to Returnable Product(s) that are not Combination Product(s). Such transfers, licenses and obligations do not extend to

(i)	other therapeutically active ingredients or therapeutically active products, even if physically mixed, combined or packaged together with a Returnable Product, or

(ii)	with respect to Pre-Commercialized Returnable Products, delivery technologies that are proprietary to Roche (through ownership or license) (with the proviso that if Eleven would be unable to use any alternative delivery technology to commercialize such Pre-Commercialized Returnable Product, Roche will in good faith consider making such delivery technologies available to Eleven), even if a Returnable Product is intended (according to the investigation plan, proposed labeling or actual labeling, as applicable) for use with such other therapeutically active ingredients, therapeutically active products, or delivery technologies.

b)	In connection with research studies, clinical trials or other activities associated with the development and commercialization of Returnable Products, Roche or other members of the Roche Group may have collected human samples and patient information that may contain personal identifiable information (“Samples and PI Information”). Legal and contractual restrictions may apply to such Samples and PI Information. Eleven acknowledges and accepts that, where Roche in good faith has reasonable concerns that Applicable Law or insufficient patient consent would prohibit the transfer of such Samples and PI Information or subject Roche to liability because of such transfer and subsequent use by Eleven, then Roche shall not be obliged to transfer such Samples and PI Information to Eleven.

c)	Nothing in this Agreement shall be construed as granting Eleven any license under the Excluded Roche Patent Rights.

d)	If Eleven issues a Continuation Election Notice, then Eleven shall reimburse Roche for all reasonable out-of-pocket costs and expenses (including FTE charges) incurred by or on behalf of Roche for transfer activities from Roche to Eleven under Section 18.3.2 (including costs associated with locating, assembling and populating information into the data room) (“Roche Transfer Activities”) within thirty (30) days after receipt of an invoice, with an invoice to be provided no more than once per Calendar Quarter; however transfer activities corresponding to the return of material remains, data, reports, records, documents, regulatory filings and Regulatory Approvals originally provided by Eleven to Roche no less than three (3) years prior to the effective date of termination (“Eleven-Originated Transfer Activities”) shall be returned to Eleven free of charge. If the Agreement was terminated due to a Voluntary Termination and Eleven desires Roche Transfer Activities other than Eleven-Originated Transfer Activities, Eleven shall make a payment to Roche of Two Hundred Fifty Thousand US Dollars (US$ 250,000) (“Minimum Transfer Payment”) within thirty (30) days after receipt of an invoice. The Minimum Transfer Payment shall be non-refundable, but shall be fully creditable against Eleven’s reimbursement for the Roche Transfer Activities and payments under Section 18.3.2(d). Roche shall be under no obligation to provide Roche Transfer Activities (beyond the Eleven-Originated Transfer Activities) prior to receipt of the Minimum Transfer Payment, if applicable.

18.4 Royalty and Payment Obligations

Expiration or termination of this Agreement shall not release Roche from any obligation to pay royalties or make any payments to Eleven that are earned but not yet paid prior to the Expiration Date or effective date of termination, including milestone payments on events, and royalties on Sales, that occur prior to the Expiration Date or effective date of termination. Expiration of this Agreement as a result of Roche exercising a Buy-out Option shall not release Roche from the obligation to pay the fee associated with such Buy-out Option under

Section 9.4. Except as set forth in this Section 18.4, termination of this Agreement by a Party, for any reason, will release Roche from any obligation to pay royalties or make any payments to Eleven under Sections 9.2 or 9.3 that would otherwise become payable on or after the effective date of termination (including, for clarity, any milestone payments on events, or royalties on Sales, that occur after the effective date of termination, but not prior to the effective date of termination).

18.5 Survival

To the extent then in effect as set forth in Section 18.1, Article 1 (Definitions, to the extent necessary to interpret this Agreement), Section 9.5 (Disclosure of Payments), Article 10 (Accounting and Reporting) (solely as applicable to amounts described in Section 18.4), Article 12 (Auditing), Section 14.3 (No Other Representations), Article 15 (Indemnification), Article 16 (Liability), Article 17 (Obligation Not to Disclose Confidential Information), Article 18 (Agreement Expiration and Termination) and Article 21 (Miscellaneous) (except for Sections 21.4(a)-(c) (Assignment and Change of Control)) shall survive any expiration or termination of this Agreement for any reason. If Roche exercises a Buy-out Option, Section 9.4 (Buy-out Options), Article 13 (Intellectual Property) and Article 20 (Bankruptcy) shall also survive.

19. Solicitation

Except as otherwise set forth in Article 17 and in this Article 19, until the earlier of the Effective Date and the termination of this Agreement in accordance with Section 18.2.5, Eleven shall not, and shall use its reasonable best efforts to cause its officers, directors, employees, investment bankers, attorneys or other agents or advisors (collectively, “Representatives”) not to, directly or indirectly:

(a)	solicit, initiate or knowingly facilitate or knowingly encourage the submission of any proposal or offer from any Third Party for an Alternative Transaction;

(b)	enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the IL-6 program to, or afford access to the business, properties, assets, books or records of the IL-6 program to, any Third Party that, to Eleven’s knowledge, is seeking to make, or has made, any proposal or offer for an Alternative Transaction, in each case relating to or in connection with an Alternative Transaction; or

(c)	enter into any agreement with any person or entity (other than Roche) for an Alternative Transaction.

Notwithstanding the foregoing, Eleven may: (i) furnish non-public information relating to, and afford access to the business, properties, assets, books or records of, the IL-6 program to any Qualified Person (and the Representatives of any such Qualified Person), pursuant to a confidentiality agreement not materially less restrictive of the other party than the confidentiality obligations applicable to Roche pursuant to the NDA; (ii) engage in discussions or negotiations (including solicitation of revised proposals with respect to an Alternative Transaction) with any Qualified Person (and the representatives of such Qualified Person) with respect to a potential Alternative Transaction; (iii) amend or grant a waiver or release under, any standstill or similar agreement with respect to any capital stock of Eleven with any Qualified Person; or (iv) enter into an agreement with a Qualified Person with respect to an Alternative Transaction.

20. Bankruptcy

All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by Eleven to Roche are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Unless Roche elects to terminate this Agreement, the Parties agree that Roche, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

21. Miscellaneous

21.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, US, without reference to its conflict of laws principles.

21.2 Disputes

After the Effective Date, unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the Parties designated below or the Party’s designee, for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows:

For Eleven:      CEO

For Roche:       Head of Roche Partnering

21.3 Jurisdiction; Arbitration

Prior to the Effective Date, each of the Parties (a) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, United States District Court sitting in Wilmington, Delaware, with respect to any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and each Party hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 21.13 shall be effective service of process.

After the Effective Date, should the Parties fail to agree within two (2) months after a dispute in connection with this Agreement has first arisen, it shall be finally settled by arbitration in accordance with the Rules of American Arbitration Association (AAA) as in force at the time when initiating the arbitration. The tribunal shall consist of three arbitrators. Each Party shall select one (1) arbitrator and the arbitrators shall select the third arbitrator. The place of arbitration shall be in the city of New York, New York, US. The language to be used shall be English. Notwithstanding anything to the contrary in this Agreement, a Party may seek temporary equitable relief in the form of specific performance, a temporary restraining order, a preliminary injunction or any other equitable remedy in any court of competent jurisdiction.

21.4 Assignment and Change of Control

Neither Party may assign its rights or obligations under this Agreement absent the prior written consent of the other Party, except to any of its Affiliates (provided that the assigning Party shall be responsible for the actions of its Affiliates) or in the context of a merger, an acquisition, a Change of Control, or a sale or other transaction involving all or substantially all of the assets of the Party seeking to assign. Any permitted assignment shall be binding on the successors of the assigning Party. Notwithstanding anything else herein to the contrary, Eleven may, without Roche’s consent, assign, distribute, dividend or otherwise transfer its right to receive payment(s) from Roche under all or part of Article 9, provided, however, for clarity, Roche’s right to pursue reduction of payments in the event of a material breach by Eleven shall not be impacted by such assignment, distribution, dividend or transfer; moreover this right extends only to the right to receive payment, so all other rights (including the right to audit) shall remain with Eleven absent Roche’s written consent.

If there is a Change of Control, then the following provisions shall apply and be in full force and effect:

(a)	Eleven shall provide written notice to Roche within fifteen (15) days after completion of such Change of Control.

(b)	The acquirer of or the successor to in connection with such Change of Control shall acknowledge in writing to Roche that the Eleven Know-How and the Primary Eleven Patent Rights are subject to the exclusive licenses to Roche for the research, development or commercialization of Compounds or Products, subject to the terms and conditions of this Agreement.

(c)	If either Eleven or the Change of Control Group are engaged in the conduct of clinical studies or commercialization of competing ophthalmic products either at the time of the Change of Control or thereafter, then Roche may upon written request require Eleven and the Change of Control Group to institute a firewall to limit access of information and reports provided to Eleven by the Roche Group under Article 8 and Article 13 (collectively “Sensitive Information”) to (1) such Eleven and Change of Control Group personnel, attorneys, agents and advisors that reasonably need access to and knowledge of such Sensitive Information to perform Eleven’s obligations and exercise Eleven’s rights under the Agreement and (2) C-level personnel of Eleven or the Change of Control Group, with the objective to prohibit the use of such Sensitive Information by Eleven or the Change of Control Group for competitive reasons that would be detrimental to Roche’s interests under the Agreement or Licensed Compounds or Licensed Products without foreclosing the ability of Eleven or the Change of Control Group to perform Eleven’s obligations and exercise Eleven’s rights under the Agreement. For clarity, (i) information about payments made by Roche under this Agreement shall not be deemed as Sensitive Information that is subject to the firewall of this Section 21.4(c), and (ii) the exceptions under Sections 1.21(i)-(v), 17.3 and 17.4 to Eleven’s obligations to protect Roche’s Confidential Information shall also apply to Sensitive Information.

21.5 Debarment

Eleven represents and warrants that, as of the Signature Date, it has never been debarred under 21 U.S.C. §335a, disqualified under 21 C.F.R. §312.70 or §812.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C. §1320 a-7b(f)), including without limitation the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program. In the event Eleven receives notice of its debarment, suspension, sanction, exclusion, ineligibility or disqualification under the above-referenced statutes, Eleven shall immediately notify Roche in writing and Roche shall have the right, but not the obligation, to terminate this Agreement, effective, at Roche’s option, immediately or at a specified future date.

21.6 Independent Contractor

No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party’s prior written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, each Party’s legal relationship to the other Party under this Agreement shall be that of independent contractor, and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

21.7 Unenforceable Provisions and Severability

If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e., the Parties would presumably have concluded this Agreement without the unenforceable provisions.

21.8 Waiver

The failure by either Party to require strict performance or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition.

21.9 Appendices

All Appendices to this Agreement shall form an integral part to this Agreement.

21.10 Entire Understanding

This Agreement, together with the Exclusivity Agreement, the MTA and the Non-Disclosure Agreement by and between Eleven and Roche US effective June, 2015 (the “NDA”), contains the entire understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and arrangements, whether written or oral. For clarity, after the Effective Date, the treatment of Information related to Technology (as such terms are defined in the NDA) or Eleven’s business or financial information received by Roche or any of its Affiliates from Eleven under the NDA (the “Eleven NDA Information”), and any Confidential Information (as such term is defined in the MTA) of Eleven subject to the MTA (the “Eleven MTA Information”), is superseded by the licenses and treatment of Confidential Information under this Agreement. For clarity, the three-way confidentiality agreements among (i) Eleven, Roche US and Symbiosis, effective January 25, 2016, (ii) Eleven, Roche US and FujiFilm, effective January 25, 2016, and (iii) Eleven, Roche US and BioAgilytix Labs, LLC, effective June 3, 2016, shall remain in effect.

21.11 Amendments

No amendments of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

21.12 Invoices

All invoices that are required or permitted hereunder shall be in writing and sent by Eleven to Roche at the following address or such other US address as Roche may later provide, and referencing the name and date of this Agreement:

Hoffmann-La Roche Inc.

Suite 8

150 Clove Road

Little Falls, NJ 07424

Attn: Roche Partnering Legal Department

With copies to:	vfspecialhandling@gene.com

and to:	F. Hoffmann-La Roche Ltd
Kreditorenbuchhaltung
Grenzacherstrasse 124
4070 Basel
Switzerland
Attn: (name of a Roche contact at time of invoice, e.g. the Alliance Director)

21.13 Notice

All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Eleven, to:	Eleven Biotherapeutics, Inc. 215 First Street, Suite 400 Cambridge, Massachusetts 02142 U.S.A. Attn: Chief Executive Officer Facsimile: +1 617-858-0911

if to Roche, to:	F. Hoffmann-La Roche Ltd Grenzacherstrasse 124 4070 Basel Switzerland Attn: Legal Department Facsimile No.: +41 61 688 13 96

and:	Hoffmann-La Roche Inc. 150 Clove Road Suite 8 Little Falls, New Jersey 07424 U.S.A. Attn. Corporate Secretary Facsimile No.: +1 973 890-8433

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

21.14 Interpretation

a)	Each Party acknowledges that it has been advised by counsel during the course of negotiation of this Agreement, and, therefore, that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted.

b)	The headings, captions and table of contents in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

c)	In construing this Agreement, except where the context acquires otherwise, (i) use of the singular includes the plural and vice versa; (ii) the words “include” “including”, “includes” and “e.g.” means “including without limitation”; (iii) the word “or” is used in the inclusive sense that is typically associated with the phrase “and/or”; (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; (v) the verb “will” shall be construed to have the same meaning and effect as the word “shall”; (vi) use of any gender includes any other gender; (vii) any reference to any law or regulation includes any amendment or modification to such law or regulation and shall be deemed also to refer to all rules and regulations promulgated thereunder; (viii) references to a particular person or entity include such person’s or entity’s successors and assigns to the extent not prohibited by this Agreement; and (ix) a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein shall be interpreted in a correlative manner.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Signature Date.

Eleven Biotherapeutics, Inc.

/s/ Abbie Celniker
Name:	Abbie Celniker
Title:	Chief Executive Officer

F. Hoffmann-La Roche Ltd

/s/ Stefan Arnold		/s/ Vikas Kabra
Name:	Stefan Arnold	Name:	Vikas Kabra
Title:	Head of Legal Pharma	Title:	Head of Transaction Excellence

Hoffmann-La Roche Inc.

/s/ John F. Parise
Name:	John F. Parise
Title:	Authorized Signatory

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION

SPECIAL MEETING OF ELEVEN BIOTHERAPEUTICS, INC.

Date:	[ ], 2016
Time:	[ ] A.M. (Eastern Time)
Place:	WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposal 1 and FOR proposal 2.

		For	Against	Abstain
1:

To consider and vote on a proposal (the “License Transaction Proposal”) to authorize the transactions contemplated by the License Agreement, dated as of June 10, 2016 (the “License Agreement”), by and between Eleven Biotherapeutics, Inc., F. Hoffman-La Roche Ltd and Hoffman-La Roche Inc. (the “License Transaction”), including the grant of the exclusive licenses thereunder.

		☐	☐	☐
		For	Against	Abstain
2:	To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the License Transaction Proposal.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION

Special Meeting of Eleven Biotherapeutics, Inc.

to be held on [                            ], 2016

for Holders as of June 27, 2016

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
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	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Abbie C. Celniker and John J. McCabe, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Eleven Biotherapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSAL IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

All votes must be received by 11:59 P.M., Eastern Time, [                ], 2016.

PROXY TABULATOR FOR ELEVEN BIOTHERAPEUTICS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

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